As filed with the Securities and Exchange Commission on September 27, 1999

                                               Registration No. 333-79189-02
                                               Registration No. 333-79189-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                              Amendment No. 7
                                       TO
                                    Form S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
 AirGate PCS, Inc.        Delaware              4812            58-2422929
AG Leasing Company, Inc.W Delaware              4812            58-2441171
   (Exact name of     (State or other                        (I.R.S. Employer
   registrants as       jurisdiction (Primary Standard Industry
 specified in their                        Classification     Identification
     charters)      of incorporation or     Code Number)           No.)
                       organization)
                                ---------------
           Harris Tower                          Thomas M. Dougherty
            Suite 1700                            AirGate PCS, Inc.
    233 Peachtree Street, N.E.                       Harris Tower
      Atlanta, Georgia 30303                          Suite 1700
          (404) 525-7272                      233 Peachtree Street, N.E.
 (Address, including zip code, and              Atlanta, Georgia 30303
 telephone number, including area                   (404) 525-7272
  code, of registrants' principal      (Name, address, including zip code, and
        executive offices)              telephone number, including area code,
                                                of agent for service)
                                ---------------
                                   Copies to:
      Mary M. Sjoquist, Esq.                     Gary P. Cullen, Esq.
   Joseph G. Passaic, Jr., Esq.          Skadden, Arps, Slate, Meagher & Flom
         Patton Boggs LLP                             (Illinois)
         2550 M Street, NW                      333 West Wacker Drive
       Washington, DC 20037                    Chicago, Illinois 60606
          (202) 457-6000        ---------------     (312) 407-0700

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                ---------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

  This registration statement contains two forms of prospectus. The common stock prospectus will be used in connection with an offering of common stock of AirGate PCS, Inc. The units prospectus will be used in a concurrent units offering, which includes senior subordinated discount notes and warrants, by AirGate PCS, Inc. The common stock prospectus and units prospectus will be substantially identical, except for the front cover page, table of contents, summary of the offering, risk factors relating to the particular offering, description of securities, underwriting section, United States federal income tax consequences section and back cover page, and except that the dilution section contained in the common stock prospectus will not appear in the units prospectus. The differing pages for the units prospectus included herein are each labeled "Alternate Unit Offering Pages." The form of common stock prospectus is included in this registration statement, and the form of the Alternate Unit Offering Pages of the units prospectus follows the common stock prospectus.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+We will amend and complete the information in this prospectus. Although we + +are permitted by U.S. federal securities laws to offer these securities using + +this prospectus, we may not sell them or accept your offer to buy them until + +the documentation filed with the Securities and Exchange Commission relating + +to these securities has been declared effective by the SEC. This prospectus + +is not an offer to sell these securities or our solicitation of your offer to + +buy these securities in any state or other jurisdiction where that would not +
+be permitted or legal.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION -- September 27, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Prospectus
    , 1999

                      [Logo of AirGate PCS appears here]

                        6,333,333 Shares of Common Stock


--------------------------------------------------------------------------------

The Offering:

 . We are offering 6,333,333 shares of our common stock.

 . We have granted the underwriters an option to purchase a maximum of 949,999 additional shares of common stock to cover over-allotments.

 . This is our initial public offering. We anticipate the initial public offering price will be between $14.00 and $16.00 per share.

Proposed Symbol & Market:

 . PCSA/Nasdaq National Market

 ---------------------------------------------------------

                             Per Share  Total
 --------------------------------------------
     Public offering price:      $     $
     Underwriting fees:
     Proceeds to AirGate:

 ---------------------------------------------------------

  This investment involves risk. See "Risk Factors" beginning on page 7.

--------------------------------------------------------------------------------
Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

Donaldson, Lufkin & Jenrette
                          Credit Suisse First Boston
                                                   The Robinson-Humphrey Company

[One page of four photographs depicting customers using wireless telephones]

[Graphic displaying a map of the United States highlighting Sprint PCS' licensed areas with blow-up picture of AirGate PCS' territory]


[Series of pictures of a wireless telephone, Sprint PCS network operations center, Sprint PCS store and a national retail store which has an agreement with Sprint and Sprint PCS to sell their products and services]

                               TABLE OF CONTENTS

                                        Page
Prospectus Summary....................    1
Risk Factors..........................    7
Forward-Looking Statements............   16
Use of Proceeds.......................   17
Dividend Policy.......................   17
Capitalization........................   18
Dilution..............................   19
Selected Financial Data...............   20
Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations...........................   22
Industry Background...................   29
Business.......................          31
The Sprint PCS Agreements......          46
Description of Certain
 Indebtedness..................          60
Management.....................          64

                                                                       Page
Principal Stockholders................................................  71
Certain Transactions..................................................  73
Regulation of the Wireless Telecommunications Industry................  74
Description of Capital Stock..........................................  78
Description of Units..................................................  81
Shares Eligible for Future Sale.......................................  85
U.S. Federal Tax Consequences of
 Our Common Stock to Non-U.S. Holders.................................  87
Underwriting..........................................................  90
Legal Matters.........................................................  93
Experts...............................................................  93
Available Information.................................................  93
Index to Consolidated Financial Statements............................ F-1

                               ----------------

This prospectus includes product names, trade names and trademarks of other companies.

                               PROSPECTUS SUMMARY

  Statements in this prospectus regarding Sprint or Sprint PCS are derived from information contained in our agreements with Sprint PCS, periodic reports and other documents filed with the Securities and Exchange Commission, or press releases issued by Sprint Corporation and Sprint PCS. References to AirGate as a provider of wireless personal communication services or similar phrases generally refer to our designing, constructing and managing a personal communication services network in our territory under our long-term agreements with Sprint and Sprint PCS.

                                  The Company

  We have entered into a management agreement with Sprint PCS whereby we have the exclusive right to provide 100% digital, 100% PCS products and services under the Sprint and Sprint PCS brand names in our territory in the southeastern United States. Based on the population of our territory, we are the second largest Sprint PCS affiliate in the United States. Under our long-term agreements with Sprint PCS, we will exclusively market personal communications services, generally known as PCS, under the Sprint and Sprint PCS brand names. As a Sprint PCS affiliate, we will offer the same products and services that have made Sprint PCS the fastest growing wireless company in the United States based on total new subscribers in 1998. We have completed our radio frequency design, network design and substantial site acquisition and cell site engineering, and commenced construction of our personal communications services network in November 1998. Our network will be built to meet or exceed the high standards for technical and service quality established by Sprint PCS. We will use Sprint PCS' established back office services to handle customer activation, billing and customer care. The customer, who effectively will see our products and services as those of Sprint PCS, will be able to make and receive calls, on handsets with both digital and analog capability, over Sprint PCS' network and other wireless networks with which Sprint PCS has roaming agreements.

  As of June 30, 1999, Sprint PCS, together with its affiliates, operated PCS systems in 286 metropolitan markets within the United States, including all of the 50 largest metropolitan areas. Today, Sprint PCS is still constructing its nationwide network and does not offer PCS services, either on its own network or through its roaming agreements, in every city in the United States.

  We will benefit from Sprint PCS' national advertising campaigns and will have access to major national retailers for distribution under existing Sprint PCS contracts. We plan to launch commercial PCS service in the first quarter of 2000 with initial coverage to over 1.5 million residents and expect to offer service to more than 5.0 million residents, or 74% of the population in our territory, by the end of the fourth quarter of 2000. Today, we are a development stage company and have not generated any revenues.

  Our territory has a resident population of more than 6.8 million and covers 21 contiguous markets in one of the fastest growing regions in the United States. The territory covers almost the entire state of South Carolina, including Charleston, Columbia and Greenville-Spartanburg, parts of North Carolina, including Asheville, Wilmington and Hickory, and the eastern Georgia cities of Augusta and Savannah. Our territory is contiguous to important Sprint PCS markets which are already operational, including Atlanta, Georgia; Charlotte and Raleigh, North Carolina; Norfolk, Virginia; and Knoxville, Tennessee. In addition to serving the resident populations of these markets, our territory welcomes over 27 million visitors each year to popular vacation and tourist destinations, which include Myrtle Beach, Charleston and Hilton Head Island, South Carolina; the Outer Banks of North Carolina; and Savannah, Georgia. As a result, we will generate roaming revenue from visitors to our territory who will use our PCS network for seamless national Sprint PCS services.

  Under existing Sprint PCS agreements with national third-party retailers, including distribution agreements with Circuit City, Office Depot and Best Buy and an exclusive PCS distribution agreement with RadioShack, we will have access to more than 250 retail outlets to sell and distribute Sprint PCS products and services throughout our territory. We also intend to offer Sprint PCS products and services through 12 of our own Sprint PCS stores and through local retailers with strong community connections. We will combine the strength of these retail outlets with Sprint PCS' national sales force, which focuses on Fortune 500 companies, national inbound telemarketing sales force and electronic commerce sales platforms. In addition, we expect that approximately 30% of the population in our territory will receive their local telephone service from Sprint by the end of 2000. This provides us with an additional established distribution channel for selling Sprint PCS products and services. We believe this combination of major national and local distribution channels provides us with a competitive advantage over other wireless providers in our territory.

  Sprint PCS has invested $44.6 million to purchase the PCS licenses in our territory and incurred additional expenses to remove microwave signals from the licensed spectrum, a process generally referred to as microwave clearing. Under our long term agreements with Sprint PCS, we will manage the network on Sprint PCS' licensed spectrum as well as use the Sprint and Sprint PCS brands royalty-free during our affiliation with Sprint PCS. We also have access to Sprint PCS' national marketing support and distribution programs and are entitled to buy network and subscriber equipment and handsets at the same discounted rates offered by vendors to Sprint PCS based on its large volume purchases. In exchange for these benefits, Sprint PCS will retain 8% of collected service revenues and we are entitled to receive 92%. Collected service revenues do not include revenues from roaming and subscriber equipment sales of which we are entitled to 100%. Under the agreements with Sprint PCS, we also have the option to purchase back office services from Sprint PCS at rates reflecting Sprint PCS' economies of scale.

  We have an experienced senior management team, including a former regional president of Sprint PCS. These executives have an average of more than 15 years of experience in building wireless telecommunications systems in the Southeast.

                                  The Offering

Common Stock Offered........  6,333,333 shares

Common Stock to be
Outstanding  After the        10,825,591 shares
Offering....................

Proposed Nasdaq National
Market  Symbol..............
                              "PCSA"

Risk Factors................
                              See "Risk Factors" beginning on page 7 for a discussion of the material factors that you should consider before purchasing shares of common stock.

  This summary of the offering includes 985,641 shares of common stock issuable upon the consummation of this offering due to the conversion of outstanding promissory notes and related accrued interest. See "Certain Transactions."

  Unless otherwise indicated, the share information in this prospectus excludes:

  . up to 949,999 shares that may be issued to the underwriters to cover over-allotments. See "Underwriting."

  . 2,000,000 shares of common stock reserved for issuance under our 1999 Stock Option Plan including employee grants of 1,075,000 shares effected on July 28, 1999. See "Management--1999 Stock Option Plan."

  . 243,001 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of 75% of the initial offering price of our common stock. See "Certain Transactions."

  . 125,189 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of 120% of the initial offering price of our common stock. See "Description of Capital Stock--Warrants."

  . 375,575 shares of common stock issuable upon the exercise of warrants to be issued in the concurrent units offering. In the event the number of shares underlying the warrants varies based on the closing of the concurrent units offering, the additional dilution, if any, will be borne solely by the existing stockholders. See "Description of Units."

  All references to shares of common stock in this prospectus reflect a 39,134-for-1 split of our common stock which was effective as of July 9, 1999 and subsequent reverse stock splits of 0.996-for-1 of our common stock which was effective July 28, 1999 and 0.900-for-1 of our common stock which was effective September 15, 1999.

  The closing of our offering of common stock and our completion of a concurrent offering of units under the separate units prospectus, are conditioned on each other.

                         The Concurrent Units Offering

                                   The Units

Issuer......................
                              AirGate PCS, Inc.

Securities Offered..........           units, each consisting of $1,000
                              principal amount at maturity of     % senior
                              subordinated discount notes due 2009 and one warrant to purchase shares of our common stock representing in the aggregate approximately 3% of the issued and outstanding shares of common stock on a fully diluted basis on the date hereof assuming exercise of all of the outstanding warrants. The senior subordinated discount notes and the warrants will not be separately transferable until the separation date, which shall be the earliest to occur of:

                               . 180 days after the closing of the units
                                 offering;
                               . the occurrence of a change of control or an
                                 event of default on the senior subordinated discount notes; and
                               . such date as Donaldson, Lufkin & Jenrette
                                 Securities Corporation in its sole discretion shall determine.

Issue Price.................
                              $       per unit.

                     The Senior Subordinated Discount Notes

Senior Subordinated
Discount Notes..............

                              $     million aggregate principal amount at
                              maturity of % senior subordinated discount notes due 2009. We will issue the senior subordinated discount notes at a price to investors that, together with the warrants to be issued, will yield gross proceeds to us at issuance of $150.0 million.

Maturity Date...............
                                  , 2009.

Change of Control...........  If we experience a change of control, holders of our senior subordinated discount notes will have the right to require us to repurchase our senior subordinated discount notes at a price equal to 101% of their accreted value or the principal amount, as applicable, together with accrued and unpaid interest, if any, to the date of repurchase.

Restrictive Covenants.......  The indenture governing the senior subordinated discount notes will contain covenants that, among other things, will limit our ability and the ability of our subsidiary and our future subsidiaries to:

                               .incur additional indebtedness or issue
                               preferred stock;

                               . pay dividends, redeem capital stock or make
                                 other restricted payments or investments;

                               .create liens on assets;

                               .merge, consolidate or dispose of assets;

                               .enter into certain transactions with
                               affiliates; and

                               .enter into sale and leaseback transactions.

                                  The Warrants

Number of Warrants                     warrants which will entitle the holders
Offered.....................  of the warrants to purchase an aggregate of
                              375,575 shares of our common stock representing approximately 3% of the issued and outstanding shares of common stock on a fully diluted basis, assuming exercise of all outstanding warrants.

Exercise....................
                              Each warrant will entitle the holder to purchase on or after the separation date, but prior to the expiration date, shares of our common stock at an exercise price of $.01 per share, subject to adjustment from time to time upon the occurrence of some changes with respect to us, including:

                               .  some distributions of our shares;

                               .  issuances of options or convertible
                               securities by us;

                               .  dividends and distributions by us; and

                               .   changes in the terms of our options and
                                   convertible securities.

                              A warrant does not entitle its holder to receive any dividends paid on our shares of common stock.

Expiration..................  September    , 2009.


Transfer Restrictions.......  Until such time, if any, as a registration statement with respect to resale of the warrant shares is declared effective, the warrant shares will be subject to some restrictions on transfer. We do not intend to list the warrants on any exchange.

Registration of Warrant       We are required, pursuant to the terms of a
Shares......................  warrant agreement, to (1) file a shelf registration statement with the Securities and Exchange Commission within 60 days of the date of this prospectus to register the common stock underlying the warrants, (2) use our reasonable best efforts to have the shelf registration statement declared effective by the Securities and Exchange Commission within 120 days of the date of this prospectus and (3) keep the shelf registration statement continuously effective until the later of the date on which (a) all of the warrants have been exercised or (b) the warrants expire.

                                  RISK FACTORS

  You should carefully consider the following risk factors in addition to the other information contained in this prospectus before purchasing the common stock we are offering.

Risks Particular to AirGate

 The termination of our affiliation with Sprint PCS or Sprint PCS' failure to perform its obligations under our agreements would severely restrict our ability to conduct our business

  Our ability to offer Sprint PCS products and services and our PCS network's operation are dependent on our agreements with Sprint PCS being renewed and not terminated. Each of these agreements can be terminated for breach of any material terms. We are dependent on Sprint PCS' ability to perform its obligations under the Sprint PCS agreements. The non-renewal or termination of any Sprint PCS agreement or the failure of Sprint PCS to perform its obligations under the Sprint PCS agreements would severely restrict our ability to conduct our business.

 If Sprint PCS does not complete the construction of its nationwide PCS network, we may not be able to attract and retain customers

  Sprint PCS' network may not provide nationwide coverage to the same extent as its competitors which could adversely affect our ability to attract and retain customers. Sprint PCS is creating a nationwide PCS network through its own construction efforts and those of its affiliates. Today, Sprint PCS is still constructing its nationwide network and does not offer PCS services, either on its own network or through its roaming agreements, in every city in the United States. Sprint PCS has entered into, and anticipates entering into, affiliation agreements similar to ours with companies in other territories pursuant to its nationwide PCS build-out strategy. Our results of operations are dependent on Sprint PCS' national network and, to a lesser extent, on the networks of its other affiliates. Sprint PCS and its affiliate program are subject, to varying degrees, to the economic, administrative, logistical, regulatory and other risks described in this prospectus. Sprint PCS' and its other affiliates' PCS operations may not be successful.

 We do not have an operating history and if we do not successfully manage our anticipated rapid growth, we may not be able to complete our PCS network by our target date, if at all

  Our performance as a PCS provider will depend on our ability to manage successfully the network build-out process, implement operational and administrative systems, expand our base of 12 employees as of June 30, 1999 and train and manage our employees, including engineering, marketing and sales personnel. We have completed our radio frequency design, network design and substantial site acquisition and cell site engineering, and commenced construction of our PCS network in November 1998. Based on our build-out plan, we do not expect to launch commercial PCS operations until the first quarter of 2000. We will require expenditures of significant funds for the development, construction, testing and deployment of our PCS network before commencement of commercial PCS operations. These activities are expected to place significant demands on our managerial, operational and financial resources.

 The inability to use Sprint PCS' back office services and third party vendors' back office systems could disrupt our business

  Our operations could be disrupted if Sprint PCS is unable to maintain and expand its back office services such as customer activation, billing and customer care, or to efficiently outsource those services and systems through third party vendors. The rapid expansion of Sprint PCS' business is expected to continue to pose a significant challenge to its internal support systems. Additionally,

Sprint PCS has relied on third-party vendors for a significant number of important functions and components of its internal support systems and may continue to rely on these vendors in the future. We depend on Sprint PCS' willingness to continue to offer such services to us and to provide these services at competitive costs. Our services agreement with Sprint PCS provides that, upon nine months' prior written notice, Sprint PCS may elect to terminate any such service beginning January 1, 2002. If Sprint PCS terminates a service for which we have not developed a cost-effective alternative, our operating costs may increase beyond our expectations and restrict our ability to operate successfully.

 If we fail to complete the build-out of our PCS network, Sprint PCS may terminate our management agreement, and we would no longer be able to offer Sprint PCS services

  A failure to meet our build-out requirements for any one of the individual markets in our territory, or to meet Sprint PCS' technical requirements, would constitute a breach of our management agreement with Sprint PCS that could lead to its termination. If the management agreement is terminated, we will no longer be able to offer Sprint PCS products and services. Our agreements with Sprint PCS require us to build our PCS network in accordance with Sprint PCS' technical and coverage requirements. These agreements also require that we provide network coverage to a specified percentage, ranging from 39% to 86%, of the population within each of the 21 markets which make up our territory by specified dates.

 We have substantial debt which we may not be able to service and which may result in our lenders controlling our assets in an event of default

  Our substantial debt will have a number of important consequences for our operations and our investors, including the following:

  . we will have to dedicate a substantial portion of any cash flow from operations to the payment of interest on, and principal of, our debt, which will reduce funds available for other purposes;

  . we may not have sufficient funds to pay interest on, and principal of, our debt;

  . we may not be able to obtain additional financing for currently unanticipated capital requirements, capital expenditures, working capital requirements and other corporate purposes;

  . some of our debt, including borrowings under our financing from Lucent, will be at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates; and

  . due to the liens on substantially all of our assets and the pledges of stock of our subsidiary and future subsidiaries that secure our senior debt and our senior subordinated discount notes, lenders or holders of our senior subordinated discount notes may control our assets or our subsidiaries' assets upon a default.

  As of June 30, 1999, after giving effect to the common stock offering, the units offering, consisting of senior subordinated discount notes and warrants, and the conversion of $7.6 million of convertible notes plus accrued interest of $127,000, our outstanding long-term debt would have totaled $153.8 million. In addition, on August 20, 1999 we borrowed an additional $3.5 million from Lucent. Under our current business plan, we expect to incur substantial additional debt before achieving break-even operating cash flow, including $140.0 million of additional borrowings under our financing from Lucent.

 If we do not meet all of the conditions required under our Lucent financing documents, we may not be able to draw down all of the funds we anticipate receiving from Lucent and may not be able to complete the build-out of our network

  We have received $13.5 million to date from Lucent. The remaining $140.0 million which we expect to receive in the future is subject to our meeting all of the conditions specified in the financing documents and, in addition, is subject at each funding date to the following conditions:

  . that the representations and warranties in the loan documents are true and correct; and

  . the absence of a default under our loan documents.

If we do not meet these conditions at each funding date, the lenders may not lend any or all of the remaining amounts, and if other sources of funds are not available, we may not be in a position to complete the build-out of our PCS network. If we do not have sufficient funds to complete our network build-out, we may be in breach of our management agreement with Sprint PCS and in default under our financing from Lucent and under the senior subordinated discount notes.

 If we lose the right to install our equipment on wireless towers owned by other carriers or fail to obtain zoning approval for our cell sites, we may have to rebuild our network

  We expect more than 85% of our cell sites to be collocated on facilities shared with one or more wireless providers. We will collocate over 150 of these sites on facilities owned by one wireless carrier. If our master collocation agreement with that carrier were to terminate, we would have to find new sites, and if the equipment had already been installed we might have to rebuild that portion of our network. Some of the cell sites are likely to require us to obtain zoning variances or other local governmental or third party approvals or permits. We may also have to make changes to our radio frequency design as a result of difficulties in the site acquisition process.

 We may have difficulty in obtaining infrastructure equipment required in order to meet our network construction deadlines required under our management agreement

  If we are not able to acquire the equipment required to build our PCS network in a timely manner, we may be unable to provide wireless communications services comparable to those of our competitors or to meet the requirements of our agreements with Sprint PCS. The demand for the equipment that we require to construct our PCS network is considerable, and manufacturers of this equipment could have substantial order backlogs. Accordingly, the lead time for the delivery of this equipment may be long. Some of our competitors purchase large quantities of communications equipment and may have established relationships with the manufacturers of this equipment. Consequently, they may receive priority in the delivery of this equipment.

 Sprint PCS' vendor discounts may be discontinued, which could increase our equipment costs

  We intend to purchase our infrastructure equipment under Sprint PCS' vendor agreements that include volume discounts. If Sprint PCS were unable to continue to obtain vendor discounts for its affiliates, the loss of vendor discounts could increase our equipment costs.

 The failure of our consultants and contractors to perform their obligations may delay construction of our network which may lead to a breach of our management agreement

  The failure by any of our vendors, consultants or contractors to fulfill their contractual obligations to us could materially delay construction of our PCS network. We have retained Lucent and other consultants and contractors to assist in the design and engineering of our systems, construct cell sites, switch facilities and towers, lease cell sites and deploy our PCS network systems and we will be significantly dependent upon them in order to fulfill our build-out obligations.

 Conflicts with Sprint PCS may not be resolved in our favor which could restrict our ability to manage our business and provide Sprint PCS products and services

  Conflicts between us and Sprint PCS may arise and as Sprint PCS owes us no duties except as set forth in the management agreement, these conflicts may not be resolved in our favor. The conflicts and their resolution may harm our business. For example, Sprint PCS prices its national plans based on its own objectives and could set price levels that may not be economically sufficient for our business. In addition, upon expiration, Sprint PCS could decide to not renew the management agreement which would not be in our best interest or the interest of our stockholders. There may be other conflicts such as the setting of the price we pay for back office services and the focus of Sprint PCS' management and resources.

 If we fail to pay our debt, our lenders may sell our loans to Sprint PCS giving Sprint PCS certain rights of a creditor to foreclose on our assets

   Sprint PCS has contractual rights, triggered by an acceleration of the maturity of our financing by our lender, pursuant to which Sprint PCS may purchase our obligations under the Lucent financing and obtain the rights of a senior lender. To the extent Sprint PCS purchases these obligations, Sprint PCS' interests as a creditor could conflict with ours. Sprint PCS' rights as a senior lender would enable it to exercise rights with respect to our assets and continuing relationship with Sprint PCS in a manner not otherwise permitted under our agreements with Sprint PCS.

 Certain provisions of our agreements with Sprint PCS may diminish the valuation of our company

   Provisions of our agreements with Sprint PCS could effect the valuation of our company, thereby, among other things reducing the market prices of our securities and decreasing our ability to raise additional capital necessary to complete our network build-out. Under our agreements with Sprint PCS, subject to the requirements of applicable law, there are circumstances under which Sprint PCS may purchase our operating assets or capital stock for 72% or 80% of the "entire business value" of our company, as defined in our management agreement with Sprint PCS. In addition, Sprint PCS must approve any change of control of our ownership and consent to any assignment of our agreements with Sprint PCS. Sprint PCS also has been granted a right of first refusal if we decide to sell our operating assets. We are also subject to a number of restrictions on the transfer of our business including the prohibition on selling our company or our operating assets to a number of identified and as yet to be identified competitors of Sprint PCS or Sprint. These and other restrictions in our agreements with Sprint PCS may limit the saleability and/or reduce the value a buyer may be willing to pay for our business and may operate to reduce the "entire business value" of our company.

 We may not be able to compete with larger, more established businesses offering similar products and services

  Our ability to compete will depend, in part, on our ability to anticipate and respond to various competitive factors affecting the telecommunications industry, including new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions and discount pricing strategies by competitors. We will compete in our territory with two cellular providers, both of which have an infrastructure in place and have been operational for a number of years. They have significantly greater financial and technical resources than we do, could offer attractive pricing options and may have a wider variety of handset options. We expect that existing cellular providers will upgrade their systems and provide expanded, digital services to compete with the Sprint PCS products and services that we intend to offer. These wireless providers require their customers to enter into long-term contracts, which may make it more difficult for us to attract customers away from them. Sprint PCS generally does not require its customers to enter into long-term contracts, which may make it easier for other wireless providers to attract Sprint PCS customers away from Sprint PCS. We will also compete with several PCS providers and other existing communications companies in our territory. A number of our cellular and PCS competitors will have access to more licensed spectrum than the 10 MHz licensed to Sprint PCS in our territory. In addition, any competitive difficulties that Sprint PCS may experience could also harm our competitive position and success.

 Our services may not be broadly used and accepted by consumers

  PCS systems have a limited operating history in the United States. The extent of potential demand for PCS in our markets cannot be estimated with any degree of certainty. If we are unable to establish and successfully market PCS services we may not be able to attract customers in sufficient numbers to operate our business successfully.

 The technology we use has limitations and could become obsolete

  We intend to employ digital wireless communications technology selected by Sprint PCS for its network. Code division multiple access, known as CDMA, technology is a relatively new technology. CDMA may not provide the advantages expected by Sprint PCS. If another technology becomes the preferred industry standard, we may be at a competitive disadvantage and competitive pressures may require Sprint PCS to change its digital technology which, in turn, may require us to make changes at substantially increased costs. We may not be able to respond to such pressures and implement new technology on a timely basis, or at an acceptable cost.

 If Sprint PCS customers are not able to roam instantaneously or efficiently onto other wireless networks, prospective customers could be deterred from subscribing for our Sprint PCS services

  The Sprint PCS network operates at a different frequency and uses or may use a different technology than many analog cellular and other digital systems. To access another provider's analog cellular or digital system outside of the Sprint PCS network, a Sprint PCS customer is required to utilize a dual-band/dual-mode handset compatible with that provider's system. Generally, because dual-band/dual-mode handsets incorporate two radios rather than one, they are more expensive and are larger and heavier than single-band/single-mode handsets. The Sprint PCS network does not allow for call hand-off between the Sprint PCS network and another wireless network, thus requiring a customer to end a call in progress and initiate a new call when leaving the Sprint PCS network and entering another wireless network. In addition, the quality of the service provided by a network provider during a roaming call may not approximate the quality of the service provided by Sprint PCS. The price of a roaming call may not be competitive with prices of other wireless companies for roaming calls, and Sprint PCS customers may not be able to use Sprint PCS advanced features, such as voicemail notification, while roaming.

 Non-renewal or revocation by the Federal Communications Commission of the Sprint PCS licenses would significantly harm our business

  PCS licenses are subject to renewal and revocation. Sprint PCS' licenses in our territory will expire in 2007 but may be renewed for additional ten year terms. There may be opposition to renewal of Sprint PCS' licenses upon their expiration and the Sprint PCS licenses may not be renewed. The Federal Communications Commission, generally referred to as the FCC, has adopted specific standards to apply to PCS license renewals. Failure by Sprint PCS to comply with these standards in our territory could cause revocation or forfeiture of the Sprint PCS licenses for our territory or the imposition of fines on Sprint PCS by the FCC.

 The loss of our officers and skilled employees that we depend upon to operate our business could reduce our ability to offer Sprint PCS products and services

  The loss of one or more key officers could impair our ability to offer Sprint PCS products and services. Our business is managed by a small number of executive officers. We believe that our future success will also depend in large part on our continued ability to attract and retain highly qualified technical and management personnel. We believe that there is and will continue to be intense competition for qualified personnel in the PCS equipment and services industry as the PCS market continues to develop. We may not be successful in retaining our key personnel or in attracting and retaining other highly qualified technical and management personnel. We intend to, but do not currently, maintain "key man" life insurance for some of our executive officers or other employees.

 We may not achieve or sustain operating profitability or positive cash flow from operating activities

  We expect to incur significant operating losses and to generate significant negative cash flow from operating activities until 2002 while we develop and construct our PCS network and build our customer base. If and when we start to provide services to customers, our operating profitability will depend upon many factors, including, among others, our ability to market our services, achieve our projected market penetration and manage customer turnover rates. If we do not achieve and maintain operating profitability and positive cash flow from operating activities on a timely basis, we may not be able to meet our debt service requirements.

 We may need more capital than we currently project to build out our PCS network

  The build-out of our PCS network will require substantial capital. Additional funds would be required in the event of significant departures from the current business plan, unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes and other technological risks. Due to our highly leveraged capital structure, additional financing may not be available or, if available, may not be obtained on a timely basis and on terms acceptable to us or within limitations permitted under our existing debt covenants. Failure to obtain additional financing, should the need for it develop, could result in the delay or abandonment of our development and expansion plans.

 Unauthorized use of our PCS network could disrupt our business

  We will likely incur costs associated with the unauthorized use of our PCS network, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud impacts interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for unbillable fraudulent roaming.

 Our agreements with Sprint PCS, our certificate of incorporation and our bylaws include provisions that may discourage, delay and/or restrict any sale of our operating assets or common stock to the possible detriment of our stockholders

  Our agreements with Sprint PCS restrict our ability to sell our operating assets and common stock. Generally, Sprint PCS must approve a change of control of our ownership and consent to any assignment of our agreements with Sprint PCS. The agreements also give Sprint PCS a right of first refusal if we decide to sell our operating assets to a third party. These restrictions, among other things, could discourage, delay or make more difficult any sale of our operating assets or common stock. This could have a material adverse effect on the value of the senior subordinated discount notes or our common stock and could reduce the price of our company in the event of a sale. Provisions of our certificate of incorporation and bylaws could also operate to discourage, delay or make more difficult a change in control of our company. Our certificate of incorporation, which contains a provision acknowledging the terms under the management agreement and a consent and agreement pursuant to which Sprint PCS may buy our operating assets, has been duly authorized and approved by our board of directors and our stockholder. This provision is intended to permit the sale of our operating assets pursuant to the terms of the management agreement or a consent and agreement with our lenders without further stockholder approval. See "Description of Capital Stock."

 We face risks relating to the year 2000 issue

  If our systems, the systems of our vendors, consultants and contractors, or the systems of Sprint and Sprint PCS and their vendors, consultants and contractors, are not year 2000 compliant or are unable to recover from system interruptions which may result from the year 2000 date change, our business could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Impact of Year 2000 Issue on the Operations and Financial Condition of AirGate."

Industry Risks

 We may experience a high rate of customer turnover which would increase our costs of operations and reduce our revenue

  Our strategy to reduce customer turnover may not be successful. The PCS industry has experienced a higher rate of customer turnover as compared to cellular industry averages. The rate of customer turnover may be the result of several factors, including network coverage; reliability issues such as blocked calls, dropped calls and handset problems; non-use of phones; change of employment; non-use of customer contracts, affordability; customer care concerns and other competitive factors. Price competition and other competitive factors could also cause increased customer turnover.

 Wireless providers offering services based on alternative technologies may reduce demand for PCS

  The wireless telecommunications industry is experiencing significant technological change, as evidenced by the increasing pace of digital upgrades in existing analog wireless systems, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. There is also uncertainty as to the extent of customer demand as well as the extent to which airtime and monthly recurring charges may continue to decline. As a result, our future prospects and those of the industry, and the success of PCS and other competitive services, remain uncertain.

 Regulation by government agencies may increase our costs of providing service or require us to change our services

  The licensing, construction, use, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated to varying degrees by the FCC, the Federal Aviation

Administration, generally referred to as the FAA, and, depending on the jurisdiction, state and local regulatory agencies and legislative bodies. Adverse decisions regarding these regulatory requirements could negatively impact Sprint PCS' operations and our cost of doing business. The Sprint PCS agreements reflect an affiliation that the parties believe meets the FCC requirements for licensee control of licensed spectrum. If the FCC were to determine that our agreements with Sprint PCS need to be modified to increase the level of licensee control, we have agreed with Sprint PCS to use our best efforts to modify the agreements as necessary to cause the agreements to comply with applicable law and to preserve to the extent possible the economic arrangements set forth in the agreements. If the agreements cannot be modified, the agreements may be terminated pursuant to their terms.

 Use of hand-held phones may pose health risks

  Media reports have suggested that certain radio frequency emissions from wireless handsets may be linked to various health problems, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radio frequency emissions may discourage use of wireless handsets or expose us to potential litigation.

Risks Relating to the Offering

 Our current management and directors may be able to control the outcome of significant matters presented to stockholders as a result of their ownership position following the completion of this offering

  Upon completion of this offering, our current management and directors will beneficially own approximately 41% of our outstanding common stock on a diluted basis, or approximately 38% if the underwriters' over-allotment option is exercised in full. These percentages may decrease depending on the number of shares of common stock underlying the warrants issued in the units offering upon the exercise of those warrants. Consequently, such persons, as a group, may be able to control the outcome of matters submitted for stockholder action including the election of members to our board of directors and the approval of significant change in control transactions. This may have the effect of delaying or preventing a change in control. See "Management" and "Principal Stockholders."

 An active market for the common stock may not develop which may inhibit the ability of our stockholders to sell common stock following this offering

  An active or liquid trading market in our common stock may not develop upon completion of this offering, or if it does develop, it may not continue. The initial public offering price of our common stock will be determined through our negotiations with the underwriters and may be higher than the market price of common stock after this offering. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

 The price of our common stock may be volatile

  The market price of our common stock could be subject to significant fluctuations in response to variations in quarterly operating results, announcements of technological innovations or new products and services by us or our competitors, our failure to achieve operating results consistent with securities analysts' projections, the operating and stock price performance of other companies that investors may deem comparable to us and other events or factors. Factors such as announcements of the introduction of new or enhanced services or related products by us or our competition, announcements of joint development efforts or corporate partnerships in the wireless telecommunications market, market conditions in the technology, telecommunications and other emerging growth sectors, and rumors relating to us or our competitors may also have a significant impact on the market price of our common stock.

  The stock market has experienced extreme price volatility. Under these market conditions, stock prices of many emerging growth and development stage companies have often fluctuated in a manner unrelated or disproportionate to the operating performance of such companies. Since we are a development stage company, our common stock may be subject to greater price volatility than the stock market as a whole.

 Purchasers in this offering will experience dilution

  The initial public offering price is substantially higher than the net tangible book value per share of the outstanding common stock will be immediately after the offering. Any common stock you purchase in the offering will have a post-offering net tangible book value per share of $6.34 less than the price you paid for the share, assuming an initial public offering price of $15.00 per share, the midpoint of the range set forth on the cover page of this prospectus. See "Dilution."

 Possible future sales of our common stock by management and other affiliates and exercise of the warrants could cause the market price of our common stock to decrease

  A substantial number of shares of our common stock could be sold into the public market after this offering. The occurrence of such sales, or the perception that such sales could occur, could materially and adversely affect our stock price and could impair our ability to obtain capital through an offering of equity securities. The shares of common stock being sold in this offering will be freely transferable under the securities laws immediately after issuance, except for any shares sold to our "affiliates." All of our stockholders, Lucent, members of our senior management and our directors have either entered into or have agreed to enter into written "lock-up" agreements that, for a period of 180 days from the date of this prospectus, they will not, among other things, sell their shares without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Upon the expiration of the 180 day lock-up period, an additional 2,339,718 shares of our common stock will be eligible for sale in the public market subject, in most cases, to volume and other restrictions under federal securities laws. Upon completion of our common stock offering, Weiss Peck & Greer and Lucent will hold warrants exercisable for an aggregate of 368,190 shares of our common stock. We have agreed to enter into registration rights agreements under which, subject to the applicable lock-up agreements, Weiss Peck & Greer and Lucent may require us to register these shares. In connection with our concurrent units offering we will issue warrants exercisable for shares of our capital stock. Upon the occurance of the separation date, the 375,575 shares underlying the warrants to be issued in the units offering will be freely tradeable. In the event the number of shares underlying the warrants varies based on the closing of the concurrent units offering, additional shares would become freely tradeable on the separation date. Shares covered by an effective registration statement would be freely transferable. See "Description of Capital Stock" and "Shares Eligible for Future Sale."

 You may not receive a return on investment through dividend payments or the sale of your shares

  We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Instead, we intend to retain future earnings to fund our growth. Therefore, you will not receive a return on your investment in our common stock through the payment of dividends and may not realize a return on your investment even if you sell your shares.

                           FORWARD-LOOKING STATEMENTS

  This prospectus contains statements about future events and expectations, which are "forward-looking statements." Any statement in this prospectus that is not a statement of historical fact may be deemed to be a forward-looking statement. These statements include:

  . forecasts of growth in the number of consumers using PCS services;

  . statements regarding our plans for and costs of the build-out of our PCS network;

  . statements regarding our anticipated revenues, expense levels, liquidity and capital resources and projection of when we will launch commercial PCS service and achieve break-even operating cash flow;

  . statements regarding our preparedness for the year 2000 date change; and

  . other statements, including statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "seek," "intend" and other similar words that signify forward-looking statements.

  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to:

  . our dependence on our affiliation with Sprint PCS;

  . the need to successfully complete the build-out of our PCS network;

  . our lack of operating history and anticipation of future losses;

  . our dependence on Sprint PCS' back office services;

  . potential fluctuations in our operating results;

  . our potential need for additional capital;

  . our potential inability to expand our services and related products in the event of substantial increases in demand for these services and related products;

  . our competition; and

  . our ability to attract and retain skilled personnel.

  See additional discussion under "Risk Factors" beginning on page 7.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the common stock we are offering, after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $87.3 million, or approximately $100.6 million if the underwriters' over-allotment option is exercised in full, assuming an initial public offering price of $15.00 per share, the midpoint of the range set forth on the cover page of this prospectus. The net proceeds to be received from the sale of the units, consisting of senior subordinated discount notes and warrants, we are offering, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $143.7 million. We intend to use the net proceeds from the common stock offering and the units offering, together with the financing from Lucent, to fund:

  . capital expenditures, including the build-out of our PCS network, of approximately $196.7 million;

  . operating losses and working capital requirements of approximately $93.2 million; and

  . debt service payments, including the repayment of existing debt consisting of a $7.7 million unsecured promissory note bearing interest at an annual rate of 14.0% which matures in December 2000 and a $1.0 million note payable to a bank bearing interest at an annual rate of prime plus 0.5% which currently matures in November 1999.

  Pending such uses, we expect to invest the net proceeds from the sale of the common stock and units in short-term investment grade securities which will earn interest.

  The foregoing discussion represents our best estimate of the allocation of the net proceeds of the offerings based upon our current plans. Actual expenditures may vary substantially from these estimates and we may find it necessary or advisable to reallocate the net proceeds within the above-described categories or to use portions thereof for other purposes.

                                DIVIDEND POLICY

  We intend to retain our future earnings, if any, to fund the development and growth of our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Our future decisions concerning the payment of dividends on the common stock will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as the board of directors, in its sole discretion, may consider relevant. In addition, our existing indebtedness restricts, and we anticipate our future indebtedness may restrict, our ability to pay dividends.

                                 CAPITALIZATION

  The following table sets forth the cash and cash equivalents and our actual capitalization:

  . as of June 30, 1999; and

  . as adjusted to reflect the conversion of $7.6 million in convertible notes plus accrued interest of $127,000 into 985,641 shares of common stock; the sale in the common stock offering of 6,333,333 shares of common stock at an initial offering price of $15.00 per share, the midpoint of the range set forth on the cover of the common stock prospectus, less underwriting discounts and commissions and estimated offering expenses of $7.7 million; the sale of $150.0 million gross
    proceeds at issuance of units, consisting of   % senior subordinated
    discount notes due 2009 and warrants to purchase 375,575 shares of common stock at an exercise price of $0.01 per share, less aggregate underwriting discounts and commissions and estimated offering expenses of $6.3 million; and the cost of the Lucent financing, including the payment of origination fees and other fees and expenses of $4.9 million.

                                                          As of June 30, 1999
                                                          ---------------------
                                                           Actual   As Adjusted
                                                             (In thousands)
                                                              (Unaudited)
Cash and cash equivalents................................ $  2,910   $220,410
                                                          ========   ========
Short-term debt:
 Notes payable(1)........................................ $  4,146   $    150
Long-term debt:(2)
 Lucent financing(3).....................................   10,000      9,433
    % senior subordinated discount notes due 2009(4).....      --     144,370
 Other long-term debt(5).................................    7,700         --
                                                          --------   --------
 Total long-term debt....................................   17,700    153,803
                                                          --------   --------
Stockholders' equity (deficit):
 Preferred stock, par value $.01 per share; 5,000,000
  shares authorized; no shares issued and outstanding....      --         --
 Common stock, par value $.01 per share, 25,000,000
  shares authorized; 3,506,617 shares outstanding,
  actual; 10,825,591 shares outstanding, as
  adjusted(6)(7).........................................       35        108
 Additional paid-in capital(1)(3)(4).....................   15,871    116,687
 Accumulated deficit(1)..................................  (19,419)   (23,071)
                                                          --------   --------
  Total stockholders' equity (deficit)...................   (3,513)    93,724
                                                          --------   --------
    Total capitalization................................. $ 14,187   $247,527
                                                          ========   ========

--------------------
(1) Actual includes a $1.0 million credit facility with a bank and $7.7 million face value of notes payable to affiliates less a $4.6 million unrecognized discount. As adjusted reflects the conversion of $7.6 million face value of outstanding promissory notes with an allocation of the $4.6 million unamortized discount to accumulated deficit and additional paid-in capital, and repayment of the $1.0 million credit facility.
(2) Includes current maturities.
(3) As adjusted reflects $10.0 million of borrowings outstanding from Lucent at June 30, 1999 less a $567,000 unamortized discount associated with the value of warrants issued in connection with the Lucent financing. The unamortized discount has been allocated to additional paid-in capital.
(4) As adjusted reflects $150.0 million of gross proceeds at issuance of senior subordinated discount notes less a $5.6 million unrecognized discount associated with the value of warrants issued in connection with our units offering. The unrecognized discount has been allocated to additional paid-in capital.
(5) Actual consists of a promissory note issued to a third party in connection with our acquisition of certain site acquisition and engineering costs. As adjusted reflects repayment of this note.
(6) Shares of common stock outstanding reflect a 39,134-for-one stock split effective July 9, 1999 and subsequent reverse stock splits of 0.996-for-one of our common stock which was effective July 28, 1999 and 0.900-for-one of our common stock which was effective September 15, 1999.
(7) Excludes 2,000,000 shares of our common stock reserved for issuance under our 1999 Stock Option Plan, warrants currently outstanding for 368,190 shares of common stock and warrants to be issued for 375,575 shares of common stock in the concurrent units offering. On July 28, 1999, we granted to current employees options to purchase 1,075,000 shares of our common stock pursuant to the 1999 Stock Option Plan.

                                    DILUTION

  Our net tangible book value at June 30, 1999, was $(3.5) million or $(1.00) per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares outstanding. After giving effect to:

  . the sale in this offering of 6,333,333 shares of common stock at an assumed initial public offering price of $15.00 per share, the midpoint of the range set forth on the cover of this prospectus, and the receipt of proceeds therefrom;

  . the effect of the conversion of $7.6 million in convertible notes plus accrued interest of $127,000 into 985,641 shares of common stock upon the closing of this offering; and,

  . the deduction of underwriting discounts and commissions and estimated offering expenses of $7.7 million our as-adjusted net tangible book value as of June 30, 1999 would have been approximately $93.7 million, or $8.66 per share. This represents an immediate dilution of $6.34 per share to new purchasers of common stock in the offering and an immediate increase in net tangible book value to existing stockholders of $9.66 per share. The following table illustrates the per share dilution:

   Assumed initial public offering price per share..............         $15.00
   Net tangible book value per share as of June 30, 1999........ $(1.00)
   Increase in net tangible book value per share attributable to the offering and the conversion of notes payable to common
    stock.......................................................   9.66
                                                                 ------
   As adjusted net tangible book value per share after the
    offering and conversion of notes payable....................           8.66
                                                                         ------
   Dilution per share to new purchasers of common stock.........         $ 6.34
                                                                         ======

  The following table summarizes, on an as-adjusted basis as of June 30, 1999, the number of shares of common stock purchased, the total consideration paid and the average price per share paid by our existing stockholders and by new purchasers of common stock in the offering, assuming an offering price of $15.00 per share, the midpoint of the range set forth on the cover page of this prospectus, before the deduction of underwriting discounts and commissions and estimated offering expenses of $7.7 million payable by us:

                               Shares Purchased  Total Consideration
                              ------------------ --------------------  Average
                                                                        Price
                                Number   Percent    Amount    Percent Per Share
   Existing stockholders.....  4,492,258    41%  $ 12,399,429    12%   $ 2.76
   New purchasers of common
    stock....................  6,333,333    59     95,000,000    88     15.00
                              ----------   ---   ------------   ---    ------
     Total................... 10,825,591   100%  $107,399,429   100%   $ 9.92
                              ==========   ===   ============   ===    ======

  The foregoing tables assume no exercise of the underwriters' over-allotment option and no exercise of outstanding stock options and warrants. The number of shares underlying the warrants may vary from the number set forth in this prospectus at the completion of the concurrent units offering. In the event the number of shares underlying the warrants varies based on the closing of the concurrent units offering, the additional dilution, if any, will be borne solely by the existing stockholders. See "Management--1999 Stock Option Plan" and "Management--Employment Agreements."

                            SELECTED FINANCIAL DATA

  The selected financial data presented below under the captions "Statement of Operations Data," "Other Data," and "Balance Sheet Data" for, and as of the end of, the period from inception, June 15, 1995, to December 31, 1995 is derived from the unaudited consolidated financial statements of AirGate PCS, Inc. and subsidiaries and predecessors. The selected financial data presented below under the captions "Statement of Operations Data," "Other Data," and "Balance Sheet Data" for, and as of the end of, each of the years in the three-year period ended December 31, 1998, are derived from the consolidated financial statements of AirGate PCS, Inc. and subsidiaries and predecessors, which consolidated financial statements have been audited by KPMG LLP, independent certified public accountants.

  The selected financial data should be read in conjunction with the consolidated financial statements for the three-year period ended December 31, 1998, the related notes and the independent auditors' report, which contains an explanatory paragraph that states that our recurring losses from operations and working capital and accumulated deficit raise substantial doubt about our ability to continue as a going concern, appearing elsewhere in this prospectus. The consolidated financial statements and the selected financial data do not include any adjustments that might result from the outcome of that uncertainty.

  The selected unaudited financial data presented below as of June 30, 1999 and for the six month periods ended June 30, 1998 and 1999, are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, that management considers necessary to a fair presentation of financial position and results of operations. Operating results for the six month period ended June 30, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

                         Period From
                          Inception,
                           June 15,                                       For the Six Month
                           1995, to                                         Periods Ended
                         December 31, For the Years Ended December 31,        June 30,
                         ------------ ----------------------------------  ------------------
                             1995        1996        1997        1998       1998      1999
                                      (In thousands except per share data)
Statement of Operations
 Data:
Operating expenses:
 General and
  administrative........   $ 1,458    $    1,252  $    1,101  $    2,596  $  1,100  $  1,799
 Depreciation and
  amortization..........        18            19         998       1,204       746       409
                           -------    ----------  ----------  ----------  --------  --------
 Operating loss.........    (1,476)       (1,271)     (2,099)     (3,800)   (1,846)   (2,208)
 Interest expense.......      (217)         (582)       (817)     (1,392)     (510)   (5,557)
                           -------    ----------  ----------  ----------  --------  --------
 Net loss...............   $(1,693)   $   (1,853) $   (2,916) $   (5,192) $ (2,355) $ (7,765)
                           =======    ==========  ==========  ==========  ========  ========
Other Data:
 Operating loss before
  fixed charges.........   $(1,476)   $   (1,271) $   (2,099) $   (3,800) $ (1,846) $ (2,208)
                           =======    ==========  ==========  ==========  ========  ========
 Basic and diluted net
  loss per share
  of common stock (1)...   $ (0.48)   $    (0.53) $    (0.83) $    (1.48) $  (0.67) $  (2.21)
                           =======    ==========  ==========  ==========  ========  ========

---------------------
(Footnotes on the following page)

                               As of December 31,             As of June 30, 1999
                         ----------------------------------  -----------------------
                          1995     1996     1997     1998    Actual   As Adjusted(2)
                                             (In thousands)
Balance Sheet Data:
 Cash and cash
  equivalents........... $   256  $     6  $   147  $ 2,296  $ 2,910     $220,410
 Total assets...........  21,643    2,196   13,871   15,450   21,190      254,740
 Long-term debt(3)......     --       --    11,745    7,700   17,700      153,803
 Stockholders' equity
  (deficit).............  (1,272)  (3,025)  (1,750)  (5,350)  (3,513)      93,724

---------------------
(1) Basic and diluted net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding.

(2) As adjusted Balance Sheet Data reflects the conversion of notes payable plus accrued interest to 985,641 shares of common stock, the sale in the common stock offering of 6,333,333 shares of common stock at an initial offering price of $15.00 per share, the midpoint of the range set forth on the cover of the common stock prospectus, less underwriting discounts and commissions and estimated offering expenses of $7.7 million and the concurrent sale of approximately $150.0 million of gross proceeds at issuance of % senior subordinated discount notes due 2009 and warrants in the units offering, less aggregate underwriting discounts and commissions and estimated offering expenses of $6.3 million, the repayment of $8.7 million in short-term and long-term debt and the cost of the Lucent financing, including the payment of origination fees and other estimated fees and expenses of $4.9 million.

(3) Includes current maturities.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with the consolidated financial statements and the related notes included elsewhere in this prospectus. The discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors including, but not limited to, those under "Risk Factors" and elsewhere in this prospectus.

Overview

  On July 22, 1998, we entered into a management agreement with Sprint PCS whereby we became the Sprint PCS affiliate with the exclusive right to provide 100% digital, 100% PCS services under the Sprint and Sprint PCS brand names in our territory in the southeastern United States. We are a development stage company and have not generated any revenues to date. We have completed our radio frequency design, network design and substantial site acquisition and cell site engineering, and commenced construction of our PCS network in November 1998.

  Sprint PCS has invested $44.6 million to purchase the PCS licenses in our territory and incurred additional expenses for microwave clearing. Under our long term agreements with Sprint PCS, we will manage the network on Sprint PCS' licensed spectrum as well as the Sprint and Sprint PCS brand names royalty-free during our affiliation with Sprint PCS. We also have access to Sprint PCS' national marketing support and distribution programs and are entitled to buy network and subscriber equipment and handsets at the same discounted rates offered by vendors to Sprint PCS based on its large volume purchases. In exchange for these benefits, we are entitled to receive 92%, and Sprint PCS is entitled to retain 8%, of collected service revenues from customers in our territory. We are entitled to 100% of revenues collected from the sale of handsets and accessories, on revenues received when Sprint PCS customers from a different territory make a wireless call on our PCS network, and on roaming revenues from non-Sprint PCS customers.

  In addition, for specified fees, we may purchase certain back office services, including customer activation, billing and customer care, directly from Sprint PCS. We will purchase these services from Sprint PCS at a cost which reflects Sprint PCS' economies of scale. We expect that the outsourcing of these services will enable us to reduce capital expenditures for administrative purposes and to operate with fewer employees than other wireless providers.

  Through June 30, 1999, we have acquired $7.7 million of capitalized network assets from Sprint PCS and incurred $9.0 million of capital expenditures related to the build-out of our PCS network. As a result of the progress made on our PCS network build-out, we expect to be able to launch commercial PCS operations in the first quarter of 2000. We expect to extend our coverage during the balance of 2000 and to substantially complete the build-out of our PCS network by the end of 2000 covering approximately 74% of the population in our territory. We expect to continue to fill in coverage in 2001.

  From our inception in June 1995 through August 1998, our operating activities were focused on developing a PCS business in the southeastern United States, including the purchase of four PCS licenses from the FCC. During this period we did not generate any revenues and, as a result, have incurred operating losses since inception. The operating results during this period are not indicative of the anticipated results of operations which we expect to achieve, following commencement of commercial operations, as a Sprint PCS affiliate.

Results of Operations

 Prospective Income Statements

  Revenues. Under our management agreement with Sprint PCS, we are entitled to receive 92% of collected service revenues from customers in our territory. For financial reporting purposes, we will record 100% of collected service revenues along with an expense equal to 8% of collected service revenues which Sprint PCS is entitled to retain under our management agreement. In addition to collected service revenues, we will generate revenues from the sale of handsets and accessories and from roaming services provided to customers traveling onto our PCS network. Sprint PCS is not entitled to retain any of these revenues. We will make an appropriate accrual of bad debt expense on a monthly basis.

  Through our marketing efforts, we will seek to distinguish our service offerings on the basis of the quality of digital PCS services and extensive wireless coverage our subscribers will receive through the Sprint PCS network. We believe that the Sprint and Sprint PCS brand names and quality of digital PCS service, coupled with Sprint PCS' established customer care and simplified billing, will build customer loyalty and limit customer turnover, thereby increasing revenues and margins.

  Wireless providers that have offered poor or spotty coverage, inferior voice quality, unresponsive customer care or confusing billing formats suffer higher than average customer turnover rates. Accordingly, we will only launch service in a particular market after comprehensive and reliable coverage and service can be maintained in that market. In addition, we will use the Sprint PCS billing platform and rate plans which are designed to offer simple and understandable options. Specifically, the Sprint PCS Free and Clear rate plans offer bundled minute options that include local, long distance and roaming on the entire Sprint PCS network.

  Operating Expenses. We expect our operating expenses will principally include sales and marketing, network operations and general and administrative expenses.

  Sales and marketing expenses relate to our indirect distribution channels, sales representatives, sales support personnel, our retail stores, advertising programs and equipment costs and subsidies paid to third party retailers to sell our handsets. We expect that our cost for each additional customer will be higher in the initial years of operation and decline as our sales and marketing expenses are distributed over a greater customer base and costs and subsidies of handsets decline. We will benefit from the use of the Sprint and Sprint PCS brand names, Sprint PCS national advertising and other marketing programs. We will not pay Sprint PCS a marketing service fee. Our costs of handsets and accessories will reflect Sprint PCS' volume discounts.

  Network operations expenses include cell site collocation lease costs, utilities, switch maintenance, switch site leases, engineering personnel, backhaul and interconnect charges. We will also be charged roaming fees by Sprint PCS and other wireless carriers when our customers make a wireless call on networks outside our territory. More than 85% of our cell sites will be collocated, which will result in higher cell site lease expenses. These higher lease expenses will be offset in part by certain operating expense savings resulting from collocation. Collocation will also substantially reduce our capital expenditures and time to market. Collocation is the ability to locate existing antennas and other transmission equipment on existing towers or other existing structures. Collocation has the following three primary benefits:

  . allows us to avoid the costs of building the tower and buying or leasing the land;

  . allows us to more quickly install antennas than if we had to build the towers ourselves; and

  . allows us to avoid any zoning challenges that could prohibit use of the location for a cell site since we will use existing towers.

On collocation sites we also are able to avoid paying the costs of maintenance that are borne by the owner of the tower. This results in higher cell lease expenses, but lower operating costs.

  We will purchase a full suite of back office services from Sprint PCS.

  . These services will be provided by Sprint PCS in the same manner and with the same standard of care that Sprint PCS uses in conducting its own business.

  . Initially, the charges for these services, which are based on Sprint PCS' cost and reflect their economies of scale, will be lower than if we provided these services ourselves.

  . In addition, we expect that, by using these established services, our capital expenditures and demands on our management's time in connection with back office services will be lower than if we developed and provided the services ourselves. We will have access to these services until at least December 31, 2001. Because of the economic benefits to us, we will initially purchase:

    .customer billing and collections;

    .customer care;

    .subscriber activation, including credit verification;

    .handset logistics;

    .network operations control center monitoring;

    .national platform interconnectivity;

    .voice mail;

    .directory assistance and operator services;

    .long distance;

    .roaming fees and roaming clearinghouse fees; and

    .inter-service area fees.

  As indicated above, Sprint PCS will retain 8% of collected service revenues. We will record this affiliation fee as an operating expense.

  We will also incur certain general and administrative expenses relating to corporate overhead, including salaries and other benefits.

Historical Income Statements

 From June 15, 1995 (inception) to December 31, 1997:

  From inception, June 15, 1995, through December 31, 1997, our operating activities were focused on developing a PCS business which included the purchase of four FCC PCS licenses. During this period, we incurred total cumulative expenses of $6.5 million. These expenses related to salaries and benefits, professional fees, interest expense, depreciation and amortization of the FCC

PCS licenses. All costs of start-up and organizational activities have been expensed or incurred in accordance with AICPA Statement of Position 98-5.

 For the year ended December 31, 1998:

  In July 1998, we signed a series of agreements with Sprint PCS to operate as the exclusive affiliate of Sprint PCS in certain markets in the southeastern United States. As a part of these agreements, we were given the right to market Sprint PCS' products and services in exchange for building, constructing and managing a PCS network that will support the wireless service offerings of Sprint PCS in our territory. In October 1998, AirGate PCS, Inc. was formed and all operations related to the affiliation with Sprint PCS were transferred to it and its subsidiaries. The FCC PCS licenses will not be used in our continuing operations as a Sprint PCS affiliate and, therefore, have been excluded from the financial statements of AirGate PCS, Inc. During 1998, we focused on consummating our affiliation with Sprint PCS. Expenses incurred for these purposes totaled $5.2 million for salaries and benefits, professional fees, interest expense and depreciation and amortization. Capital outlays in 1998 amounted to $12.9 million. Included in this amount were $7.7 million of capitalized network assets which we purchased from Sprint PCS which include radio frequency and engineering design data, site acquisition materials and construction equipment. We also incurred $5.2 million of capital expenditures related to the build-out of our PCS network.

 For the six month period ended June 30, 1999:

  From December 31, 1998 through June 30, 1999, we were focused on raising capital to continue our PCS network build-out. We incurred expenses of $7.0 million during the six month period ended June 30, 1999. These expenses consisted of salaries and benefits, professional fees, interest expense and depreciation and amortization expense primarily related to our network build out. We incurred capital expenditures of $4.4 million related to the continued build-out of our PCS network which includes approximately $810,000 of capitalized interest.

  Interest expense for the period was $6.5 million, which included a $5.0 million charge to record the fair value of warrants and the beneficial conversion feature related to the convertible notes issued to affiliates.

Liquidity and Capital Resources

  Since inception, our activities have consisted principally of raising capital, participating in PCS license auctions, consummating and supporting our agreements with Sprint PCS, completing the initial design of our PCS network and adding to our management team. We have relied on the proceeds from equity and debt financing, rather than revenues, as our primary sources of capital. Specifically, operations during this development phase have been funded through equity infusions by Weiss Peck & Greer PCS Partners and Maxicom PCS L.L.C. as well as convertible notes issued to the various venture capital funds of Weiss, Peck & Greer Venture Partners and JAFCO America Ventures, Inc. These notes will convert into common stock concurrently with this offering. In addition, we issued a secured promissory note to Lucent for $10.0 million in June 1999 which was repaid in connection with the Lucent financing in August 1999.

  Completion of our PCS network will require substantial capital. Our build-out plan includes the installation of three switches and over 500 cell sites by the end of the fourth quarter of 2000. In addition, we will construct 12 company-owned Sprint PCS stores and develop other administrative systems. Currently, we estimate that the capital requirements to achieve our goals, including repayment of debt, operating losses and working capital for the period from July 1, 1999 through the end of 2002, will total approximately $347.0 million. The actual funds required to build out our PCS network and fund operating losses and working capital needs may vary materially from these estimates, and additional funds could be required in the event of unforeseen delays, cost overruns, unanticipated expenses, engineering design changes and other technology risks.

  Currently, we have no sources of revenue to meet our anticipated capital requirements. We expect the primary sources of funding to be the proceeds provided by our concurrent offerings of common stock and units together with the financing from Lucent. As part of our concurrent offerings, we are offering for sale units, which consist of senior subordinated discount notes and warrants. The senior subordinated discount notes will be issued in an aggregate principal amount and with an interest rate sufficient to generate, together with the warrants, gross proceeds of $150.0 million. The aggregate accreted value of the senior subordinated discount notes will increase from approximately $150.0 million at issuance at a rate of % compounded semi-annually to a final accreted value equal to their aggregate principal amount of $ million at the end of year five. After year five, we are required to pay cash interest on the senior subordinated discount notes. The senior subordinated discount notes will be secured by a senior subordinated pledge of the capital stock of our future, direct subsidiaries, will be guaranteed by our existing and our future subsidiaries and will be subordinated in right of payment to our existing and future senior indebtedness.

  We have entered into a credit agreement with Lucent Technologies Inc. pursuant to which we can borrow up to $153.5 million. We used $10.0 million of our financing with Lucent to repay outstanding indebtedness to Lucent. We will use the balance of the financing to purchase equipment and for general corporate purposes. Borrowings under the Lucent financing are secured by a first priority lien over all of our assets and the assets of our subsidiary and future subsidiaries, and a pledge of the capital stock of our subsidiary and future subsidiaries. As of August 31, 1999, we had $13.5 million of borrowings outstanding under our credit agreement with Lucent.

  We believe that the net proceeds from our concurrent offerings of common stock and units, together with the Lucent financing, will provide us with sufficient funds to complete our PCS network build-out and fund operating losses and working capital requirements through 2002, at which point we expect to have achieved break-even operating cash flow. If we expand more rapidly than currently anticipated, or if our working capital needs exceed our current expectations, we will need to raise additional equity or debt capital. We cannot be sure that we will be able to obtain the additional financing to satisfy our cash requirements or to implement our growth strategy on acceptable terms or at all. If we cannot obtain such financing on terms acceptable to us, we may be forced to curtail our planned business expansion and may be unable to fund our ongoing operations.

Impact of Year 2000 Issue on the Operations and Financial Condition of AirGate

  The year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  We believe that our computer systems and software are year 2000 compliant. To the extent that we implement our own computer systems and software in the future, we will assess year 2000 compliance prior to their implementation. We have not incurred any costs relating to year 2000 compliance. In the process of designing and constructing our PCS network, we have entered into material agreements with several third-party vendors. We rely on them for all of our important operating, computer and non-information technology systems. We are therefore highly dependent on Sprint PCS and other vendors for remediation of their network elements, computer systems, software applications and other business systems. We will purchase critical back office services from Sprint PCS, and our network infrastructure equipment will be contractually provided by a third party vendor with whom we have a material relationship. If either Sprint PCS or this third party vendor fail to become year 2000 compliant, our ability to commence operations may be materially delayed. We have contacted our third party vendors and believe that they will be year 2000 compliant. However, we have no contractual or other right to compel compliance by them.

  We do not expect to commence operations until the first quarter of 2000. Because of our reliance on third-party vendors, we believe that the impact on us of issues relating to year 2000 compliance, if any, would be a delay in our launching commercial PCS operations and not a disruption in service. We, therefore, have not developed a contingency plan and do not expect to do so.

Quantitative and Qualitative Disclosure About Market Risk

  We are exposed to market risks that are inherent in our financial instruments. These instruments arise from transactions entered into in the normal course of business. We are subject to interest rate risk on our financing from Lucent and any future financing requirements. Our fixed rate debt will consist primarily of the accreted balance of the senior subordinated discount notes. Our variable rate debt will consist of borrowings made under the Lucent financing.

  The following table presents the estimated future outstanding long-term debt at the end of each year and future required annual principal payments for each year then ended associated with senior subordinated discount notes and the Lucent financing based on our projected level of long-term indebtedness:

                                  Years Ending December 31,
                         ------------------------------------------------
                           1999      2000      2001      2002      2003    Thereafter
                                         (Dollars in thousands)
Senior subordinated
 discount notes......... $156,375  $176,948  $200,228  $226,571  $256,380   $    --
Fixed interest rate
 (1)....................    12.75%    12.75%    12.75%    12.75%    12.75%     12.75%
Principal payments......      --        --        --        --        --     278,283
Lucent financing........   13,500    55,500   121,679   152,994   150,969        --
Variable interest rate
 (2)....................     9.25%     9.25%     9.25%     9.25%     9.25%      9.25%
Principal payments......      --        --        --        506     2,025    150,969

---------------------
(1) Assumed interest rate for senior subordinated discount notes, which will be paid in full in 2009.

(2) Interest rate on the Lucent financing equals the London Interbank Offered Rate ("LIBOR") +3.75%. LIBOR is assumed to equal 5.5% for all periods presented.

  Our primary market risk exposure relates to:

  . the interest rate risk on long-term and short-term borrowings,

  . our ability to refinance our senior subordinated discount notes at maturity at market rates; and

  . the impact of interest rate movements on our ability to meet interest expense requirements and meet financial covenants.

  We expect to manage the interest rate risk on our outstanding long-term and short-term debt through the use of fixed and variable rate debt and interest rate swaps. While we cannot predict our ability to refinance existing debt or the impact interest rate movements will have on our existing debt, we continue to evaluate our financial position on an ongoing basis.

Inflation

  Management believes that inflation has not had, and will not have, a material adverse effect on our results of operations.

                              INDUSTRY BACKGROUND

  Wireless communications systems use a variety of radio frequencies to transmit voice and data. Broadly defined, the commercial wireless communication industry includes one-way radio applications, such as paging or beeper services, and two-way radio applications, such as cellular, PCS and enhanced specialized mobile radio, known as ESMR, networks. Historically, each application has been licensed and operates in a distinct radio frequency block.

  In the commercial wireless communication industry there are two principal services licensed by the FCC for transmitting two-way, real time voice and data signals: "cellular" and "PCS." Cellular, which uses the 800 MHz frequency block, is the predominant form of commercial wireless voice communications service used by subscribers today. Cellular systems are analog-based, but over the last several years cellular operators have started to deploy digital service in the 800 MHz frequency block. Digital services have been deployed, as a complement to the analog based services, in most of the major metropolitan markets. Analog-based systems send signals in which the transmitted signal resembles the input signal, the caller's voice, while in digital systems the input is coded into a binary form before the signal is transmitted. In addition, ESMR networks may provide up to 15 MHz of spectrum for interconnected two-way real time voice and data services.

  In 1993, the FCC allocated the 1900 MHz frequency block of the radio spectrum for PCS. PCS differs from traditional analog cellular telephone service principally in that PCS systems operate at a higher frequency and employ advanced digital technology. Digital systems convert voice or data signals into a stream of digits that permit a single radio channel to carry multiple simultaneous transmissions. Digital systems also achieve greater frequency reuse than analog systems resulting in greater capacity than analog systems. This enhanced capacity, along with enhancements in digital protocols, allows digital-based wireless technologies, whether using PCS or cellular frequencies, to offer new and enhanced services, such as greater call privacy and more robust data transmission features, such as "mobile office" applications including facsimile, electronic mail and connecting notebook computers with computer/data networks.

  Since the introduction of commercial cellular service in 1983, the wireless communications industry has experienced dramatic growth. The number of wireless subscribers for cellular, PCS and ESMR has increased from an estimated 340,213 at the end of 1985 to over 69 million as of December 31, 1998, according to the Cellular Telecommunications Industry Association ("CTIA"), an international association for the wireless industry. The following chart illustrates the annual growth in U.S. wireless communication customers for cellular, PCS and ESMR through December 31, 1998.

                                      Year Ended December 31,
                          ------------------------------------------------------
                           1992    1993    1994    1995    1996    1997    1998
Wireless Industry
 Statistics(1)
Total service revenues
 (in billions)..........  $  7.8  $ 10.9  $ 14.2  $ 19.1  $ 23.6  $ 27.5  $ 33.1
Wireless subscribers at
 end of period
 (in millions)..........    11.0    16.0    24.1    33.8    44.0    55.3    69.2
Subscriber growth.......    46.0%   45.1%   50.8%   40.0%   30.4%   25.6%   25.1%
Average monthly revenues
 per subscriber.........  $68.68  $61.49  $56.21  $51.00  $47.70  $42.78  $39.43

---------------------
Source: Cellular Telecommunications Industry Association.

(1) Reflects domestic commercially operational cellular, ESMR and PCS providers.

  Paul Kagan Associates, Inc., an independent media and telecommunications association, estimates that the number of wireless users will increase to approximately 137 million and 169 million by 2002 and 2005, respectively. This growth is driven largely by a substantial projected increase in PCS users, who are forecast to account for approximately 34% and 42% of total users in 2002 and 2005, respectively, representing a significant increase over the approximately 10% of total wireless customers using PCS as of the end of 1998. Paul Kagan Associates, Inc. projects that total wireless industry penetration, defined as the number of wireless subscribers nationwide divided by total United States population, will grow from an estimated 25.3% in 1998 to 57.0% in 2005.

  We believe that a significant portion of the predicted growth in the consumer market for wireless telecommunications will result from anticipated declines in costs of service, increased functional versatility, and increased awareness of the productivity, convenience and privacy benefits associated with the services offered by PCS providers. PCS providers are one of the first direct wireless competitors of cellular providers to offer all-digital mobile networks. We also believe that the rapid growth in the use of notebook computers and personal digital assistants, combined with emerging software applications for delivery of electronic mail, fax and database searching, will contribute to the growing demand for wireless service.

  Wireless communications systems, whether PCS or cellular, are divided into multiple geographic coverage areas, known as "cells." In both PCS and cellular systems, each cell contains a transmitter, a receiver and signaling equipment, known as the "cell site." The cell site is connected by microwave or landline telephone circuits to a switch that uses computers to control the operation of the cellular or PCS communications system for the entire service area. The system controls the transfer of calls from cell to cell as a subscriber's handset travels, coordinates calls to and from handsets, allocates calls among the cells within the system and connects calls to the local landline telephone system or to a long distance carrier. Wireless communications providers establish interconnection agreements with local exchange carriers and interexchange carriers, thereby integrating their system with the existing landline communications system. Because the signal strength of a transmission between a handset and a cell site declines as the handset moves away from the cell site, the switching office and the cell site monitor the signal strength of calls in progress. When the signal strength of a call declines to a predetermined level, the switching office may "hand off" the call to another cell site where the signal strength is stronger.

  Wireless digital signal transmission is accomplished through the use of various forms of "air interface protocols." The FCC has not mandated a universal air interface protocol for PCS systems. PCS systems operate under one of three principal air interface protocols, CDMA, TDMA or GSM. TDMA and GSM are both time division multiple access systems but are incompatible with each other. CDMA is a code division multiple access system and is incompatible with both GSM and TDMA. Accordingly, a subscriber of a system that utilizes CDMA technology is unable to use a CDMA handset when traveling in an area not served by CDMA-based PCS operators, unless the customer carries a dual-band/dual-mode handset that permits the customer to use the analog cellular system in that area. The same issue would apply to users of TDMA or GSM systems. All of the PCS operators now have dual- or tri-mode handsets available to their customers. Until digital networks become fully built-out, these handsets will be necessary for a certain segment of the subscriber base.

                                    BUSINESS

  We have entered into a management agreement with Sprint PCS whereby we have the exclusive right to provide 100% digital, 100% PCS products and services under the Sprint and Sprint PCS brand names in our territory in the southeastern United States. Based upon the population of our territory, we are the second largest Sprint PCS affiliate in the United States. Our territory, which covers almost the entire state of South Carolina, parts of North Carolina, and the eastern Georgia cities of Augusta and Savannah, has a resident population of more than 6.8 million and covers 21 contiguous markets in one of the fastest growing regions in the United States based on population.


Sprint PCS

  Sprint is a diversified telecommunications service provider whose principal activities include long distance service, local service, wireless telephony products and services, product distribution and directory publishing activities, and other telecommunications activities, investments and alliances. Sprint PCS, a wholly-owned subsidiary of Sprint, operates the only 100% digital, 100% PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. The Sprint PCS network uses CDMA technology nationwide.

  Sprint launched its first commercial PCS service in the United States in November 1995. Since then, Sprint PCS has experienced rapid customer growth, providing service to approximately 4.0 million customers as of June 30, 1999. In the fourth quarter of 1998, Sprint PCS added approximately 830,000 net new subscribers, the largest single quarter of customer growth ever reported by a wireless provider in the United States. In the first quarter of 1999, Sprint PCS added approximately 763,000 net new wireless subscribers, the second largest quarter ever recorded by a wireless carrier in the United States. As of June 30, 1999, Sprint PCS, together with its affiliates, operated PCS systems in 286 metropolitan markets within the United States, including all of the 50 largest metropolitan areas. The following table, showing the quarterly end-of-period subscriber data for Sprint PCS, illustrates Sprint PCS' subscriber growth from the beginning of 1997 to the end of the second quarter of 1999.

                              1997                    1998              1999
                     ----------------------- ----------------------- -----------
                      Q1    Q2    Q3    Q4    Q1    Q2    Q3    Q4    Q1    Q2
                                           (In thousands)
Total subscribers..    192   347   570   887 1,114 1,370 1,750 2,586 3,350 3,967

Sprint PCS currently provides nationwide PCS service through a combination of:

  .operating its own digital network in major metropolitan areas;

  .strategic affiliations with other companies, primarily in and around smaller metropolitan areas;

  . roaming on analog cellular networks of other providers using dual-band, dual-mode handsets; and

  .roaming on digital PCS networks of other CDMA-based providers.

  We are the second largest affiliate of Sprint PCS and will provide Sprint PCS services in key cities contiguous to current and future Sprint PCS markets. Our territory connects to Sprint PCS markets including Atlanta, Georgia; Charlotte and Raleigh, North Carolina; Norfolk, Virginia; and Knoxville, Tennessee. The build-out of our territory will significantly extend Sprint PCS' coverage in the Southeast and we believe is important to its nationwide strategy.

Competitive Strengths

 Benefits of the Sprint PCS Affiliation

  Our strategic affiliation with Sprint PCS provides us with many business, operational and marketing advantages including the following:

  Exclusive provider of Sprint PCS products and services. We are the exclusive provider of Sprint PCS' 100% digital, 100% PCS products and services in our territory. We will provide these products and services exclusively under the Sprint and Sprint PCS brand names.

  Strong brand recognition and national advertising support. We will benefit from the strength and the reputation of the Sprint and Sprint PCS brands. Sprint PCS' national advertising campaigns and developed marketing programs will be provided to us at no additional cost under our agreements with Sprint PCS. We will offer the same strategic pricing plans, promotional campaigns and handset and accessory promotions that we believe have made Sprint PCS the fastest growing wireless service provider in the United States.

  Established and available distribution channels. We will have use of all the national distribution channels used by Sprint PCS. These channels include:

  . RadioShack stores on an exclusive basis for PCS;

  . other major national third-party retailers such as Best Buy, Circuit City and Office Depot;

  . Sprint PCS' national inbound telemarketing sales force;

  . Sprint PCS' national accounts sales team; and

  . Sprint PCS' electronic commerce sales platform.

  Nationwide coverage. We plan to operate our PCS network seamlessly with the Sprint PCS national network. This will provide customers in our territory with immediate nationwide roaming using Sprint PCS' network and other wireless networks with which Sprint PCS has roaming agreements. As of June 30, 1999, Sprint PCS, together with its affiliates, operated PCS systems in 286 metropolitan markets within the United States. Sprint PCS is still constructing its PCS network. Accordingly, the areas currently served by Sprint PCS, together with the areas covered by Sprint PCS' roaming agreements, do not cover every area in the United States. We will receive roaming revenue from the use of our PCS network by Sprint PCS customers traveling in or visiting our territory.

  Ability to purchase back office services from Sprint PCS. Our affiliation with Sprint PCS provides us with the option to use Sprint PCS' established back office services, including customer activation, billing and customer care. Using this option, we can accelerate the launch of our commercial PCS operations and reduce our capital expenditures and operating costs rather than establishing and operating our own systems. Sprint PCS has indicated it intends to provide these services to us at costs reflecting Sprint PCS' economies of scale. We may elect to develop our own internal capabilities to handle these functions or outsource them to a third party in the event that doing so proves to be more cost effective.

  Sprint PCS network design. Sprint PCS developed the initial build-out plan for our PCS network. We have based our network build-out on this design and have further enhanced it to better provide coverage for our territory.

  Economies of scale of a nationwide network. We will purchase our network and subscriber equipment under Sprint PCS' vendor contracts that provide for volume discounts. These discounts will reduce the overall capital required to build our PCS network and will lower the cost of subscriber equipment.

  Sprint PCS licenses and long-term commitment. Sprint PCS has funded the purchase of the licenses covering our territory at a cost of $44.6 million and incurred additional expenses for microwave clearing. As a Sprint PCS affiliate, we did not have to fund the acquisition of the licenses thereby reducing our start-up costs. Sprint PCS has entered into a consent and agreement with Lucent that limits Sprint PCS' rights or remedies under its agreements with us, including Sprint PCS' right to terminate the agreements and withhold payments, until our financing from Lucent is satisfied in full pursuant to the terms of the consent and agreement. See "The Sprint PCS Agreements--Consent and Agreement for the Benefit of the Lucent Financing."

 Other Competitive Strengths

  In addition to the advantages provided by our strategic affiliation with Sprint PCS, we have the following competitive strengths:

  Attractive market footprint. Our territory has favorable demographic characteristics for wireless communications services which we believe are important to Sprint PCS' national footprint. The 21 contiguous markets in our territory:

  . include approximately 6.8 million residents;

  . include key southeastern cities and vacation destinations such as Myrtle
    Beach and Hilton Head Island, South Carolina; Savannah, Georgia; and the Outer Banks of North Carolina;

  . have strong population growth and attractive traffic patterns;

  . connect important Sprint PCS markets which are already operational, including Atlanta, Georgia; Charlotte and Raleigh, North Carolina; Norfolk, Virginia; and Knoxville, Tennessee; and

  . are serviced by Sprint local telephone companies that we expect will provide local telephone service to approximately 30% of the population in our territory by the end of the year 2000, contributing to the market awareness of Sprint's telecommunications services and providing us with an additional distribution channel.

  Experienced management team. We have attracted an experienced senior management team with an average of more than 15 years of experience in building and operating telecommunications networks in the southeastern United States.

  . Thomas M. Dougherty, our president and chief executive officer, has more than 16 years of telecommunications experience, and is a former senior executive of Sprint PCS. As the president of a major Sprint PCS region, Mr. Dougherty was responsible for Sprint PCS market launches in eighteen major metropolitan areas with a resident population of approximately 75 million, including Chicago, Illinois; Houston, Texas; Atlanta, Georgia; and Charlotte, North Carolina.

  . Thomas D. Body III, our vice president of strategic planning, has over 20 years of telecommunications experience in the Southeast. Mr. Body co-founded and operated several successful paging and cellular companies and also served as chief executive officer of MFS-Atlanta, a major fiber-optic systems provider.

  . W. Chris Blane, our vice president of new business development, has over 20 years of experience in telecommunications in the Southeast. Mr. Blane co-founded and operated several successful paging and cellular companies including serving as a chief operating officer of American Mobilphone Paging and CellularOne of Birmingham and Montgomery, Alabama.

  . Robert E. Gourlay, our vice president of marketing, has 22 years of wireless telecommunications experience including 18 years with Motorola, Inc. Mr. Gourlay served as the southeastern manager of sales and operations for Motorola, Inc.'s Cellular Infrastructure Division for four years.

  . David C. Roberts, our vice president of engineering and network operations, has 15 years of wireless telecommunications experience, having served in various engineering and management positions with Motorola, Inc. in the Southeast.

  . Shelley L. Spencer, our vice president of law and secretary, has 12 years of legal experience, six of which were spent in the private practice of law specializing in telecommunications. Ms. Spencer joined AirGate in 1995.

  . Alan B. Catherall, our chief financial officer, has served in senior financial capacities in the telecommunications industry for approximately 17 years.

  Fully financed plan. The net proceeds from our concurrent offerings of common stock and units, which consist of senior subordinated discount notes and warrants, together with the Lucent financing, are expected to total approximately $369.8 million. We believe this capital will provide us with sufficient funds to complete our PCS network build-out and to fund anticipated operating losses and working capital requirements through 2002, at which point we expect to have achieved break-even operating cash flow.

Business Strategy

  Upon the completion of our 100% digital, 100% PCS network, we intend to become a leading provider of wireless PCS services in the Southeast. We believe that the following elements of our business strategy will enable us to rapidly launch our network, distinguish our wireless service offerings from those of our competitors and compete successfully in the wireless communications marketplace.

  Leverage our affiliation with Sprint PCS. The benefits of our affiliation with Sprint PCS include:

  . Sprint PCS brand awareness and national marketing programs;

  . access to established Sprint PCS distribution channels and outlets;

  . Sprint PCS nationwide coverage;

  . use of Sprint PCS' back office services including customer activation, billing and customer care;

  . roaming revenue from Sprint PCS customers traveling onto our PCS network;

  . availability of discount prices for network and subscriber equipment under Sprint PCS' vendor contracts; and

  . use of Sprint PCS' national network control center which is responsible for continually monitoring the performance of our PCS network and providing rapid response for systems maintenance needs.

  Execute optimal build-out plan. We are constructing a state-of-the-art, high quality, all digital PCS network. Our radio frequency design has a high density of cell sites. We believe that this cell density, together with the use of digital technology, will allow our system to handle more customers with fewer dropped calls and better clarity than our competitors. By leasing cell sites on facilities shared with one or more other wireless providers, we will be able to build our PCS network quickly. More than 85% of our leases for cell sites will be collocation leases. Our strategy is to provide service to major urban and suburban areas and the interstates and primary roads connecting these areas. We plan to initiate service only in areas where we are capable of providing population coverage comparable to or more extensive than that of our wireless competitors.

  Implement efficient operating structure. We intend to maximize operating efficiency by minimizing staffing and reducing costs through the purchase and use of Sprint PCS' existing back office services. For example, we will purchase billing and customer care from Sprint PCS on a per subscriber basis thereby avoiding the costly and time-consuming tasks of building our own systems. In addition, we will limit marketing costs by using Sprint PCS' national marketing concepts and programs. As the customer base in our territory grows, we may elect to develop internal systems for certain back office functions such as customer activation, billing and customer care, or outsource such functions directly to third party vendors if it is more cost-effective.

  Explore strategic opportunities to expand our territory in the future. Upon the successful build-out of our current territory and subject to the availability of financing, we may strategically expand our territory with a focus on the southeastern United States.

Markets

  Our territory covers almost the entire state of South Carolina including Charleston, Columbia and Greenville-Spartanburg; portions of North Carolina including Asheville, Wilmington and Hickory; and the eastern Georgia cities of Augusta and Savannah. Sprint PCS has launched service in the major southeastern cities of Atlanta, Georgia; Knoxville, Tennessee; Norfolk, Virginia; and Charlotte and Raleigh, North Carolina. We will be the exclusive provider of Sprint PCS products and services in the markets connecting these major cities. The build-out of the network in our territory will bridge existing Sprint PCS markets. We believe connecting existing Sprint PCS markets is important to Sprint PCS' strategy to provide seamless, nationwide PCS service.

Our contiguous markets with a population of 6.8 million have attractive demographic characteristics.

  . According to the Charleston metropolitan area Chamber of Commerce, South
    Carolina beaches are a major national tourism destination. Myrtle Beach, Charleston, Savannah and Hilton Head Island have over 27 million visitors annually. In addition, the Outer Banks of North Carolina is a popular vacation spot for Virginia and Washington, D.C. residents.

  . Our territory includes over 2,750 highway miles. Over 36 million vehicle miles are traveled daily on the 1,320 interstate miles of highway.

  . It is estimated that our markets will have a population growth rate 16% higher than that of the United States as a whole over the 5 years ending December 31, 2000.

  . There are at least 27 colleges and universities located in our territory, including the University of South Carolina and Clemson University.

  The following table lists the location and population of each of the markets that comprise our territory under our agreements with Sprint PCS:

Territory (BTAs)*         State          Population (1)
Greenville-Spartanburg    South Carolina     853,000
Savannah                  Georgia            715,000
Charleston                South Carolina     638,000
Columbia                  South Carolina     628,000
Augusta                   Georgia            568,000
Asheville-Hendersonville  North Carolina     568,000
Anderson                  South Carolina     329,000
Hickory-Lenoir-Morganton  North Carolina     320,000
Wilmington                North Carolina     304,000
Florence                  South Carolina     257,000
Greenville-Washington     North Carolina     241,000
Goldsboro-Kinston         North Carolina     233,000
Rocky Mount-Wilson        North Carolina     213,000
New Bern                  North Carolina     167,000
Myrtle Beach              South Carolina     157,000
Sumter                    South Carolina     154,000
Jacksonville              North Carolina     150,000
Orangeburg                South Carolina     119,000
The Outer Banks(2)        North Carolina      80,000
Roanoke Rapids            North Carolina      80,000
Greenwood                 South Carolina      73,000
                                           ---------
  Total                                    6,847,000
                                           =========

---------------------
*  Basic Trading Areas

(1) Based on estimates compiled by Paul Kagan Associates, Inc. in 1997, except with respect to the Outer Banks.
(2) The Outer Banks territory covered by our agreements with Sprint PCS does not comprise a complete BTA. The population information related to the Outer Banks territory is based on estimates by AirGate.

Network Build-Out Plan

  We expect to commence commercial operations in the first quarter of 2000, covering approximately 1.5 million people, or 22% of the population in our territory. By the end of the fourth quarter of 2000, we expect to be capable of providing service to more than 5.0 million residents, or 74% of the population in our territory. Our strategy is to provide service to major urban and suburban areas and to cover interstates and primary roads connecting these areas. We plan to initiate service only in areas where we are capable of providing population coverage comparable to or more extensive than that of our wireless competitors.

  In order to complete our network build-out, we will need to acquire leasehold interests in or purchase and construct approximately 566 cell sites. The table below indicates the expected launch dates and network coverage that we expect will be operational and the population covered by those cell sites through the fourth quarter of 2000.

            Expected                                                         Covered Residents
       Commercial Launch                                      Cumulative     as a Percentage of
        Date by Quarter             Markets Included       Covered Residents  Total Residents
 First quarter 2000             Anderson and Greenville-       1,535,986             22%
                                Spartanburg, South
                                Carolina; Asheville and
                                Hickory, North Carolina
 Second and third quarters 2000 Augusta and Savannah,          4,363,458             63%
                                Georgia; Charleston,
                                Columbia, Myrtle Beach,
                                and Orangeburg, South
                                Carolina; Goldsboro,
                                Roanoke Rapids, Rocky
                                Mount and Wilmington,
                                North Carolina
 Fourth quarter 2000            Florence, Greenwood and        5,003,320             74%
                                Sumter, South Carolina;
                                Greenville--Washington,
                                Jacksonville, New Bern,
                                and the Outer Banks,
                                North Carolina

  This build-out plan exceeds the network build-out requirements under our management agreement with Sprint PCS. We believe that the above schedule is achievable based on our management's prior experience in network build-outs, the proven digital PCS technology we will use to build our PCS network and the established standards of Sprint PCS. As of June 30, 1999, we had signed or negotiated master or generic lease agreements covering over 400 sites in our territory. We expect more than 85% of our cell sites to be collocated on facilities shared with one or more wireless providers. For sites where collocation leases are utilized, zoning, permitting and surveying approvals and licenses have already been secured thereby minimizing our start-up costs and accelerating access to the markets.

  Sprint PCS developed the initial build-out plan for our PCS network. We have based our network build-out on this design and have further enhanced it to better provide coverage for our territory. We have completed the radio frequency design for the entire build-out of our digital PCS network. This process includes cell site design, frequency planning and network optimization for our market. Radio frequency engineering also allocates voice channels and assigns frequencies to cell sites taking into consideration both PCS and microwave interference issues. Under the management agreement, Sprint PCS is responsible for the microwave clearing efforts and costs in our territory. All relevant microwave paths have been cleared by Sprint PCS to allow us to provide service in our territory.

  Lucent and Compass Telecom Services LLC will oversee the deployment of our digital PCS network. Lucent will provide the installation and optimization services for their equipment and Compass will provide project and construction services and employ local construction firms to build the cell sites. We may also hire firms to identify and obtain the required property for our PCS network. These firms will secure all zoning, permitting and surveying approvals and licenses.

Sources and Uses

  The following table highlights our projected sources and uses of capital from July 1, 1999 through December 31, 2002.

                                                                      Amount
                                                                   (In millions)
Sources:
  Gross proceeds from the common stock offering...................    $ 95.0
  Gross proceeds from the units offering(1).......................     150.0
  Lucent financing(2).............................................     143.5
                                                                      ------
    Total sources.................................................    $388.5
                                                                      ======
Uses:
  Capital expenditures............................................    $196.7
  Working capital and operating losses............................      93.2
  Debt service(3).................................................      38.4
  Fees and expenses(4)............................................      18.7
                                                                      ------
    Total uses....................................................     347.0
    Cash on hand at December 31, 2002.............................      41.5
                                                                      ------
    Total uses and cash on hand at December 31, 2002..............    $388.5
                                                                      ======

---------------------
(1) The senior subordinated discount notes will be issued in an aggregate principal amount and bear a rate of interest, which, together with the warrants, will be sufficient to generate gross proceeds at issuance of $150.0 million.

(2) Our financing from Lucent provides for up to $153.5 million of borrowings, $10.0 million of which was provided to us prior to July 1, 1999. We borrowed an additional $3.5 million on August 20, 1999 and expect additional drawings totaling $140.0 million between October 1, 2000 and December 31, 2002 to fund approximately $110.0 million of equipment purchases to complete our network build-out and $33.5 million for general corporate purposes.

(3) Debt service payments are composed of:

                                                                      Amount
                                                                   (In millions)
      Cash interest payments......................................    $ 29.7
      Repayment of third-party unsecured promissory note..........       7.7
      Repayment of bank credit facility...........................       1.0
                                                                      ------
        Total.....................................................    $ 38.4
                                                                      ======

(4) Fees and expenses include estimated offering expenses and underwriting discounts and commissions for both the common stock offering and units offering and origination and other fees related to the Lucent financing.

Products and Services

  We will offer established Sprint PCS products and services throughout our territory. Our products and services are designed to mirror the service offerings of Sprint PCS and to integrate seamlessly with the Sprint PCS nationwide network. The wireless services that Sprint PCS currently offers in over 286 metropolitan markets, including more than 4,000 cities and communities, provide customers with affordable, reliable 100% digital, 100% PCS services. The Sprint PCS service package we will offer includes the following:

  100% digital wireless mobility. Our primary service is wireless mobility coverage. Our PCS network will be part of the largest 100% digital, 100% PCS network in the nation. We will offer customers in our territory enhanced voice clarity, advanced features, and simple, affordable Sprint PCS Free and Clear pricing plans. These plans include free long distance and wireless airtime minutes for use throughout the Sprint PCS network at no additional charge. Our basic wireless service includes voice mail, caller ID, enhanced call waiting, three-way calling, call forwarding, distinctive ringing and call blocking.

  Nationwide service. Sprint PCS customers in our territory will be able to use Sprint PCS services throughout our contiguous markets and seamlessly throughout the Sprint PCS network. Dual-band/dual-mode handsets allow roaming on wireless networks where Sprint PCS is not available and with which Sprint PCS has roaming agreements.

  Advanced handsets. CDMA handsets weighing approximately eight ounces will offer two days of standby time and approximately four hours of talk time. We will also offer dual-band/dual-mode handsets that allow customers to make and receive calls on both PCS and cellular frequency bands and both digital or analog technology. These handsets allow roaming on cellular networks where Sprint PCS digital service is not available. All handsets will be equipped with preprogrammed features such as speed dial and last number redial, and will be sold under the Sprint and Sprint PCS brand names.

  Extended battery life. CDMA handsets offer significantly extended battery life relative to earlier technologies, providing two days of standby battery life. Handsets operating on a digital system are capable of saving battery life while turned on but not in use, improving efficiency and extending the handset's use.

  Improved voice quality. We believe the Sprint PCS CDMA technology offers significantly improved voice quality, compared to existing analog and TDMA networks, more powerful error correction, less susceptibility to call fading and enhanced interference rejection, all of which result in fewer dropped calls. See "--CDMA Technology" for a discussion of the reasons CDMA technology offers improved voice quality.

  Privacy and security. Sprint PCS provides secure voice transmissions encoded into a digital format to prevent eavesdropping and unauthorized cloning of subscriber identification numbers.

  Easy activation. Customers can purchase a shrink-wrapped Sprint PCS handset off the shelf at a retail location and activate their service by calling customer service, which can program the handset over the air. We believe over-the-air activation will reduce the training requirements for salespersons at the retail locations.

  Customer care. Sprint PCS will provide customer care services to customers in our territory under our services agreement. Sprint PCS offers customer care 24 hours a day, seven days a week. Customers can call the Sprint PCS toll-free customer care number from anywhere on the national Sprint PCS network. All Sprint PCS phones are preprogrammed with a speed dial feature that allows customers to easily reach customer care at any time.

  In addition to these services, we may also offer wireless local loop services in our territory. Wireless local loop is a wireless substitute for the landline-based telephones in homes and businesses. We also believe that new features and services will be developed on the Sprint PCS nationwide network to take advantage of CDMA technology. As a leading wireless provider, Sprint PCS conducts ongoing research and development to produce innovative services that give Sprint PCS a competitive advantage. We intend to offer a portfolio of products and services developed by Sprint PCS to accommodate the growth in, and the unique requirements of, high speed data traffic and demand for video services. We plan to provide, when available, a number of applications for wireless data services including facsimile, Internet access, wireless local area networks and point-of-sale terminal connections.

Marketing Strategy

  Our marketing and sales strategy will use Sprint PCS' proven strategies and developed national distribution channels that have helped generate the highest incremental wireless penetration of any cellular or PCS provider in the United States. In the fourth quarter of 1998, Sprint added approximately 830,000 net new subscribers, the largest single quarter of customer growth ever reported by a wireless provider in the United States. In the first quarter of 1999, Sprint PCS added approximately 763,000 net new wireless subscribers, the second largest quarter ever recorded by a wireless carrier in the United States. We plan to enhance Sprint PCS' proven strategies with strategies tailored to our specific territory.

  Use Sprint PCS' brand equity and marketing. We will feature exclusively and prominently the nationally recognized Sprint and Sprint PCS brand names in our marketing effort. From the customers' point of view, they will use our PCS network and the Sprint PCS national network seamlessly as a unified national network. We will build on Sprint PCS' national distribution channels and advertising programs.

  Pricing. Our use of the Sprint PCS pricing strategy will offer customers in our territory simple, easy-to-understand service plans. Sprint PCS' consumer pricing plans are typically structured with competitive monthly recurring charges, large local calling areas, service features such as voicemail, enhanced caller ID, call waiting and three-way calling, and competitive per-minute rates. Lower per-minute rates relative to analog cellular providers are possible in part because the CDMA system that both we and Sprint PCS employ has greater capacity than current analog cellular systems, enabling us to market high usage customer plans at lower prices. All of Sprint PCS' current national plans:

  .include minutes in any Sprint PCS market with no roaming charges;

  .are feature-rich and generally require no annual contracts or hidden charges;

  .offer a wide selection of phones to meet the needs of consumers and businesses;

  .provide a limited-time money back guarantee on Sprint PCS phones; and

  .provide the first incoming minute free.

  In addition, Sprint PCS' national Free and Clear plans, which offer simple, affordable plans for every consumer and business customer, include free long distance calling from anywhere on its nationwide network.

  Local focus. Our local focus will enable us to supplement Sprint PCS' marketing strategies with our own strategies tailored to each of our specific markets. This will include attracting local businesses to enhance our distribution and drawing on our management team's experience in the southeastern United States. We will use local radio, television and newspaper advertising to sell our products and services in each of our markets. We intend to establish a large local sales force to execute our marketing strategy through 12 company-owned Sprint PCS stores and to employ a direct sales force targeted to business sales. In addition, Sprint PCS' existing agreements with national retailers provide us with access to over 250 retail locations in our territory. We expect that Sprint-owned local exchange carriers will provide local telephone service to approximately 30% of the population in our territory by the end of the year 2000 which will provide us with an additional distribution channel through which we can market to an established base of Sprint customers. Many of these local exchange carriers have store fronts for Sprint customers to pay their bills, which we can use to sell Sprint PCS products and services.

  Advertising and promotions. Sprint PCS uses national as well as regional television, radio, print, outdoor and other advertising campaigns to promote its products. We benefit from this national advertising in our territory at no additional cost to us. Sprint PCS also runs numerous promotional campaigns which provide customers with benefits such as additional features at the same rate or free minutes of use for limited time periods. We are able to purchase promotional materials related to these programs from Sprint PCS at their cost.

  Sponsorships. Sprint PCS is a sponsor of numerous selective, broad-based national, regional and local events. These sponsorships provide Sprint PCS with brand name and product recognition in high profile events, provide a forum for sales and promotional events and enhance our promotional efforts in our territory.

  Bundling of services. We intend to take advantage of the complete array of communications services offered by bundling Sprint PCS services with other Sprint products, such as long distance and Internet access.

Sales and Distribution

  Our sales and distribution plan mirrors Sprint PCS' proven multiple channel sales and distribution plan. Key elements of our sales and distribution plan consist of the following:

  Sprint store within a RadioShack store. Sprint has an exclusive arrangement with RadioShack to install a "store within a store," making Sprint PCS the exclusive brand of PCS sold through RadioShack stores. RadioShack has 175 stores in our territory.

  Other national third party retail stores. In addition to RadioShack, we will benefit from the distribution agreements established by Sprint PCS with other national retailers which currently include Best Buy, Circuit City, Office Depot, The Good Guys, Dillards, The Sharper Image, Montgomery Ward, OfficeMax, Ritz Camera and certain May Company department stores. These retailers provide an additional 75 retail stores in our territory.

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

  Sprint PCS stores. We intend to own and operate 12 Sprint PCS stores. These stores will be located in major metropolitan markets within our territory, providing us with the strong local presence and a high degree of visibility. We will train our sales representatives to be informed and persuasive advocates for Sprint PCS' services. Following the Sprint PCS model, these stores will be designed to facilitate retail sales, bill collection and customer service.

  National accounts and direct selling. We will participate in Sprint PCS' national accounts program. Sprint PCS has a national accounts team which focuses on the corporate headquarters of Fortune 500 companies. Once a representative reaches an agreement with the corporate headquarters, we service the offices of that corporation located in our territory. Our direct sales force will target the employees of these corporations in our territory and cultivate other local business clients.

  Inbound telemarketing. Sprint PCS will provide inbound telemarketing sales when customers call from our territory. As the exclusive provider of Sprint PCS products and services in our market, we will use the national Sprint 1-800-480-4PCS number campaigns that generate call-in leads. These leads are then handled by Sprint PCS' inbound telemarketing group.

  Electronic commerce. Sprint PCS launched an Internet site in December 1998 which contains information on Sprint PCS products and services. A visitor to Sprint PCS' Internet site can order and pay for a handset and select a rate plan. Customers visiting the site can review the status of their account, including the number of minutes used in the current billing cycle. Customers in our territory who purchase products and services over the Sprint PCS Internet site will be customers of our PCS network.

CDMA Technology

  Sprint PCS' nationwide network and its affiliates' networks all use digital CDMA technology. CDMA technology is fundamental to accomplishing our business objective of providing high volume, high quality airtime at a low cost. We believe that CDMA provides important system performance benefits.

  Voice quality. CDMA systems offer more powerful error correction, less susceptibility to fading and reduced interference than analog systems. Using enhanced voice coding techniques, CDMA systems achieve voice quality that is comparable to that of the typical wireline telephone. This CDMA vocoder technology also employs adaptive equalization which filters out annoying background noise more effectively than existing wireline, analog cellular or other digital PCS phones.

  Greater capacity. CDMA technology allows a greater number of calls within one allocated frequency and reuses the entire frequency spectrum in each cell. CDMA systems are expected to provide capacity gains of up to seven times over the current analog system and up to three times greater than TDMA and GSM systems. We believe that, by the end of 1999, a new voice coding technology will be available for CDMA networks which is expected to increase the capacity of the system by approximately 40%. This new voice coding standard, referred to as Enhanced Variable Rate Coding, or EVRC, will allow the network to support additional capacity while maintaining the high level of voice quality associated with digital networks. We will utilize the EVRC technology throughout our PCS network to gain the capacity increases. Additional capacity improvements are expected for CDMA networks over the next two years as new third generation standards are approved and implemented that will allow for high-speed data and an even greater increase in the voice traffic capacity.

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  CDMA technology is designed to provide flexible or "soft" capacity that permits a system operator to temporarily increase the number of telephone calls that can be handled within a cell. When capacity limitations in analog, TDMA and GSM systems are reached, additional callers in a given cell must be given a busy signal. Using CDMA technology, the system operator can allow a small degradation in voice quality to provide temporary increases in capacity. This reduces blocked calls and increase the probability of a successful cell-to-cell hand-off.

  Soft hand-off. CDMA systems transfer calls throughout the network using a technique referred to as a soft hand-off, which connects a mobile customer's call with a new cell site while maintaining a connection with the cell site currently in use. CDMA networks monitor the quality of the transmission received by both cell sites simultaneously to select a better transmission path and to ensure that the network does not disconnect the call in one cell until it is clearly established in a new one. As a result, fewer calls are dropped compared to analog, TDMA and GSM networks which use a "hard hand-off" and disconnect the call from the current cell site as it connects with a new one.

  Integrated services. CDMA systems permit us to offer advanced features, including voice mail, caller ID, enhanced call waiting, three-way calling, call forwarding and paging and text-messaging. These advanced features may also be offered by companies utilizing competing technologies.

  Privacy and security. One of the benefits of CDMA technology is that it combines a constantly changing coding scheme with a low power signal to enhance security and privacy. Vendors are currently developing additional encryption capabilities which will further enhance overall network security.

  Simplified frequency planning. Frequency planning is the process used to analyze and test alternative patterns of frequency use within a wireless network to minimize interference and maximize capacity. Currently, cellular service providers spend considerable money and time on frequency planning. Because TDMA and GSM based systems have frequency reuse constraints similar to present analog systems, frequency reuse planning for TDMA and GSM based systems is expected to be comparable to planning for the current analog systems. With CDMA technology, however, the same subset of allocated frequencies can be reused in every cell, substantially reducing the need for costly frequency reuse patterning and constant frequency plan management.

  Longer battery life. Due to their greater efficiency in power consumption, CDMA handsets will provide two days of standby time and approximately four hours of talk time availability. This generally exceeds the battery life of handsets using alternative digital or analog technologies.

  Benefits of other technologies. While CDMA has the inherent benefits discussed above, TDMA networks are generally less expensive when overlaying existing analog systems since the TDMA spectrum usage is more compatible with analog spectrum planning. In addition, the GSM technology standard, unlike CDMA, supports a more robust interoperability standard which allows multi-vendor equipment to be used in the same network. This, along with the fact that the GSM technology is currently more widely deployed throughout the world than CDMA, provides economies of scale for handset and equipment purchases. A standards process is also underway which will allow wireless handsets to support analog, TDMA and GSM technologies in a single unit. Currently, there are no plans to have CDMA handsets that support either the TDMA or GSM technologies.

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Competition

  We will compete in our territory with the incumbent cellular providers and new PCS providers. The cellular providers in our territory serve different geographic segments of our territory in our territory, with no cellular carrier providing complete coverage throughout our territory. Of the PCS providers, only two will provide service comparable to ours in our territory. These are BellSouth Mobility DCS and Triton PCS. Bell South Mobility DCS has deployed a PCS network that uses GSM technology. This competitor is dependent on its roaming agreements with other wireless carriers to provide service beyond its licensed areas. Triton PCS is deploying a PCS network that uses TDMA technology. Triton PCS has reported that it will market its PCS under the SunCom name and as a member of the AT&T wireless network. In addition, we compete with wireless providers using ESMR technology such as Nextel and Southern LINC, a subsidiary of The Southern Company. Our ability to compete effectively with these other providers will depend on a number of factors, including the continued success of CDMA technology in providing better call quality and clarity as compared to analog and digital cellular systems, our competitive pricing with various options suiting individual customer's calling needs, and the continued expansion and improvement of the Sprint PCS nationwide network, customer care system, and handset options.

  Most of our competitors are current cellular providers and joint ventures of current and potential wireless communications service providers, many of which have financial resources and customer bases greater than ours. Many of our competitors have access to more licensed spectrum than the 10 MHz licensed to Sprint PCS in our territory. Cellular service providers have licenses covering 25 MHz of spectrum, and two competing PCS providers have licenses to use 30 MHz in our territory. Some of our competitors also have established infrastructures, marketing programs, and brand names. In addition, certain competitors may be able to offer coverage in areas not served by our PCS network, or, because of their calling volumes or their affiliations with, or ownership of, wireless providers, may be able to offer roaming rates that are lower than those we offer. PCS operators will likely compete with us in providing some or all of the services available through the Sprint PCS network and may provide services that we do not. Additionally, we expect that existing cellular providers, some of whom have been operational for a number of years and have significantly greater financial and technical resources and customer bases than us, will continue to upgrade their systems to provide digital wireless communication services competitive with Sprint PCS.

  We also face competition from "resellers" which provide wireless service to customers but do not hold FCC licenses or own facilities. Instead, the reseller buys blocks of wireless telephone numbers and capacity from a licensed carrier and resells service through its own distribution network to the public. Thus, a reseller is both a customer of a wireless licensee's services and also a competitor of that and other licensees. The FCC requires all cellular and PCS licensees to permit resale of carrier service to a reseller.

  In addition, we will compete with paging, dispatch and conventional mobile telephone companies in our markets. Potential users of PCS systems may find their communications needs satisfied by other current and developing technologies. One or two-way paging or beeper services that feature voice messaging and data display as well as tone-only service may be adequate for potential customers who do not need to speak to the caller.

  In the future, we expect to face increased competition from entities providing similar services using other communications technologies, including satellite-based telecommunications and wireless cable systems. While some of these technologies and services are currently operational, others are being developed or may be developed in the future.

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  Over the past several years the FCC has auctioned and will continue to auction large amounts of wireless spectrum that could be used to compete with PCS. Based upon increased competition, we anticipate that market prices for two-way wireless services generally will decline in the future. We will compete to attract and retain customers principally on the basis of services and features, the size and location of our service areas, network coverage and reliability, customer care and pricing. Our ability to compete successfully will also depend, in part, on our ability to anticipate and respond to various competitive factors affecting the industry, including new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions and discount pricing strategies by competitors.

Intellectual Property

  The Sprint diamond design logo is a service mark registered with the United States Patent and Trademark Office. The service mark is owned by Sprint. We expect, pursuant to the trademark and service mark license agreements, to use, royalty-free, the Sprint and Sprint PCS brand names and the Sprint diamond design logo and certain other service marks of Sprint in connection with marketing, offering and providing licensed services to end-users and resellers, solely within our territory.

  Except in certain instances, Sprint PCS has agreed not to grant to any other person a right or license to provide or resell, or act as agent for any person offering, licensed services under the licensed marks. In all other instances, Sprint PCS reserves for itself and its affiliates the right to use the licensed marks in providing its services, subject to its exclusivity obligations described above, whether within or without our territory.

  The trademark license agreements contain numerous restrictions with respect to the use and modification of any of the licensed marks. See "The Sprint PCS Agreements--The Trademark and Service Mark License Agreements."

Employees

  As of June 30, 1999, we employed 12 full-time employees. None of our employees are represented by a labor union. We believe that our relations with our employees are good.

Properties

  Our principal executive offices are located at Harris Tower, 233 Peachtree Street, N.E., Suite 1700, Atlanta, Georgia 30303. We believe our property is in good operating condition and is currently suitable and adequate for our business operations.

Legal Proceedings

  We are not aware of any pending legal proceedings against us which, individually or in the aggregate, if adversely determined, would have a material adverse effect on our financial condition or results of operations.

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

                           THE SPRINT PCS AGREEMENTS

  The following is a summary of the material terms and provisions of the Sprint PCS agreements and the consent and agreement modifying the Sprint PCS management agreement. We have filed the Sprint PCS agreements and will file a consent and agreement as exhibits to the registration statement of which this prospectus is a part and urge you to review them carefully.

Overview of Sprint PCS Relationship and Agreements

  Under long-term agreements with Sprint PCS, we will exclusively market PCS services under the Sprint and Sprint PCS brand names in our territory. The agreements with Sprint PCS require us to interface with the Sprint PCS wireless network by building our PCS network to operate on the 10 MHz of PCS frequencies licensed to Sprint PCS in the 1900 MHz range. The Sprint PCS agreements also give us access to Sprint PCS' equipment discounts, roaming revenue from Sprint PCS customers traveling into our territory, and various other back office services. Our relationship and agreements with Sprint PCS provide strategic advantages, including avoiding the need to fund up-front spectrum acquisition costs and the costs of establishing billing and other customer services infrastructure. The management agreement has an initial term of 20 years with three 10-year renewals which will lengthen the contract to a total term of 50 years. The agreements will automatically renew for the first 10-year renewal period unless we are in material default on our obligations under the agreements. The agreements will automatically renew for two additional 10-year terms unless we or Sprint PCS provide the other with two years' prior written notice to terminate the agreements.

  We have four major agreements with Sprint and Sprint PCS (collectively the "Sprint PCS Agreements"):

  . the management agreement;

  . the services agreement;

  . the trademark and service mark license agreement with Sprint; and

  . the trademark and service mark license agreement with Sprint PCS.

  In addition, Sprint PCS has entered into a consent and agreement that modifies our management agreement for the benefit of Lucent and the holders of any refinancing of the Lucent financing.

The Management Agreement

  Under our management agreement with Sprint PCS, we have agreed to:

  . construct and manage a network in our territory in compliance with Sprint
    PCS' PCS licenses and the terms of the management agreement;

  . distribute during the term of the management agreement, Sprint PCS products and services;

  . use Sprint PCS' and our own distribution channels in our territory;

  . conduct advertising and promotion activities in our territory; and

  . manage that portion of Sprint PCS' customer base assigned to our territory.

  Sprint PCS will supervise our PCS network operations and has the right to unconditional access to our PCS network.


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

  Exclusivity. We are designated as the only person or entity that can manage or operate a PCS network for Sprint PCS in our territory. Sprint PCS is prohibited from owning, operating, building or managing another wireless mobility communications network in our territory while our management agreement is in place and no event has occurred that would permit the agreement to terminate. Sprint PCS is permitted under our agreement to make national sales to companies in our territory and, as required by the FCC, to permit resale of the Sprint PCS products and services in our territory. If Sprint PCS decides to expand the geographic size of our build-out, Sprint PCS must provide us with written notice of the proposed expansion. We have 90 days to determine whether we will build out the proposed area. If we do not exercise this right, Sprint PCS can build out the territory or permit another third party to do so.

  Network build-out. The management agreement specifies the terms of the Sprint PCS affiliation, including the required network build-out plan. We have agreed to cover a specified percentage of the population at coverage levels ranging from 39% to 86% within each of the 21 markets which make up our territory by specified dates beginning by March 31, 2000 and ending on December 31, 2000. The aggregate coverage will result in network coverage of approximately 65% of the population in our territory of 6.8 million by December 31, 2000. We have agreed to operate our PCS network, if technically feasible and commercially reasonable, to provide for a seamless handoff of a call initiated in our territory to a neighboring Sprint PCS network.

  Products and services. The management agreement identifies the products and services that we can offer in our territory. These services include, but are not limited to, Sprint PCS consumer and business products and services available as of the date of the agreement, or as modified by Sprint PCS. We are allowed to sell wireless products and services that are not Sprint PCS products and services if those additional products and services do not cause distribution channel conflicts or, in Sprint PCS' sole determination, consumer confusion with Sprint PCS' products and services. We may cross-sell services such as Internet access, handsets, and prepaid phone cards with Sprint, Sprint PCS and other Sprint PCS affiliates. If we decide to use third parties to provide these services, we must give Sprint PCS an opportunity to provide the services on the same terms and conditions. We cannot offer wireless local loop services specifically designed for the competitive local exchange market in areas where Sprint owns the local exchange carrier unless we name the Sprint-owned local exchange carrier as the exclusive distributor or Sprint PCS approves the terms and conditions.

  We will participate in the Sprint PCS sales programs for national sales to customers, and will pay the expenses and receive the compensation from national accounts located in our territory. We must use Sprint's long distance service which we can buy at the best prices offered to comparably situated Sprint customers.

  Service pricing, roaming and fees. We must offer Sprint PCS subscriber pricing plans designated for regional or national offerings, including Sprint PCS' Free and Clear plans. We are permitted to establish our own local price plans for Sprint PCS' products and services only offered in our territory, subject to Sprint PCS' approval. Sprint PCS will retain 8% of collected revenues received by Sprint PCS for Sprint PCS products and services from customers in our territory. This amount excludes roaming revenues, sales of handsets and accessories, proceeds from sales not in the ordinary course of business and amounts collected with respect to taxes. Except in the case of taxes, we will retain 100% of these revenues. Although many Sprint PCS subscribers will purchase a bundled pricing plan that allows roaming anywhere on the Sprint PCS and affiliates' network without incremental roaming charges, we will earn roaming revenues from every minute that a "foreign" subscriber's call is carried on our PCS network. We will earn revenues from Sprint PCS based on an

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

established per minute rate for Sprint PCS' or its affiliates' subscribers roaming in our territory. Similarly, we will pay for every minute our own subscribers use the Sprint PCS nationwide network outside our territory. The analog roaming rate onto a non-Sprint PCS provider's network is set under Sprint PCS' third party roaming agreements.

  Advertising and promotions. Sprint PCS is responsible for all national advertising and promotion of the Sprint PCS products and services. We are responsible for advertising and promotion in our territory. Sprint PCS' service area includes the urban markets around our territory. Sprint PCS will pay for advertising in these markets. Given the proximity of those markets to ours, we expect considerable spill-over from Sprint PCS' advertising in surrounding urban markets.

  Program requirements. We will comply with Sprint PCS' program requirements for technical standards, customer service standards, national and regional distribution and national accounts programs. Sprint PCS can adjust the program requirements from time to time. We have the right to appeal to Sprint PCS' management adjustments which could cause an unreasonable increase in cost to us if the adjustment: (1) causes us to incur a cost exceeding 5% of the sum of our equity plus our outstanding long term debt, or (2) causes our operating expenses to increase by more than 10% on a net present value basis. If Sprint PCS denies our appeal, then we have 10 days after the denial to submit the matter to arbitration. If we do not submit the matter to arbitration within the 10-day period or comply with the program adjustment, Sprint PCS has the termination rights described below.

  Non-competition. We may not offer Sprint PCS products and services outside our territory without the prior written approval of Sprint PCS. Within our territory we may offer, market or promote telecommunications products and services only under the Sprint PCS brands, our own brand, brands of related parties of ours or other products and services approved under the management agreement, except that no brand of a significant competitor of Sprint PCS or its related parties may be used for those products and services. To the extent we have or obtain licenses to provide PCS services outside our territory, we may not use the spectrum to offer Sprint PCS products and services without prior written consent from Sprint PCS.

  Inability to use non-Sprint PCS brand. We may not market, promote, advertise, distribute, lease or sell any of the Sprint PCS products and services on a non-branded, "private label" basis or under any brand, trademark or trade name other than the Sprint PCS brand, except for sales to resellers or as otherwise permitted under the trademark and service mark license agreements.

  Rights of first refusal. Sprint PCS has certain rights of first refusal to buy our assets upon a proposed sale of all or substantially all of our assets.

  Termination of management agreement. The management agreement can be terminated as a result of:

  . termination of Sprint PCS' PCS licenses;

  . an uncured breach under the management agreement;

  . bankruptcy of a party to the management agreement;

  . the management agreement not complying with any applicable law in any material respect;

  . the termination of either of the trademark and service mark license agreements;


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

  . our failure to obtain the financing necessary for the build-out of our PCS network and for our working capital needs; provided, however, that Sprint PCS has agreed that the Lucent financing, the issuance of the senior subordinated discount notes and the offering of common stock will meet the financing requirements of the management agreement; or

  . the unauthorized transfer or assignment of ownership interest by certain individuals identified in the management agreement for a period of five years from the date of the management agreement, if we do not initiate immediate legal action to prevent the transfer.

  The termination or non-renewal of the management agreement triggers certain of our rights and those of Sprint PCS. The right of either party to require the other to purchase or sell the operating assets, as discussed below, may not be exercised, except in limited circumstances in the case of Sprint PCS, until July 22, 2000.

  If we have the right to terminate the management agreement because of an event of termination caused by Sprint PCS, generally we may:

  . require Sprint PCS to purchase all of our operating assets used in connection with our PCS network for an amount equal to at least 80% of our Entire Business Value as defined below;

  . if Sprint PCS is the licensee for 20 MHz or more of the spectrum on the date we terminate the management agreement, require Sprint PCS to assign to us, subject to governmental approval, up to 10MHz of licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or
    (2) 9% of our Entire Business Value; or

  . sue Sprint PCS for damages or submit the matter to arbitration and thereby not terminate the management agreement.

  If Sprint PCS has the right to terminate the management agreement because of an event of termination caused by us, generally Sprint PCS may:

  . require us to sell our operating assets to Sprint PCS for an amount equal to 72% of our Entire Business Value;

  . require us to purchase, subject to governmental approval, the licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint or (2) 10% of our Entire Business Value;

  . take any action as Sprint PCS deems necessary to cure our breach of the management agreement, including assuming responsibility for, and operating, our PCS network; or

  . sue us for damages or submit the matter to arbitration and thereby not terminate the management agreement.

  Non-renewal. If Sprint PCS gives us timely notice that it does not intend to renew the management agreement, we may:

  . require Sprint PCS to purchase all of our operating assets used in connection with our PCS network for an amount equal to 80% of our Entire Business Value; or

  . if Sprint PCS is the licensee for 20MHz or more of the spectrum on the date we terminate the management agreement, require Sprint PCS to assign to us, subject to governmental approval, up to 10MHz of licensed spectrum for an amount equal to the greater of (1) the original cost

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

   to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or (2) 10% of our Entire Business Value.

  If we give Sprint PCS timely notice of non-renewal, or we both give notice of non-renewal, or the management agreement can be terminated for failure to comply with legal requirements or regulatory considerations, Sprint PCS may:

  . purchase all of our operating assets for an amount equal to 80% of our Entire Business Value; or

  . require us to purchase, subject to governmental approval, the licensed spectrum for an amount equal to the greater of (1) the original cost to Sprint PCS of the license plus any microwave relocation costs paid by Sprint PCS or (2) 10% of our Entire Business Value.

  Determination of Entire Business Value. If the Entire Business Value is to be determined, we and Sprint PCS will each select one independent appraiser and the two appraisers will select a third appraiser. The three appraisers will determine the Entire Business Value on a going concern basis using the following guidelines:

  . the Entire Business Value is based on the price a willing buyer would pay a willing seller for the entire on-going business;
  . then-current customary means of valuing a wireless telecommunications business will be used;

  . the business is conducted under the Sprint and Sprint PCS brands and the Sprint PCS agreements;

  . that we own the spectrum and frequencies presently owned by Sprint PCS and subject to the Sprint PCS Agreements; and

  . the valuation will not include any value for businesses not directly related to the Sprint PCS products and services, and such businesses will not be included in the sale.

  The rights and remedies of Sprint PCS outlined in the management agreement resulting from an event of termination of the management agreement have been materially amended by the consent and agreement as discussed below. However, at such time that there is no outstanding debt covered under the consent and agreement, such amendments to the rights and remedies of Sprint PCS reflected in the consent and agreement will not be in effect.

  Insurance. We are required to obtain and maintain with financially reputable insurers who are licensed to do business in all jurisdictions where any work is performed under the management agreement and who are reasonably acceptable to Sprint PCS, workers' compensation insurance, commercial general liability insurance, business automobile insurance, umbrella excess liability insurance and "all risk" property insurance.

  Indemnification. We have agreed to indemnify Sprint PCS and its directors, employees and agents and related parties of Sprint PCS and their directors, employees and agents against any and all claims against any of the foregoing arising from our violation of any law, a breach by us of any representation, warranty or covenant contained in the management agreement or any other agreement between us and Sprint PCS, our ownership of the operating assets or the actions or the failure to act of anyone employed or hired by us in the performance of any work under this agreement, except we will not indemnify Sprint PCS for any claims arising solely from the negligence or willful misconduct of Sprint PCS. Sprint PCS has agreed to indemnify us and our directors, employees and agents against all claims against any of the foregoing arising from Sprint PCS' violation of any law

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

and from Sprint PCS' breach of any representation, warranty or covenant contained in this agreement or any other agreement between Sprint PCS and us, except Sprint PCS will not indemnify us for any claims arising solely from our negligence or willful misconduct.

The Services Agreement

  The services agreement outlines various back office services provided by Sprint PCS and available to us at established rates. Sprint PCS can change any or all of the service rates one time in each 12 month period. Some of the available services include: billing, customer care, activation, credit checks, handset logistics, home locator record, voice mail, prepaid services, directory assistance, operator services, roaming fees, roaming clearinghouse fees, interconnect fees and inter-service area fees. Sprint PCS offers three packages of available services. Each package identifies which services must be purchased from Sprint PCS and which may be purchased from a vendor or provided in-house. Essentially, services such as billing, activation and customer care must all be purchased from Sprint PCS or none may be purchased from Sprint PCS. We have chosen to initially buy these services from Sprint PCS but may develop an independent capability with respect to these services over time. Sprint PCS may contract with third parties to provide expertise and services identical or similar to those to be made available or provided to us. We have agreed not to use the services received under the services agreement in connection with any other business or outside our territory. We may discontinue use of any service upon three months' prior written notice. Sprint PCS has agreed that the services presently offered will be available until at least December 31, 2001. Sprint PCS may discontinue a service after December 31, 2001 provided that Sprint PCS provides us with nine months' prior notice.

  We have agreed with Sprint PCS to indemnify each other as well as officers, directors, employees and certain other related parties and their officers, directors and employees for violations of law or the services agreement except for any liabilities resulting from the indemnitee's negligence or willful misconduct. The services agreement also provides that no party to the agreement will be liable to the other party for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits arising from the relationship of the parties or the conduct of business under, or breach of, the services agreement except as may otherwise be required by the indemnification provisions. The services agreement automatically terminates upon termination of the management agreement and neither party may terminate the services agreement for any reason other than the termination of the management agreement.

The Trademark and Service Mark License Agreements

  We have non-transferable, royalty-free licenses to use the Sprint and Sprint PCS brand names and "diamond" symbol, and several other U.S. trademarks and service marks such as "The Clear Alternative to Cellular" and "Clear Across the Nation" on Sprint PCS products and services. We believe that the Sprint and Sprint PCS brand names and symbols enjoy a very high degree of awareness, providing us an immediate benefit in the market place. Our use of the licensed marks is subject to our adherence to quality standards determined by Sprint and Sprint PCS and use of the licensed marks in a manner which would not reflect adversely on the image of quality symbolized by the licensed marks. We have agreed to promptly notify Sprint and Sprint PCS of any infringement of any of the licensed marks within our territory of which we become aware and to provide assistance to Sprint and Sprint PCS in connection with Sprint's and Sprint PCS' enforcement of their respective rights. We have agreed with Sprint and Sprint PCS to indemnify each other for losses incurred in connection with a material breach of the trademark license agreements. In addition, we have agreed

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to indemnify Sprint and Sprint PCS from any loss suffered by reason of our use of the licensed marks or marketing, promotion, advertisement, distribution, lease or sale of any Sprint or Sprint PCS products and services other than losses arising solely out of our use of the licensed marks in compliance with certain guidelines.

  Sprint and Sprint PCS can terminate the trademark and service mark license agreements if we file for bankruptcy, materially breach the agreement or our management agreement is terminated. We can terminate the trademark and service mark license agreements upon Sprint's or Sprint PCS' abandonment of the licensed marks or if Sprint or Sprint PCS files for bankruptcy, or the management agreement is terminated.

Consent and Agreement for the Benefit of the Lucent Financing

  Sprint PCS has entered into a consent and agreement with Lucent, which we have acknowledged, that modifies Sprint PCS' rights and remedies under our management agreement for the benefit of Lucent and any refinancing of the Lucent financing (the "Lucent Consent").

  The Lucent Consent generally provides, among other things, the following:

  . Sprint PCS' consent to the pledge of our subsidiary stock and grant of a security interest in all our assets including the Sprint PCS Agreements;

  . that the Sprint PCS Agreements may not be terminated by Sprint PCS until the financing from Lucent is satisfied in full pursuant to the terms of the Lucent Consent, unless our stock or assets are sold to a purchaser who does not continue to operate the business as a Sprint PCS network, which sale requires the approval of the Administrative Agent;

  .  a prohibition on competing Sprint PCS networks in our territory;

  .  for Sprint PCS to maintain 10 MHz of PCS spectrum in all our markets;

  . for redirection of payments from Sprint PCS to the Administrative Agent under specified circumstances;

  . for Sprint PCS and the Administrative Agent to provide to each other notices of default;

  . the ability to appoint an interim replacement, including Sprint PCS, to operate our PCS network under the Sprint PCS Agreements after an acceleration of our financing from Lucent or an event of termination under the Sprint PCS Agreements;

  . the ability of the Administrative Agent or Sprint PCS to assign the Sprint PCS Agreements and sell our assets to a qualified purchaser other than a major competitor of Sprint PCS or Sprint;

  . the ability to purchase spectrum from Sprint PCS and sell our assets to any qualified purchaser; and

  .  the ability of Sprint PCS to purchase our assets or our debt.

  Consent to security interest and pledge of stock. Sprint PCS has consented to the grant of the following:

  . a first priority security interest in all our assets including the Sprint PCS Agreements;

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

  . a lien upon all of our assets and property including our rights under the Sprint PCS Agreements; and

  . a first priority security interest in the capital stock and equity interests of our subsidiary and future subsidiaries.

  Sprint PCS has agreed to acknowledge the grant of these security interests and to waive its right to challenge or contest the validity of the interests.

  Agreement not to terminate Sprint PCS Agreements until the obligations under the Lucent financing are repaid. Sprint PCS has agreed not to exercise its rights or remedies under the Sprint PCS Agreements, except its right to cure some defaults, including its right to terminate the Sprint PCS Agreements and withhold payments, other than rights of setoff, until the Lucent financing is satisfied in full pursuant to the terms of the Lucent Consent. Sprint PCS has agreed that until the Lucent financing is satisfied in full pursuant to the terms of the Lucent Consent, the failure of a party related to us to pay any amount under any agreement with Sprint PCS, other than the Sprint PCS Agreements, or its related parties will not constitute a breach of the Sprint PCS Agreements.

  No competition until obligations under the Lucent financing are repaid. Sprint PCS has agreed that it will not permit any person other than AirGate or a successor manager to be a manager or operator for Sprint PCS in our territory until the Lucent financing is satisfied in full pursuant to the terms of the Lucent Consent. Consistent with our management agreement, while the Lucent financing is outstanding, Sprint PCS can sell PCS services through its national accounts, permit resellers and build new geographical areas within our territory for which we have chosen not to exercise our rights of first refusal. Similarly, Sprint PCS has agreed that it will not own, operate, build or manage another wireless mobility communications network in our territory unless it is permitted under the management agreement or the management agreement is terminated in accordance with the Lucent Consent, and, in each case, our senior debt is satisfied in full pursuant to the terms of the Lucent Consent.

  Maintain 10 MHz of spectrum. Sprint PCS has agreed to own at least 10 MHz of PCS spectrum in our territory until the first of the following events occurs:

  . the obligations under the Lucent financing are satisfied in full pursuant to the terms of the Lucent Consent;

  . the sale of spectrum is completed under the Lucent Consent, as discussed below;

  . the sale of operating assets is completed under the Lucent Consent, as discussed below; or

  .  the termination of our management agreement.

  Restrictions on assignment and change of control do not apply to lenders and the Administrative Agent. Sprint PCS has agreed not to apply the restrictions on assignment of the Sprint PCS Agreements and changes in control of our ownership to the lenders of the Lucent financing or the Administrative Agent. The assignment and change of control provisions in the Sprint PCS Agreements will apply if the assignment or change of control is to someone other than the Administrative Agent or a lender of the Lucent financing, or is not permitted under the Lucent Consent.


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

  Redirection of payments from Sprint PCS to the Administrative Agent. Sprint PCS has agreed to make all payments due from Sprint PCS to us under the Sprint PCS Agreements directly to the Administrative Agent if the Administrative Agent provides Sprint PCS with notice that an event of default has occurred and is continuing under the Lucent financing. Payments to the Administrative Agent would cease upon the cure of the event of default.

  Notice of defaults. Sprint PCS has agreed to provide to the Administrative Agent a copy of any written notice it sends us regarding an event of termination or an event that if not cured, or if notice is provided, would be an event of termination under the Sprint PCS Agreements. Sprint PCS also has acknowledged that notice of an event of termination under the Sprint PCS Agreements constitutes an event of default under the Lucent financing. The Administrative Agent is, or will be, required to provide Sprint PCS a copy of any written notice sent to us regarding an event of default or default under the Lucent financing instruments.

  Right to cure. Sprint PCS and the Administrative Agent have the right, but not the obligation, to cure a default under the Sprint PCS Agreements. During the first six months as interim manager Sprint PCS' right to reimbursement of any expenses incurred in connection with the cure are subordinated to the satisfaction in full, pursuant to the terms of the Lucent Consent of the obligations under the Lucent financing.

  Modification of termination rights. The Lucent Consent modifies the rights and remedies under the management agreement provided in an event of termination and grants the provider of the Lucent financing certain rights in the event of a default under the instruments governing the senior debt. The rights and remedies of Lucent vary based on whether we have:

  . defaulted under our debt obligations but no event of termination has occurred under the management agreement; or

  .  breached the management agreement.

The Lucent Consent generally permits the appointment of a person to run our business under the Sprint PCS Agreements on an interim basis and establishes a process for sale of the business. The person designated to operate our business on an interim basis is permitted to collect a reasonable management fee. If Sprint PCS or a related party is the interim operator, the amount of the fee shall not exceed the amount of direct expenses of its employees to operate the business plus out-of-pocket expenses. Sprint PCS shall collect its fee by setoff against the amounts owed to us under the Sprint PCS Agreements with them. In the event of an acceleration of obligations under the Lucent financing and for up to two years thereafter, Sprint PCS shall retain only one-half of the 8% of collected revenues that it would otherwise be entitled to retain. Sprint PCS may retain the full 8% after the second anniversary of the date of acceleration if Sprint PCS has not been appointed to run our business on an interim basis or earlier if our business is sold to a third party. We or the Administrative Agent, as the case may be, shall be entitled to receive the remaining one-half of the collected revenues that Sprint PCS would otherwise have retained. The amount advanced to us or the Administrative Agent shall be evidenced by an interest-bearing promissory note. The promissory note shall mature on the earlier of (1) the date a successor manager is qualified and assumes our rights and obligations under the Sprint PCS Agreements or (2) the date on which our operating assets or equity are purchased by a third party.

  Default under the Lucent financing without a management agreement breach. If we default on our obligations under the Lucent financing and there is no default under our management agreement

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

with Sprint PCS, Sprint PCS has agreed to permit the Administrative Agent to elect to take any of the following actions:

  .  allow us to continue to operate the business under the Sprint PCS
     Agreements;

  .  appoint Sprint PCS to operate the business on an interim basis; or

  . appoint a person other than Sprint PCS to operate the business on an interim basis.

  Appointment of Sprint PCS or third party designee by Administrative Agent to operate business. If the Administrative Agent appoints Sprint PCS to operate the business, Sprint PCS must accept the appointment within 14 days or designate to operate the business another person who also is an affiliate of Sprint PCS or is acceptable to the Administrative Agent. Sprint PCS or its designated person must agree to operate the business for up to six months. At the end of the six months, the period may be extended by the Administrative Agent for an additional six months or an additional 12 months if the aggregate population served by all of Sprint PCS' affiliates is less than 40 million. If the term is extended beyond the initial six month period, the Administrative Agent will be required to reimburse Sprint PCS or its designated person for amounts previously expended and to be incurred as interim manager to cure a default up to an aggregate amount that is equal to 5% of the sum of our stockholders' equity value plus the outstanding amount of our long term debt. Sprint PCS or its designated person is not required to incur expenses beyond this 5% limit. At the end of the initial six-month interim term, the Administrative Agent has the right to appoint a successor to AirGate subject to the requirements set forth below.

  Appointment of third party by Administrative Agent to operate business. If the Administrative Agent appoints a person other than Sprint PCS to operate the business on an interim basis the third party must:

  . agree to serve for six months unless terminated by Sprint PCS or the Administrative Agent for cause;

  . meet the requirements for a successor to an affiliate and not be challenged by Sprint PCS for failing to meet these requirements within 20 days after the Administrative Agent provides Sprint PCS with information on the third party; and

  .  agree to comply with the terms of the Sprint PCS Agreements.

  The third party is required to operate the Sprint PCS network in our territory but is not required to assume our existing liabilities. If the third party materially breaches the Sprint PCS Agreements, this breach will be treated as an event of default under the management agreement with Sprint PCS.

  Management agreement breach. If we breach the Sprint PCS Agreements and this breach causes a default under the Lucent financing, Sprint PCS has the right to designate who will operate our business on an interim basis. Sprint PCS has the right to:

  . allow us to continue to operate the PCS business under the Sprint PCS Agreements if approved by the Administrative Agent;

  .  operate our PCS business on an interim basis; or

  . appoint a person other than Sprint PCS that is acceptable to the Administrative Agent, which acceptance can not be unreasonably withheld and must be given for another Sprint PCS affiliate, to operate our PCS business on an interim basis.

  When a debt default is caused by a breach of our management agreement with Sprint PCS, the Administrative Agent only has a right to designate who will operate our business on an interim basis

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

if Sprint PCS elects not to operate the business or designate a third party to operate the business on an interim basis.

  Election of Sprint PCS to serve as interim manager or designate a third party to operate business. If Sprint PCS elects to operate the business on an interim basis or designate a third party to operate the business on an interim basis, Sprint PCS or the third party may operate the business for up to six months at the discretion of Sprint PCS. At the end of the six months, the period may be extended for an additional six months or an additional 12 months if the aggregate population served by us and all other affiliates of Sprint PCS is less than 40 million. If the term is extended beyond the initial six month period, the Administrative Agent will be required to reimburse Sprint PCS or its third party designee for amounts previously expended and to be incurred as interim manager to cure a default up to an aggregate amount that is equal to 5% of the sum of our shareholder's equity value plus the outstanding amount of our long term debt. Sprint PCS or its third party designee is not required to incur expenses beyond this 5% limit. At the end of the initial six-month interim term, Sprint PCS, subject to the approval of the Administrative Agent has the right to appoint a successor interim manager to operate our business.

  Appointment of third party by Administrative Agent to operate business. If Sprint PCS gives the Administrative Agent notice of a breach of the management agreement, the debt repayment is accelerated, and Sprint PCS does not agree to operate the business or is unable to find a designee, the Administrative Agent may designate a third party to operate the business. The Administrative Agent has this same right if Sprint PCS or the third party designated by Sprint PCS resigns and is not replaced within 30 days. The third party selected by the Administrative Agent must:

  . agree to serve for six months unless terminated by Sprint PCS for cause by the Administrative Agent;

  . meet the requirements for a successor to an affiliate and not be challenged by Sprint PCS for failing to meet the requirements within 20 days after the Administrative Agent provides Sprint PCS with information on the third party; and

  .  agree to comply with the terms of the Sprint PCS Agreements.

  The third party may continue to operate the business after the six month period at the Administrative Agent's discretion, so long as the third party continues to satisfy the requirements to be a successor to an affiliate. The third party is required to operate the Sprint PCS network in our territory, but is not required to assume our existing liabilities.

  Purchase and sale of operating assets. The Lucent Consent establishes a process for the sale of our operating assets in the event of a default and acceleration under the Lucent financing. Our stockholder has approved the sale of our operating assets pursuant to the terms of the Lucent Consent.

  Sprint PCS' right to purchase on acceleration of amounts outstanding under the Lucent financing. Subject to the requirements of applicable law, so long as our equipment financing with Lucent or any refinancing thereof remains outstanding, Sprint PCS has the right to purchase our operating assets upon notice of an acceleration of the Lucent financing under the following terms:

  . in addition to the purchase price requirements of the management agreement, the purchase price must include the payment or assumption in full, pursuant to the terms of the Lucent Consent, of the Lucent financing;

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

  . Sprint PCS must notify the Administrative Agent of its intention to exercise the purchase right within 60 days of receipt of the notice of acceleration;

  . the Administrative Agent is prohibited for a period of at least 120 days after the acceleration or until Sprint PCS rescinds its intention to purchase from enforcing its security interest if Sprint PCS has given notice of its intention to exercise the purchase right;

  . if we receive a written offer that is acceptable to us to purchase our operating assets within a specified period after the acceleration, Sprint PCS has the right to purchase our operating assets on terms and conditions at least as favorable to us as the offer we receive. Sprint PCS must agree to purchase the operating assets within 14 business days of its receipt of the offer, on acceptable conditions, and in an amount of time acceptable to us; and

  . upon completion of the sale to Sprint PCS, the Administrative Agent must release the security interests upon satisfaction in full pursuant to the terms of the Lucent Consent of the obligations under the Lucent financing.

  If the Administrative Agent acquires our operating assets, Sprint PCS has the right for 60 days to notify the Administrative Agent that it wants to purchase the operating assets for an amount not less than the sum of the aggregate amount paid by the lenders under the Lucent financing for the operating assets plus an aggregate amount sufficient to satisfy in full the obligations under the Lucent financing pursuant to the terms of the Lucent Consent. If Sprint PCS purchases the operating assets under these provisions, the Administrative Agent must release the security interests.

  If the Administrative Agent receives an offer to purchase the operating assets, Sprint PCS has the right to purchase the operating assets on terms and conditions at least as favorable as the terms and conditions in the proposed offer within 14 days of Sprint PCS' receipt of notice of the offer, and so long as the conditions of Sprint PCS' offer and the amount of time to complete the purchase is acceptable to the Administrative Agent.

  Sale of operating assets to third parties. If Sprint PCS does not purchase the operating assets, following an acceleration of the obligations under the Lucent financing, the Administrative Agent may sell the operating assets. Subject to the requirements of applicable law, the Administrative Agent has two options:

  . to sell the assets to an entity that meets the requirements to be our successor under the Sprint PCS Agreements; or

  .  to sell the assets to any third party, subject to specified conditions.

  Sale of assets to qualified successor. Subject to the requirements of applicable law, the Administrative Agent may sell the operating assets and assign the agreements to entities that meet the following requirements to succeed us:

  . the person has not materially breached a material agreement with Sprint PCS or its related parties that has resulted in the exercise of a termination right or in the initiation of judicial or arbitration proceedings during the past three years;

  .  the person is not named by Sprint PCS as a prohibited successor;

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

  . the person has reasonably demonstrated its credit worthiness and can demonstrate the ability to service the indebtedness and meet the requirements in the build-out plan; and

  .  the person agrees to be bound by the Sprint PCS Agreements.

  The Administrative Agent is required to provide Sprint PCS with information necessary to determine if a buyer meets the requirements to succeed us. Sprint PCS has 20 days after its receipt of this information to object to the qualifications of the buyer to succeed us. If Sprint PCS does not object to the buyer's qualifications, subject to the requirements of applicable law, the buyer can purchase the assets and assume our rights and responsibilities under the Sprint PCS Agreements. The Lucent Consent will remain in full force and effect for the benefit of the buyer and its lenders. The buyer also has a period to cure any defaults under our Sprint PCS Agreements.

  Sale of assets to non-successor. Subject to the requirements of applicable law, the Administrative Agent may sell our assets to a party that does not meet the requirements to succeed AirGate. If such a sale is made:

  .Sprint PCS may terminate the Sprint PCS Agreements;

  . the buyer may purchase from Sprint PCS 5, 7.5 or 10 MHz of the PCS spectrum licensed to Sprint PCS in our territory under specified terms;

  . if the buyer controls, is controlled by or is under common control with an entity that owns a license to provide wireless service to at least 50% of the population in a basic trading area where the buyer proposes to purchase the spectrum from Sprint PCS, the buyer may only buy 5 MHz of spectrum;

  . the price to purchase the spectrum is equal to the sum of the original cost of the license to Sprint PCS pro rated on a population and a spectrum basis, plus the cost paid by Sprint PCS for microwave clearing in the spectrum ultimately acquired by the buyer of our assets and the amount of carrying costs attributable to the license and microwave clearing costs from the date of the Lucent Consent until the closing of the sale, based on a rate of 12% per annum;

  . the buyer will receive from Sprint PCS the customers with the MIN assigned to the market area covered by the purchased spectrum except for customers of national accounts and resellers;

  . with limited exceptions, Sprint PCS will not solicit for six months the customers transferred to the buyer with the MIN assigned to the market area;

  . the buyer and Sprint PCS will enter into a mutual roaming agreement with prices equal to the lesser of the most favored pricing provided by buyer to third parties roaming in the geographic area and the national average paid by Sprint PCS to third parties; and

  . Sprint PCS will have the right to resell buyer's wireless services at most favored nations pricing.

  Right to purchase debt obligations. Following an acceleration under the Lucent financing and until the 60-day anniversary of the filing of a petition of bankruptcy, Sprint PCS has the right to purchase our obligations under the Lucent financing at a purchase price equal to the amount of the obligations other than interest accrued and fees and expenses that are deemed to be unreasonable.

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  Modification and amendment of Lucent Consent. If Sprint PCS modifies or amends the form of consent and agreement it enters into with a lender to another Sprint PCS affiliate that serves an area with population exceeding 5.0 million, then Sprint PCS agrees to give the Administrative Agent written notice of the amendments and to amend the Lucent Consent in the same manner at the Administrative Agent's request; provided, however, that Sprint PCS is not required to amend the Lucent Consent to:

  . incorporate selected changes designated by the Administrative Agent unless Sprint PCS consents to making only the selected changes; or

  . incorporate changes made for the benefit of a lender because of circumstances related to a particular Sprint PCS affiliate other than AirGate.

  The following circumstances would not be considered related to a particular Sprint PCS affiliate and, subject to the preceding sentence, could result in amendment of the Lucent Consent:

  . any form of recourse to Sprint PCS or similar form of credit enhancement;

  . any change in Sprint PCS's right to purchase our operating assets or capital stock under the management agreement or Sprint PCS's right to purchase the obligations under the Lucent financing;

  . any change to our right or the right of the Administrative Agent or our lenders under the Lucent financing to sell the collateral or purchase spectrum from Sprint PCS;

  . any change in the ownership status, terms of usage or the amount of spectrum that may be purchased by us from Sprint PCS;

  . any material change in the flow of certain revenues between Sprint PCS and us;

  . any changes to the obligations required to be assumed by, or qualifications for, or appointment of, anyone other than AirGate who can be appointed to operate our business on an interim basis under the management agreement or purchase the business and continue to operate under the management agreement;

  . any changes to the consent and agreements terms on confidentiality, non-compete or eligible buyers of the business;

  .  any clarifications of FCC compliance issues;

  .  any issuance of legal opinions; and

  .  any changes to the requirements of this section.

  Termination of Lucent Consent. The Lucent Consent will terminate upon the first to occur of:

  . repayment in full of all our obligations under the Lucent financing and termination of the Lucent financing; and

  .  termination of the Sprint PCS Agreements.

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                      DESCRIPTION OF CERTAIN INDEBTEDNESS

The Lucent Financing

  We have entered into a credit agreement with Lucent Technologies Inc. pursuant to which Lucent has agreed to provide a credit facility in the amount of up to $153.5 million. The Lucent financing will be used to purchase equipment from Lucent and for general corporate purposes. Our debt under this facility is senior debt that ranks senior in right of payment to the senior subordinated discount notes and is secured by a first priority security interest in substantially all of our assets. The Lucent financing is guaranteed by our subsidiary and will be guaranteed by our future subsidiaries.

  The Lucent financing provides for (1) $13.5 million in senior secured debt ("Tranche 1"), which was drawn on August 20, 1999 and which matures June 6, 2007 and (2) $140.0 million in senior secured debt ("Tranche 2"), which is available to be drawn from time to time for three years commencing on October 1, 2000 and which matures September 30, 2008.

  The principal amount of each tranche amortizes in 19 quarterly installments according to a graduated schedule. Amortization of Tranche 1 will begin in December 2002, with final maturity occurring June 6, 2007. Amortization of Tranche 2 will begin in March 2004, and final maturity will occur September 30, 2008.

  The availability of funding under Tranche 2 is subject to the following conditions, all of which will have been satisfied on or before the closing of the offering:

  . the payment of all fees then due related to the Lucent financing;

  . the approval by the administrative agent under the Lucent credit agreement of any adverse changes to our most recent business and financing plan provided to Lucent at the closing of the Lucent financing which would have a material adverse effect;

  . if all other conditions have not been satisfied or waived by November 16, 1999, receipt by Lucent from the appropriate Sprint PCS entities of certification that the PCS licenses and interconnection agreements required for us to operate our network have been obtained, remain in effect and are not subject to impairment, and that the Sprint PCS entities are in compliance with those licenses and interconnection agreements;

  . the successful completion of the concurrent common stock and units offerings with proceeds of not less than $215.0 million in the aggregate of which not less than $85.0 million is equity;

  . the execution of the indenture for the senior subordinated discount notes;

  . the execution of an intercreditor agreement;

  . the absence of any suit or proceeding that might result in a material adverse change in our business or that would affect the enforceability of the loan documents;

  . the payment of all insurance premiums due and compliance with the other insurance requirements under the Lucent financing;

  . the representations and warranties in the loan documents continuing to be true and correct and the absence of a default under the loan documents; and

  . our compliance with and the continued effectiveness of our agreements with Sprint PCS and our supply agreement with Lucent.

  Each draw under Tranche 2 is subject to the conditions that the representations and warranties continue to be true and correct, and that there is no event of default under the loan documents.

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  The Lucent financing is secured by the following:

  . a perfected first priority lien on substantially all of our assets and the assets of our present and future subsidiaries;

  . collateral assignment of the Sprint PCS Agreements; and

  . a pledge of all of the capital stock of our subsidiary and future subsidiaries.

  At the time we request a borrowing under the Lucent financing, we may select one of two types of interest rates:

  . We may choose a Eurodollar borrowing, on which interest accrues at a rate determined by reference to an adjusted LIBOR plus 3.75%, only so long as no Event of Default exists. Adjusted LIBOR is a LIBOR rate adjusted by a multiple determined by a reserve requirement published by the Board of Governors of the Federal Reserve System.

  . Alternatively, we may choose an alternative base rate borrowing on which interest accrues at a rate determined by reference to the greater of:

   . the Federal Funds effective rate, as defined in the credit agreement, plus 0.50%; or

   . the prime rate of either the Chase Manhattan Bank, or, if the administrative agent is a commercial bank, the administrative agent,

   plus 2.75%.


Interest on any overdue amounts will accrue at a rate per annum equal to, in the case of overdue principal, 2.50% plus the rate otherwise applicable, or, in the case of all other amounts overdue, 2.50% plus the rate then applicable to alternative base rate borrowings.

  The terms of the Lucent financing require us to pay quarterly commitment fees, which accrue as follows:

  . at the rate of 1.50% per annum on the average daily undrawn amount of the Tranche 1 commitments during the period from and including June 6, 1999 to, but excluding, June 30, 2000;

  . at the rate of 3.75% per annum, or 1.50% per annum after 30% of the Tranche 2 commitments has been borrowed, on the average daily undrawn amount of the Tranche 2 commitments from the closing date of the Lucent financing to, but excluding, January 1, 2001; and

  . at the rate of 4.50% per annum, or 1.50% per annum after 30% of the Tranche 2 commitments have been borrowed, on the average daily undrawn amount of the Tranche 2 commitment from January 1, 2001 to September 30, 2003.

The commitment fees with respect to the Tranche 1 loans and the Tranche 2 loans are payable quarterly in arrears, and a separate agent's fee is payable to the administrative agent and the collateral agent.

  The Tranche 1 and Tranche 2 loans will be prepaid, and the outstanding commitments will be reduced, in an aggregate amount equal to:

  . 60% of the excess cash flow, or 50% of excess cash flow if we meet specified financial tests of each fiscal year commencing with the fiscal year ending December 31, 2002;

  . 100% of the net proceeds of asset sales outside of the ordinary course of business, subject to exceptions, or insurance proceeds, to the extent not reinvested in property or assets within a required period of time; and

  . upon prepayment of any indebtedness incurred under a vendor financing arrangement or other bank or credit facility, other than those facilities outstanding at the date of the closing of the Lucent financing facility, and several other exceptions, the product of the aggregate principal amount of loans outstanding under the Lucent financing facility and a fraction, the numerator of which is the amount of indebtedness prepaid and the denominator of which is the aggregate principal amount of such indebtedness outstanding excluding the Lucent financing and the senior subordinated discount notes then outstanding.

  The Lucent financing contains various covenants that restrict the ability of us and our subsidiaries to, among other things:

  . incur additional indebtedness except for the senior subordinated discount notes and certain other limited indebtedness;

  . grant liens;

  . make guarantees;

  . enter into hedging agreements;

  . engage in mergers, acquisitions, investments, consolidations, liquidations, dissolutions and asset sales;

  . pay dividends and redeem equity; and

  . prepay certain indebtedness, including the senior subordinated discount notes.

  The Lucent financing contains financing and operating covenants including, among other things:

  . ratio of total debt to total capitalization;

  . ratio of total debt to annualized earnings before interest, taxes, depreciation and amortization, referred to as EBITDA;

  . ratio of senior secured debt to total capitalization;

  . ratio of senior secured debt to annualized EBITDA;

  . ratio of EBITDA to fixed charges;

  . minimum population coverage by our PCS network in order to incur additional indebtedness;

  . minimum subscribers in order to incur additional indebtedness;

  . minimum revenue; and

  . maximum capital expenditures.

  We would default on the Lucent financing if among other things:

  . we fail to make the payments due under the Lucent financing;

  . we fail to comply with a covenant under any document under the Lucent financing;

  . we default on the Sprint PCS Agreements or certain of our rights under the Sprint PCS Agreements are terminated or materially impaired;

  . our supply agreement with Lucent or our loan documents shall cease to be, or are asserted by us not to be, in full force and effect;

  . any representation or warranty under the Lucent financing is determined to be materially incorrect in any material respect when made;

  . an involuntary proceeding is commenced or an involuntary petition is filed under bankruptcy or similar laws;

  . we voluntarily commence a proceeding or file a petition under bankruptcy or similar laws;

  . we become unable, admit in writing our inability or fail generally to pay a certain amount of our debts as they become due;

  . one or more judgments for the payment of money in an aggregate amount of a certain amount is rendered against us or any subsidiary and shall remain undischarged for a certain period of time;

  . we become liable under ERISA in an aggregate amount exceeding $5.0 million in any year or $10.0 million for all periods;

  . any lien on a material portion of collateral created under the loan documents ceases to be a valid and perfected lien on that collateral;

  . there is any termination or other condition that causes the loan documents to not be in full force and effect;

  . we fail to perform any term under the guaranty of our Lucent financing and such failure adversely affects the lenders;

  . we default on certain other indebtedness;

  . we change control of our ownership; or

  . prior to the completion of this offering any entity other than Lucent that manufactures equipment or provides services subject to our supply agreement with Lucent owns more than 3% of our capital stock.

  We have paid Lucent the expenses related to the Lucent financing and will pay the origination fees upon closing. In addition, in connection with the Lucent financing we issued warrants to Lucent to purchase shares of common stock representing 1% of the outstanding common stock on a fully diluted basis on the closing date of our initial public offering at an exercise price of 120% of the initial public offering price of our common stock. See "Description of Capital Stock--Warrants."

Senior Subordinated Discount Notes

  Upon the closing of the units offering, we will have approximately $150.0 million of gross proceeds at issuance of senior subordinated discount notes outstanding. See "Description of Units--Senior Subordinated Discount Notes."

Other Long-Term Debt

  In July 1998, AirGate Wireless, LLC issued an unsecured promissory note to a third party to purchase certain site acquisition and engineering costs. At June 30, 1999, the principal amount of this unsecured promissory note was $7.7 million. The note bears interest at 14% and originally provided for quarterly payments of principal and interest beginning on March 1, 1999 and ending on December 1, 2000. In May 1999, the note was amended to provide for quarterly payments of principal and interest beginning on August 31, 1999 or the first day following the close of the first fiscal quarter of the closing of our concurrent offerings of common stock and units, consisting of senior subordinated discount notes and warrants, in an amount equal to or greater than $130.0 million with the final payment due on August 31, 2001. In August 1999, the note was amended to provide for quarterly payments beginning on October 15, 1999 with the final payment due on October 15, 2001. It is our intention to repay this promissory note with the proceeds from our concurrent offerings of common stock and units.

                                   MANAGEMENT

Directors and Executive Officers

  The following table presents information with respect to our directors and executive officers.

Name                             Age Position
Thomas M. Dougherty.............  55 Director, President and Chief Executive
                                      Officer
W. Chris Blane..................  46 Director and Vice President of New Business
                                      Development
Thomas D. Body III..............  61 Director and Vice President of Strategic
                                      Planning
Robert E. Gourlay...............  45 Vice President of Marketing
David C. Roberts................  36 Vice President of Engineering and Network
                                      Operations
Shelley L. Spencer..............  36 Vice President of Law and Secretary
Alan B. Catherall...............  45 Chief Financial Officer
Gill Cogan......................  46 Director
Barry Schiffman.................  53 Chairman of the Board and Director

  Thomas M. Dougherty joined AirGate in April 1999. Mr. Dougherty, our president and chief executive officer, has more than 16 years of experience in the telecommunications industry, and is a former senior executive of Sprint PCS. As the president of a major region for Sprint PCS, Mr. Dougherty was responsible for Sprint PCS market launches in eighteen major metropolitan areas covering approximately 75 million people, including Chicago, Illinois; Houston, Texas; Atlanta, Georgia; and Charlotte, North Carolina. Mr. Dougherty served as Executive Vice President and Chief Operating Officer of Chase Telecommunications, a personal communications services carrier, from 1996 to 1997. Mr. Dougherty served as President and Chief Operating Officer of Cook Inlet BellSouth PCS, L.P., a start-up wireless communications company, from 1995 to 1996. Prior to October 1995, Mr. Dougherty was Vice President and Chief Operating Officer of BellSouth Mobility DCS Corporation. Before entering the telecommunications industry, Mr. Dougherty held various senior marketing and operational positions with Coca-Cola. Mr. Dougherty holds a B.S. and MBA from Georgia State University.

  W. Chris Blane has more than twenty years of wireless telecommunications experience in the Southeast. In 1978, he founded and developed American Mobilphone Paging, Inc. In 1981, Mr. Blane was named president of Maxicom, Inc., a cellular licensee in Atlanta, Memphis, Tampa, Birmingham and Mobile. From 1984 to 1988, he served as president of Cellular One in Birmingham directing operation of the company's cellular network in the Birmingham and Montgomery MSAs. In 1989, Mr. Blane was appointed President of Metrex Corporation which constructed the first fiber optic competitive access network in Atlanta and ultimately merged with MFS Communications Co., now WorldCom. In 1995, Mr. Blane joined AirGate's affiliate, AirLink II, as it prepared for the C block PCS auction. Mr. Blane holds a B.S. degree in Architecture from Georgia Institute of Technology.

  Thomas D. Body III has over twenty years of wireless telecommunications experience in the Southeast. From 1979 to 1981, he served as chief executive officer of American Mobilphone Paging, Inc. and from 1981 to 1988, as an officer and director for Maxicom, Inc., the non-wireline cellular licensee for the Atlanta, Birmingham, Memphis, Tampa and Mobile markets. As a founder and partner of CellularOne in Birmingham and Montgomery, Alabama, Mr. Body was instrumental in the design, construction, development and success of the company's cellular networks. In 1989, he was appointed chairman of Metrex Corporation where he oversaw development of the first fiber optic competitive access network in the Atlanta market, which subsequently merged with MFS

Communications Co., now WorldCom. Mr. Body then served as chairman and CEO of MFS-Atlanta as the company built the first large area sonet network in the country. After leaving MFS-Atlanta, he then served as a consultant to MFS until 1994. Mr. Body joined AirGate's affiliate, AirLink II, as it prepared for the C block PCS auction. Mr. Body holds a B.B.A. degree in Real Estate/Risk Management from the University of Georgia.

  Robert E. Gourlay has twenty-two years of wireless communications experience in the Southeast dating to his service with Motorola in 1976. From 1976 to 1989, Mr. Gourlay served as area sales manager of Motorola's Communications division for the State of Georgia. From 1989 to 1993, Mr. Gourlay served as the southeastern manager of sales and operations for Motorola Inc.'s Cellular Infrastructure Division bearing responsibility for product sales, engineering, deployment and implementation of cellular infrastructure equipment throughout the Southeast. Mr. Gourlay was also directly involved in Motorola Inc.'s evaluation and deployment of wireless technologies including CDMA, TDMA, NAMPS, IS-41 and analog. In 1993 Mr. Gourlay co-founded Encompass, Inc. where he served as senior vice president and co-authored the company's business plan to enter the PCS industry via the auction process. Mr. Gourlay was instrumental in raising the initial venture capital to fund AirGate. In 1995, Mr. Gourlay joined AirGate's affiliate, AirLink II. Mr. Gourlay holds a B.S. Degree in Management Science from the University of South Carolina and an MBA from Georgia State University.

  David C. Roberts is a fifteen-year veteran of the wireless telecommunications industry having served in various engineering and management positions for Motorola, Inc. From 1990 to 1993, Mr. Roberts served as engineering manager for Motorola Cellular Infrastructure. In that capacity, he worked out of Motorola Inc.'s Atlanta regional office where he had overall responsibility for wireless engineering in the Southeast. In 1993 Mr. Roberts co-founded Encompass, Inc. where he served in an engineering management capacity and was instrumental in developing the company's business plan and strategy for entering the PCS industry. In 1995, Mr. Roberts joined AirGate's affiliate, AirLink II, in preparation for the C block PCS auction. Mr. Roberts holds a B.S. degree in Electrical Engineering Technology from the Southern College of Technology.

  Shelley L. Spencer has twelve years of legal experience, six of which were spent in private practice with the telecommunications practice of Swidler & Berlin, Chtd. From 1989 to 1995, while at Swidler & Berlin, Ms. Spencer specialized in representing wireless telecommunications companies before the FCC, Congress and in corporate structuring and commercial transactions. In 1995, Ms. Spencer joined AirGate's affiliate, AirLink II, as it prepared for the C block PCS auction. Ms. Spencer holds a B.A. from Baldwin-Wallace College and a J.D. from Georgetown University Law Center.

  Alan B. Catherall became AirGate's Chief Financial Officer in March 1998 under a contract between AirGate and Tatum CFO Partners. As a partner in Tatum CFO Partners since 1996, Mr. Catherall has served as chief financial officer or provided consulting services for a variety of clients. Before joining Tatum CFO Partners, Mr. Catherall was chief financial officer of Syncordia Services, a joint venture of MCI and British Telecom, from 1994 to 1996. Syncordia, founded in 1991, provided telecommunications outsourcing services to enterprises in support of their global communications. From 1989 to 1994, Mr. Catherall served as vice president of finance and administration for MCI's Business Markets Unit. In this position, Mr. Catherall had overall responsibility for all financial, real estate, procurement and administration activities. From 1988 to 1989, Mr. Catherall was vice president of finance for Lex Computer Systems, a company providing computer solutions to medium sized companies. Mr. Catherall has a B.S. in Economics from the

University of Manchester and an MBA from Loyola College in Baltimore. He is a member of AICPA and the Institute of Chartered Accountants in the U.K.

  Gill Cogan is managing partner of Weiss, Peck & Greer Venture Partners and has served in such capacity since 1992. He is a director of Electronics for Imaging, Inc., and several privately held companies. Mr. Cogan holds a BS degree in theoretical physics and an MBA from UCLA.

  Barry Schiffman is president, chief investment officer and member of the board of JAFCO America Ventures, Inc. and has held such position since 1996. Mr. Schiffman has more than 14 years of industry experience in investing in high-growth information technology companies. From 1994 and until he joined JAFCO, he was a general partner at Weiss, Peck & Greer Venture Partners. Mr. Schiffman holds a bachelor's degree in industrial and systems engineering from Georgia Institute of Technology and an MBA from Stanford University, Graduate School of Business.

Board of Directors

  The seven directors comprising the board of directors are divided into three classes. Barry Schiffman and Gill Cogan constitute Class I and will stand for election at the annual meeting of stockholders to be held in 2000. The two directors who will fill the current vacancies on the board will constitute Class II and will stand for election at the annual meeting of stockholders to be held in 2001. Thomas M. Dougherty, Thomas D. Body III and W. Chris Blane constitute Class III and will stand for election at the annual meeting of stockholders to be held in 2002. After the initial term following the offering, directors in each class will serve for a term of three years, or until his or her successor has been elected and qualified and will be compensated at the discretion of the board of directors. Executive officers are ordinarily elected annually and serve at the discretion of the board of directors.

  Currently there are two vacancies on the board. Immediately after the closing of this offering, we expect to fill one of the vacancies in Class II. In addition, we anticipate that the remaining vacancy will be filled shortly thereafter. We expect the outside directors to be experienced leaders in the telecommunications and business communities with direct experience managing and advising public companies.

  The audit committee consists of Gill Cogan, Barry Schiffman and Thomas M. Dougherty. The compensation committee consists of Gill Cogan, Barry Schiffman and Thomas D. Body III.

  The audit committee is responsible for recommending to the board of directors the engagement of our independent auditors and reviewing with the independent auditors the scope and results of the audits, our internal accounting controls, audit practices and the professional services furnished by the independent auditors.

  The compensation committee is responsible for reviewing and approving all compensation arrangements for our officers, and is also responsible for administering the stock option plan.

Compensation Committee Interlocks and Insider Participation

  The compensation committee during the year ended December 31, 1998, consisted of the board of directors. None of the executive officers served as a director or member of the compensation committee or other board committee performing equivalent functions of another corporation, one of whose executive officers served on our board of directors.

Limitation on Liability and Indemnification

  Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Our certificate of incorporation provides that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and agents and other agents to the fullest extent permitted by law. Our certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless or whether the certificate of incorporation would permit indemnification.

  We have entered into agreements to indemnify our directors and officers in addition to indemnification provided for in our certificate of incorporation. These agreements, among other things, indemnify our directors and officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or officer of ours, any subsidiary of ours, or any other company or enterprise to which the person provides services at our request. In addition, we intend to obtain directors' and officers' insurance providing indemnification for certain of our directors, officers and employees for certain liabilities. We believe that these provisions, agreements and insurance are necessary to attract and retain qualified directors and officers.

  At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of ours where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Executive Compensation

  The following table presents summary information with respect to the compensation paid to our Chief Executive Officer and each of our other executive officers whose salary and bonus exceeded $100,000 during the year ended December 31, 1998.

                           Summary Compensation Table

                                                          Annual Compensation
                                                          ---------------------
Name and Principal Position                                 Year      Salary
Thomas D. Body III.......................................     1998 $    120,000
 Chief Executive Officer(1)
W. Chris Blane...........................................     1998      120,000
 Vice President of New Business Development
Robert E. Gourlay........................................     1998      120,000
 Vice President of Marketing
Shelley L. Spencer.......................................     1998      120,000
 Vice President of Law and Secretary
Jack R. Kimzey...........................................     1998       68,000
 Chief Executive Officer(2)
Edward C. Horner.........................................     1998      159,000
 Chief Operating Officer(3)

---------------------
(1) Mr. Body served as acting Chief Executive Officer from January 1998 to October 1998.
(2) Mr. Kimzey served as Chief Executive Officer from October 1998 to February 1999. Mr. Kimzey resigned in February 1999.
(3) Mr. Horner served as Chief Operating Officer from January 1998 to December 15, 1998. Mr. Horner resigned in December 1998.

Compensation of Directors

  Currently, we do not compensate our directors. We do reimburse directors for their expenses of attendance at board meetings.

Employment Agreements

  We entered into an employment agreement with Thomas M. Dougherty, the Chief Executive Officer. Mr. Dougherty's employment agreement is for a five-year term and provides for an annual base salary of $180,000, with a minimum guaranteed annual increase of $20,000 over the next four years, until April 15, 2004. In addition to his base salary, Mr. Dougherty is eligible to receive an annual bonus up to 50% of his base salary. Under the employment agreement, Mr. Dougherty is entitled to an award of stock options equal to 2% of the number of fully diluted shares of common stock outstanding following our concurrent offerings, subject to possible upward adjustment by the board of directors if the number of shares of the common stock authorized for issuance to employees is more than 10% of fully diluted shares of common stock. Under the agreement, Mr. Dougherty would vest in 25% of the awarded stock options on April 15, 1999, with the remaining 75% of the options vesting in 15 equal quarterly installments beginning June 30, 2000. If Mr. Dougherty voluntarily terminates his employment prior to April 15, 2000, he will not be entitled to any of the shares underlying the stock options. The exercise price of the stock options granted to Mr. Dougherty is $14.00 per share. In addition, Mr. Dougherty is eligible to participate in all employee benefit plans and policies.

  The employment agreement provides that Mr. Dougherty's employment may be terminated with or without cause, as defined in the agreement, at any time. If Mr. Dougherty is terminated without cause, he is entitled to receive (1) six months base salary, plus one month's salary for each year employed, (2) all stock options vested on the date of termination and (3) six months of health and dental benefits. Mr. Dougherty is not entitled to any compensation or benefits upon voluntary termination or termination for cause. Under the employment agreement, Mr. Dougherty agreed to a restriction on his present and future employment. Mr. Dougherty agreed not to compete in the business of wireless telecommunications either directly or indirectly in our territory during his employment and for a period of 18 months after his employment is terminated.

  Pursuant to a requirement set forth in our management agreement with Sprint PCS, we intend to enter into employment agreements with W. Chris Blane, Thomas
D. Body III, Robert E. Gourlay, David C. Roberts and Shelley L. Spencer prior to or concurrently with the completion of the offering. Each of these employees may be terminated with or without cause at any time. The agreements are expected to provide that each employee, upon termination will not compete in the business of wireless telecommunications in our territory or have another primary business for a period of five years from the date of the execution of our management agreement with Sprint PCS on July 22, 1998. These employment restrictions on having another primary business will not apply when at least one-third of the corporate officers of Sprint and/or Sprint PCS terminate their employment for any reason within one year following a change of control, as defined in the management agreement. In the event that an employee is terminated without cause, we will continue to pay the employee salary for the remaining term of the agreement or until the non-compete provision expires or is waived by Sprint PCS. In addition to these agreements, we will also enter into an employment agreement with Alan B. Catherall. Under his agreement, Mr. Catherall will agree not to compete in the business of wireless telecommunications either directly or indirectly in our territory during his employment and for a period of 18 months after his employment is terminated.

1999 Stock Option Plan

  The 1999 Stock Option Plan has been adopted by our board of directors and stockholders. The option plan permits the granting of both incentive stock options and nonqualified stock options to employees. The aggregate number of shares of common stock that may be issued pursuant to options granted under the option plan shall be 2,000,000, including the options granted to Mr. Dougherty pursuant to his employment agreement, subject to adjustment in the event of certain changes in the outstanding shares of common stock. On July 28, 1999, we granted options to purchase 1,075,000 shares of common stock with an exercise price of $14.00 per share to directors, officers and employees. The following table presents information with respect to the options granted to directors and executive officers.

                         Number of Securities
                              Underlying         % of Total   Exercise Expiration     Value at
          Name                 Options        Options Granted  Price      Date    Date of Grant(1)
Thomas M. Dougherty.....       300,000             27.9%       $14.00   04/2009       $300,000
W. Chris Blane..........        75,000              7.0         14.00   07/2009         75,000
Thomas D. Body III......        75,000              7.0         14.00   07/2009         75,000
Robert E. Gourlay.......        75,000              7.0         14.00   07/2009         75,000
David C. Roberts........        75,000              7.0         14.00   07/2009         75,000
Shelley L. Spencer......       115,000             10.7         14.00   07/2009        115,000
Alan B. Catherall.......        90,000              8.4         14.00   07/2009         90,000

---------------------
(1) Value at date of grant is based on the product of the public offering price of $15.00 per share, the midpoint of the range set forth on the cover page of the common stock prospectus, minus the exercise price, multiplied by the number of securities underlying the options granted.

  The option plan will be administered by our board of directors or by a compensation committee appointed by our board of directors, which will be authorized, subject to the provisions of the option plan, to grant awards and establish rules and regulations as it deems necessary for the proper administration of the option plan and to make whatever determinations and interpretations it deems necessary or advisable.

  An incentive option may not have an exercise price less than the fair market value of the common stock on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. Nonqualified options may have an exercise price of less than, equal to or greater than the fair market value of the underlying common stock on the date of grant but, like incentive options, are limited to an exercise period of no longer than ten years.

  Options granted under the option plan will become exercisable according to a schedule. Employees who have worked for us for 12 months prior to the date their options were granted will be able to exercise 25% of their options beginning on July 22, 2000. This percentage will increase in 6.25 percent increments up to 100% at 60 months of employment. Employees who have not worked for us for 12 months prior to the date their options were granted, other than Mr. Dougherty, will be able to exercise 25% of their options 12 months after the date of grant. This percentage will increase in five percent increments up to 100% at 57 months of employment.

  The exercise price of an option may be paid in cash or by check.

  An option will not be not transferable except by will or by the laws of descent or distribution or unless determined otherwise by our board of directors.

  Unless previously exercised, a vested option granted under the option plan will terminate automatically:

  . 12 months after the employee's termination of employment or by reason of disability;

  . six months after the employee's death; and

  . three months after an employee's voluntary termination of employment.

  A vested option will also terminate automatically upon termination of employment for cause.

  In the event of a change in control of AirGate where the acquiror does not assume the options or provide for substitute options, the board of directors may provide the employee with the right to exercise options, including those not exercisable at the time of the change in control. Only one-half of the options not yet vested may, however, be exercised in the event of a change in control. In the case of the liquidation or dissolution of AirGate, the board of directors may similarly provide the employee with the right to exercise all options.

Noncompetition Agreement

  In connection with the granting of options under the option plan, each employee granted options must enter into a noncompetition agreement. These agreements provide that for so long as the employee works for us, and for a period of two years after the employee's termination for any reason, the employee may not disclose in any way any confidential information. The agreements also provide that for so long as the employee works for us and for a period of 18 months after the employee's termination for any reason, the employee is prohibited from:

  . engaging in the same business or in a similar capacity in our territory;

  . soliciting business in competition with us; and

  . hiring any of our employees or directly or indirectly causing any of our employees to leave their employment to work for another employer.

  For so long as the shares underlying the options are not registered with the Securities and Exchange Commission, in the event of a breach of the noncompetition agreement by an employee, we have the option to repurchase any and all shares held by the employee at the employee's exercise price. We may, at any time, pursue any other remedies provided by law or in equity.

                             PRINCIPAL STOCKHOLDERS

  The Amended and Restated Limited Liability Company Agreement of AirGate, LLC, the parent company of AirGate, provides that the shares of common stock of AirGate shall be distributed to the members of AirGate, LLC in proportion to each member's membership interest immediately prior to completion of AirGate's initial public offering.

  The following table presents certain information regarding the beneficial ownership of common stock, as of September 15, 1999, and assumes that the number of shares of AirGate common stock held by AirGate, LLC has been distributed to the members of AirGate, LLC in accordance with its limited liability company agreement, with respect to:

  . each person who, to our knowledge, is the beneficial owner of 5% or more of the outstanding common stock;

  .  each of the directors;

  .  each of the executive officers; and

  .  all executive officers and directors as a group.

                               Number of        Percentage of       Percentage of
                          Shares Beneficially     Ownership           Ownership
Name and Address(1)            Owned(2)       Prior to Offering After Offering(3)(10)
Maxicom PCS L.L.C.(4)...       1,533,444            43.7%               12.2%
Weiss, Peck & Greer
 Venture Partners
 affiliated funds.......       1,354,077            38.6                16.0(5)
 555 California Street,
 Suite 3130
 San Francisco,
 California 94104
JAFCO America Ventures,
 Inc. affiliated funds..             --              --                  4.5
 505 Hamilton Ave, Suite
 310
 Palo Alto, California
 94301
Robert E. Gourlay &
 Associates, LP.........         198,475             5.7                 1.6
 8734 Oakthorpe Drive
 Charlotte, North
 Carolina 28277
Thomas M. Dougherty.....             --              --                  --
W. Chris Blane(4).......       1,533,444            43.7                12.2
Robert E. Gourlay(6)....         198,475             5.7                 1.6
Barry Schiffman(7)......             --              --                  4.5
Gill Cogan(8)...........       1,354,077            38.6                16.0(9)
Shelley L. Spencer......          90,120             2.6                   *
Thomas D. Body III(4)...       1,533,444            43.7                12.2
David C. Roberts........         126,238             3.6                 1.0
Alan B. Catherall.......             --              --                  --
All executive officers
 and directors as a
 group (9 persons)......       3,302,336            94.2                41.5

---------------------
(Footnotes on following page)

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

 *  Less than one percent.
(1) Except as otherwise indicated below, the address for Maxicom PCS L.L.C. and each executive officer and director is Harris Tower 233 Peachtree Street, N.E., Suite 1700, Atlanta, Georgia 30303.
(2) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power or investment power with respect to such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(3) Includes 985,641 shares reflecting conversion of the promissory notes issued to the Weiss, Peck & Greer Venture Partners affiliated funds and the JAFCO America Ventures, Inc. affiliated funds.
(4) Maxicom PCS L.L.C. is controlled by Messrs. W. Chris Blane and Thomas D. Body III. Therefore, Messrs. Blane and Body may be deemed to beneficially own the shares held by Maxicom PCS L.L.C.
(5) Includes 243,001 shares of common stock underlying the warrants issued to the Weiss, Peck & Greer Venture Partners affiliated funds.
(6) Includes 222,203 shares that Mr. Gourlay is deemed to beneficially own as a general partner of Robert E. Gourlay & Associates, LP.
(7) Includes shares Mr. Schiffman is deemed to beneficially own as president, chief investment officer and member of the board of JAFCO America Ventures, Inc. Mr. Schiffman's address is 505 Hamilton Avenue, Suite 310, Palo Alto, California 94301.
(8) Includes 1,504,744 shares of common stock that Mr. Cogan is deemed to beneficially own as managing partner of Weiss, Peck & Greer Venture Partners. Mr. Cogan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Weiss, Peck & Greer Venture Partners affiliated funds. Mr. Cogan's address is 555 California Street, Suite 3130, San Francisco, California 94104.
(9) Includes 243,001 shares underlying the warrants issued to the Weiss, Peck & Greer Venture Partners affiliated funds which Mr. Cogan is deemed to own as managing partner of Weiss, Peck & Greer Venture Partners. Mr. Cogan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Weiss, Peck & Greer Venture Partners affiliated funds.
(10) Subject to a downward adjustment as a result of shares of our common stock underlying warrants being issued in the units offering and subsequent exercise of those warrants.

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

                              CERTAIN TRANSACTIONS

  From our inception through May 1999, we received financing from affiliates of Weiss, Peck & Greer Venture Partners and affiliates of JAFCO America Ventures, Inc. Mr. Cogan, one of our directors, is managing partner of Weiss, Peck & Greer Venture Partners. Another director, Mr. Schiffman, is President, chief investment officer and a member of the board of JAFCO America Ventures, Inc. In August 1998, we issued $1.8 million of subordinated promissory notes to the Weiss, Peck & Greer Venture Partners affiliated funds. In September 1998, we issued $3.0 million of subordinated promissory notes to the JAFCO America Ventures, Inc. affiliated funds. All of these notes provided for the conversion of the notes into preferred or common stock upon the satisfaction of certain conditions or repayment of the notes one year after their issuance. Repayment of the notes was subordinated to senior secured debt we received in November 1998 from Lucent. We also issued warrants to purchase the preferred stock to the Weiss, Peck & Greer Venture Partners affiliated funds and to the JAFCO America Ventures, Inc. related funds in consideration for their financing. The warrants were to be exercised on the earlier of five years from the date of issuance or an initial public offering. In March, April and May 1999, we received an additional $1.25 million of financing from the Weiss, Peck & Greer Venture Partners affiliated funds and $1.25 million of additional financing from the JAFCO America Ventures, Inc. affiliated funds pursuant to subordinated notes. In May 1999, we consolidated the promissory notes issued to the Weiss, Peck & Greer Venture Partners affiliated funds in 1998 and 1999 for a total of $3.167 million into two subordinated promissory notes that will be converted into shares of our common stock concurrently with completion of our concurrent offerings at a price 48% less than the price of a share of the common stock sold in the common stock offering. The warrants held by the Weiss, Peck & Greer Venture Partners affiliated funds were terminated. In May 1999, we issued warrants to the Weiss, Peck & Greer Venture Partners affiliated funds to purchase shares of common stock for an aggregate price of up to $2.73 million exercisable at a 25% discount to the price of a share of common stock sold in the common stock offering. The warrants may be exercised after an initial public offering for two years from the date of grant. In May 1999, we consolidated the promissory notes issued to the JAFCO America Ventures, Inc. affiliated funds for a total of $4.394 million into subordinated promissory notes that will be converted into shares of our common stock concurrent with the completion of our concurrent offerings at a price 48% less than the price of a share of common stock sold in the common stock offering. The warrants held by the JAFCO America Ventures, Inc. affiliated funds were terminated. In connection with the issuance of these convertible notes, the warrants and Weiss, Peck & Greer Venture Partners affiliated funds' existing ownership interest, we intend to enter into registration rights agreements with the Weiss, Peck and Greer Venture Partners affiliated funds and the JAFCO America Ventures, Inc. affiliated funds.

  The affiliated funds of Weiss, Peck & Greer Venture Partners also have guaranteed repayment of loans made to AirGate Wireless, LLC in principal amounts of $1.0 million and $1.8 million by NationsBank and Silicon Valley Bank, respectively. The combined principal amount of these two loans is $2.8 million. The loan from NationsBank for $1.0 million has been assigned to us. The $1.8 million loan from Silicon Valley will remain at AirGate Wireless, LLC.

  During the year ended December 31, 1998, we made $60,000 in lease payments to an affiliate of two of our directors, W. Chris Blane and Thomas D. Body III. The lease related to the office space of our previous corporate headquarters and was terminated as of June 30, 1999. We believe that the terms of that lease arrangement were comparable to terms that we could have obtained with an unrelated party.

  In addition, as of June 30, 1999, Robert E. Gourlay, an executive officer, held a note payable issued by us in the amount of $68,919. The note bears interest at the annual rate of 8% and is payable at the option of Mr. Gourlay upon consummation of an equity offering or October 15, 1999.

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

             REGULATION OF THE WIRELESS TELECOMMUNICATIONS INDUSTRY

  The FCC regulates the licensing, construction, operation, acquisition and interconnection arrangements of wireless telecommunications systems in the United States.

  The FCC has promulgated, and is in the process of promulgating, a series of rules, regulations and policies to, among other things:

  .  grant or deny licenses for PCS frequencies;

  .  grant or deny PCS license renewals;

  .  rule on assignments and/or transfers of control of PCS licenses;

  . govern the interconnection of PCS networks with other wireless and wireline carriers;

  .  establish access and universal service funding provisions;

  .  impose fines and forfeitures for violations of any of the FCC's rules;
  and

  .  regulate the technical standards of PCS networks.

  The FCC currently prohibits a single entity from having a combined attributable interest, of 20% or greater interest in any license, in broadband PCS, cellular and SMR licenses totaling more than 45 MHz in any geographic area.

Transfers and Assignments of PCS Licenses

  The FCC must give prior approval to the assignment of, or transfers involving, substantial changes in ownership or control of a PCS license. Non-controlling interests in an entity that holds a PCS license or operates PCS networks generally may be bought or sold without prior FCC approval. In addition, a recent FCC order requires only post-consummation notification of certain pro forma assignments or transfers of control.

Conditions of PCS Licenses

  All PCS licenses are granted for 10-year terms conditioned upon timely compliance with the FCC's build-out requirements. Pursuant to the FCC's build-out requirements, all 30 MHz broadband PCS licensees must construct facilities that offer coverage to one-third of the population within 5 years and to two-thirds of the population within 10 years, and all 10 MHz broadband PCS licensees must construct facilities that offer coverage to at least one-quarter of the population within 5 years or make a showing of "substantial service" within that 5 year period. Rule violations could result in license revocations. The FCC also requires licensees to maintain a certain degree of control over their licenses. The Sprint PCS agreements reflect an alliance that the parties believe meets the FCC requirements for licensee control of licensed spectrum. If the FCC were to determine that our agreements with Sprint PCS need to be modified to increase the level of licensee control, the Sprint PCS agreements may be modified to cure any purported deficiency regarding licensee control of the licensed spectrum.

PCS License Renewal

  PCS licensees can renew their licenses for additional 10 year terms. PCS renewal applications are not subject to auctions. However, under the FCC's rules, third parties may oppose renewal applications and/or file competing applications. If one or more competing applications are filed, a renewal application will be subject to a comparative renewal hearing. The FCC's rules afford PCS renewal applicants involved in comparative renewal hearings with a "renewal expectancy." The

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

renewal expectancy is the most important comparative factor in a comparative renewal hearing and is applicable if the PCS renewal applicant has: (1) provided "substantial service" during its license term; and (2) substantially complied with all applicable laws and FCC rules and policies. The FCC's rules define "substantial service" in this context as service that is sound, favorable and substantially above the level of mediocre service that might minimally warrant renewal.

Interconnection

  The FCC has the authority to order interconnection between CMRS providers and any other common carrier. The FCC has ordered local exchange carriers to provide reciprocal compensation to CMRS providers for the termination of traffic. Using these new rules, we will negotiate interconnection agreements for the Sprint PCS network in our market area with all of the major regional Bell operating companies, GTE and several smaller independent local exchange carriers. Interconnection agreements are negotiated on a state-wide basis. If an agreement cannot be reached, parties to interconnection negotiations can submit outstanding disputes to state authorities for arbitration. Negotiated interconnection agreements are subject to state approval.

Other FCC Requirements

  In June 1996, the FCC adopted rules that prohibit broadband PCS providers from unreasonably restricting or disallowing resale of their services or unreasonably discriminating against resellers. Resale obligations will automatically expire on November 24, 2002. The FCC is also considering whether wireless providers should be required to offer unbundled communications capacity to resellers who intend to operate their own switching facilities.

  The FCC also adopted rules in June 1996 that require local exchange and most CMRS carriers, to program their networks to allow customers to change service providers without changing telephone numbers, which is referred to as service provider number portability. The FCC requires most CMRS carriers to implement wireless service provider number portability where requested in the top 100 metropolitan areas by November 24, 2002. Most CMRS carriers are required to implement nationwide roaming by November 24, 2002 as well. The FCC currently requires most CMRS providers to be able to deliver calls from their networks to ported numbers anywhere in the country, and to contribute to the Local Number Portability Fund.

  The FCC has adopted rules permitting broadband PCS and other CMRS providers to provide wireless local loop and other fixed services that would directly compete with the wireline services of LECs. In June 1996, the FCC adopted rules requiring broadband PCS and other CMRS providers to implement enhanced emergency 911 capabilities within 18 months after the effective date of the FCC's rules. In December 1997, the FCC revised these rules to extend the compliance deadline for phase 1 until October 1, 1998 and for phase II until October 1, 2001 for digital CMRS carriers to ensure access for customers using devices for the hearing-impaired. The FCC recently extended the phase 1 compliance deadline to January 1, 1999. Further waivers of the enhanced emergency 911 capability requirements may be obtained by individual carriers by filing a waiver request.

  On June 10, 1999, the FCC initiated a regulatory proceeding seeking comment from the public on a number of issues related to competitive access to multiple-tenant buildings, including the following:

  . the FCC's tentative conclusion that the Communications Act of 1934, as amended, requires utilities to permit telecommunications carriers access to rooftop and other rights-of-way in

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

   multiple tenant buildings under just, reasonable and nondiscriminatory rates, terms and conditions; and

  . whether building owners that make access available to a telecommunications carrier should be required to make access available to all other telecommunications carriers on a nondiscriminatory basis, and whether the FCC has the authority to impose such a requirement.

This proceeding could affect the availability and pricing of sites for our antennae and those of our competitors.

Communications Assistance for Law Enforcement Act

  The Communications Assistance for Law Enforcement Act, enacted in 1994 to preserve electronic surveillance capabilities authorized by Federal and state law, requires telecommunications carriers to meet certain "assistance capability requirements" by October 25, 1998. However, the FCC recently granted a blanket extension of that deadline until June 30, 2000, because CALEA compliant equipment is not yet available. CALEA provides that a telecommunications carrier meeting industry CALEA standards shall have safe harbor for purposes of compliance with CALEA. Toward the end of 1997 telecommunications industry standard-setting organizations agreed to a joint standard to implement CALEA's capability requirements, known as J-STD-025. Although we will be able to offer traditional electronic surveillance capabilities to law enforcement, it, as well as the other participants in the wireless industry, may not meet the requirements of J-STD-025 by June 30, 2000, given hardware changes that are yet to be developed and implemented by switch manufacturers.

  In addition, the FCC is considering petitions from numerous parties to establish and implement technical compliance standards pursuant to CALEA requirements.

Other Federal Regulations

  Wireless systems must comply with certain FCC and FAA regulations regarding the siting, lighting and construction of transmitter towers and antennas. In addition, certain FCC environmental regulations may cause certain cell site locations to become subject to regulation under the National Environmental Policy Act. The FCC is required to implement the Act by requiring carriers to meet certain land use and radio frequency standards.

Review of Universal Service Requirements

  The FCC and the states are required to establish a "universal service" program to ensure that affordable, quality telecommunications services are available to all Americans. Sprint PCS is required to contribute to the federal universal service program as well as existing state programs. The FCC has determined that the Sprint PCS' "contribution" to the federal universal service program is a variable percentage of "end-user telecommunications revenues." Although many states are likely to adopt a similar assessment methodology, the states are free to calculate telecommunications service provider contributions in any manner they choose as long as the process is not inconsistent with the FCC's rules. At the present time it is not possible to predict the extent of the Sprint PCS total federal and state universal service assessments or its ability to recover from the universal service fund.

Partitioning; Disaggregation

  The FCC has modified its rules to allow broadband PCS licensees to partition their market areas and/or to disaggregate their assigned spectrum and to transfer partial market areas or spectrum assignments to eligible third parties.

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

Wireless Facilities Siting

  States and localities are not permitted to regulate the placement of wireless facilities so as to "prohibit" the provision of wireless services or to "discriminate" among providers of such services. In addition, so long as a wireless system complies with the FCC's rules, states and localities are prohibited from using radio frequency health effects as a basis to regulate the placement, construction or operation of wireless facilities. The FCC is considering numerous requests for preemption of local actions affecting wireless facilities siting.

Equal Access

  Wireless providers are not required to provide equal access to common carriers for toll services. However, the FCC is authorized to require unblocked access to toll carriers subject to certain conditions.

State Regulation of Wireless Service

  Section 332 of the Communications Act preempts states from regulating the rates and entry of commercial mobile radio service providers. However, states may petition the FCC to regulate such providers and the FCC may grant such petition if the state demonstrates that (1) market conditions fail to protect subscribers from unjust and unreasonable rates or rates that are unjustly or unreasonably discriminatory, or (2) when commercial mobile radio service is a replacement for landline telephone service within the state. To date, the FCC has granted no such petition. To the extent we provide fixed wireless service, we may be subject to additional state regulation.

                          DESCRIPTION OF CAPITAL STOCK

General

  The following summarizes all of the material terms and provisions of our capital stock. We have 30,000,000 shares of authorized capital stock, including 25,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of September 15, 1999, there were 3,506,617 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

  The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative rights. Subject to the rights of the holders of any series of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Holders of shares of common stock have no preemptive, conversion, redemption, subscription or similar rights. If we liquidate, dissolve or wind up, the holders of shares of common stock are entitled to share ratably in the assets which are legally available for distribution, if any, remaining after the payment or provision for the payment of all debts and other liabilities and the payment and setting aside for payment of any preferential amount due to the holders of shares of any series of preferred stock.

Preferred Stock

  Under our certificate of incorporation, the board of directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series. Each series may have different rights, preferences and designations and qualifications, limitations and restrictions that may be established by our board of directors without approval from the stockholders. These rights, designations and preferences include:

  . number of shares to be issued;

  . dividend rights;

  . dividend rates;

  . right to convert the preferred shares into a different type of security;

  . voting rights attributable to the preferred shares;

  . right to set aside a certain amount of assets for payment relating to the preferred shares; and

  . prices to be paid upon redemption of the preferred shares or a bankruptcy type event.

  If our board of directors decides to issue any preferred stock, it could have the effect of delaying or preventing another party from taking control of AirGate. This is because the terms of the preferred stock would be designed to make it prohibitively expensive for any unwanted third party to make a bid for our shares. We have no present plans to issue any shares of preferred stock.

Warrants

  Weiss Peck & Greer affiliated entities and Lucent hold warrants to purchase shares of our common stock. The warrants held by Weiss Peck & Greer were issued in consideration for financing provided to us by Weiss Peck & Greer. The terms of these warrants are described in greater detail under "Certain Transactions" and "Shares Eligible For Future Sale."

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

  The warrants issued to Lucent in consideration for the Lucent financing may be exercised to purchase common stock in an amount equal to one percent of the outstanding common stock, on a fully diluted basis, on the closing date of our initial public offering. The exercise price of the warrants is 120% of the initial public offering price of our common stock. The warrants expire on the earlier of August 15, 2004 or August 15, 2001, if, as of such date, we have paid in full all outstanding amounts under the Lucent financing and have terminated the remaining unused portion of the commitments under the Lucent financing.

  As part of our units offering, we will be offering warrants to purchase an aggregate of 375,575 shares of our common stock, or 3% of the issued and outstanding shares of our common stock on a fully diluted basis assuming exercise of all outstanding warrants. The terms and conditions of the warrants issued in the units offering are described in this prospectus under "Description of Units--Warrants" and in the warrant agreement we will file as an exhibit to the registration statement of which this prospectus is a part.

Delaware Law and Certain Charter and By-Law Provisions

  We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a certain period of time. That period is three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or owned within three years prior, 15% or more of the corporation's voting stock.

  Our certificate of incorporation and by-laws provide for the division of the board of directors into three classes, as nearly equal in size as possible, with each class beginning its three year term in a different year. See "Management--Board of Directors." A director may be removed only for cause by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally for the election of directors voting together as a single class.

  Our by-laws will also require a stockholder who intends to nominate a candidate for election to the board of directors, or to raise new business at a stockholder meeting to give at least 90 days advance notice to the Secretary. The notice provision will require a stockholder who desires to raise new business to provide us certain information concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director will need to provide us with certain information concerning the nominee and the proposing stockholder.

  Our certificate of incorporation empowers our board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders. These factors may include:

  . comparison of the proposed consideration to be received by stockholders in relation to the then current market price of AirGate's capital stock, the estimated current value of AirGate in

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

   a freely negotiated transaction and the estimated future value of AirGate as an independent entity; and

  . the impact of a transaction on our employees, suppliers and clients and its effect on the communities in which we operate.

  The provisions described above could make it more difficult for a third party to acquire control of AirGate and, furthermore, could discourage a third party from making any attempt to acquire control of AirGate.

  Our certificate of incorporation provides that any action required or permitted to be taken by the stockholders of AirGate may be taken only at a duly called annual or special meeting of the stockholders, and that special meetings may be called only by resolution adopted by a majority of the board of directors, or as otherwise provided in the bylaws. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of the outstanding voting securities. These provisions may also discourage another person or entity from making an offer to stockholders for the common stock. This is because the person or entity making the offer, even if it acquired a majority of the outstanding voting securities of AirGate, would be unable to call a special meeting of the stockholders and would further be unable to obtain unanimous written consent of the stockholders. As a result, any meeting as to matters they endorse, including the election of new directors or the approval of a merger, would have to wait for the next duly called stockholders meeting.

  The DGCL provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of the holders of at least 80% of the outstanding voting stock to amend or repeal any of the provisions of the certificate of incorporation described above. The 80% vote is also required to amend or repeal any of our by-law provisions described above. The by-laws may also be amended or repealed by the board of directors. The 80% stockholder vote would be in addition to any separate vote that each class of preferred stock is entitled to that might in the future be required in accordance with the terms of any preferred stock that might be outstanding at the time any amendments are submitted to stockholders.

Transfer Agent and Registrar

  The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

Listing

  Application has been made to list the shares of common stock on the Nasdaq National Market under the symbol "PCSA."

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

                              DESCRIPTION OF UNITS

  Each unit being offered by us will consist of $1,000 principal amount at
maturity of   % senior subordinated discount notes due 2009 and one warrant to purchase shares of our common stock, par value $0.01 per share, at an exercise price of $.01 per share. The senior subordinated discount notes and the warrants will not be separately transferable until the separation date, which shall be the earliest to occur of:

 . 180 days after the closing of the units offering;

 . the occurrence of a change of control or an event of default on the senior subordinated discount notes; and

 . such date as Donaldson, Lufkin & Jenrette Securities Corporation in its sole discretion shall determine.

  Upon exercise, the holders of the warrants would be entitled, in the aggregate, to purchase common stock representing approximately 3% of the issued and outstanding shares of our common stock on a fully diluted basis, assuming exercise of all outstanding warrants.

Senior Subordinated Discount Notes
  Concurrently with this offering of our common stock, we are offering $
million aggregate principal amount at maturity of   % senior subordinated
discount notes maturing in 2009 and warrants in our units offering. Each senior subordinated discount note will have a warrant exercisable for shares of common stock at an exercise price of $.01. The combination of the senior subordinated discount note and warrant is a unit. See "Description of Units--Warrants." No cash interest payments will be made on the senior subordinated discount notes
prior to     , 2005. The aggregate accreted value of the senior subordinated discount notes will increase from approximately $150.0 million at issuance at a
rate of   % per annum to a final accreted value equal to their aggregate
principal amount of $   million on     , 2004. Accretion will be computed on a
basis of a 360-day year of twelve 30 day months, compounded semi-annually.
Commencing     , 2005, cash interest will be payable to holders of the senior
subordinated discount notes at a rate of   % per annum, semi-annually in
arrears on each      and     . The cash interest, computed on a basis of a 360-
day year of twelve 30-day months, will accrue from the most recent interest
payment date or, if no interest has been paid or duly provided for, from     ,
2005. The senior subordinated discount notes are not subject to any sinking fund.

  The senior subordinated discount notes will be guaranteed by our existing subsidiary, AGW Leasing Company, Inc., and may be guaranteed by additional subsidiaries of ours in the future. In addition, pursuant to a pledge agreement, the senior subordinated discount notes will be secured by a subordinated pledge of all of the capital stock of our future, directly owned subsidiaries.

  Holders of the senior subordinated discount notes will have the right to require us to repurchase all or part of the senior subordinated discount notes at a premium upon the occurrence of events constituting a change in control of AirGate. Any such repurchases would be for cash at an aggregate price of 101% of the accreted value of the senior subordinated discount notes to be
repurchased, if the repurchase were prior to     , 2004 or, if the repurchase
were on or after     , 2004, at an aggregate price of 101% of the aggregate
principal amount thereof plus accrued and unpaid

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

interest thereon. Under the indenture governing the senior subordinated discount notes, a change of control includes:

  . sale or other disposition of substantially all of our and our subsidiaries' assets;

  . our adoption of a plan of liquidation or dissolution;

  . consummation of a transaction in which a person becomes the beneficial owner of more than 50% of our voting stock;

  . continuing directors ceasing to comprise a majority of our board of directors; and

  . a merger or consolidation of AirGate in which our voting stock is converted into or exchanged for cash, securities or other property, unless our voting stock is converted into or exchanged for a majority of the outstanding shares of one of the other parties to the merger or consolidation.

  We will have the right to redeem all or part of the senior subordinated
discount notes on or after     , 2004 at redemption prices beginning at   % in
2004 and decreasing gradually to 100% in 2007 and thereafter, in each case together with accrued and unpaid interest, if any. During the first 36 months after the units offering, we may use the net proceeds from an equity offering to redeem up to 35% of the accreted value of the senior subordinated discount
notes originally issued at a redemption price of   % of the accreted value,
provided that at least 65% of the accreted value of the senior subordinated discount notes originally issued remains outstanding immediately after the redemption.

  The indenture governing the senior subordinated discount notes will contain covenants that, among other things, will limit our ability and the ability of our subsidiary and future subsidiaries to:

  . pay dividends, redeem capital stock or make other restricted payments or investments;

  . incur additional indebtedness or issue preferred stock;

  . create liens on assets;

  . merge, consolidate or dispose of assets;

  . dispose of less than all of the equity in a wholly owned subsidiary;

  . engage in any business other than PCS telecommunications and related or ancillary businesses;

  . enter into transactions with affiliates; and

  . enter into sale and leaseback transactions.

  Events of default under the senior subordinated discount notes include:

  . default for 30 days in the payment when due of interest on the senior subordinated discount notes;

  . default in payment when due of the principal of or premium, if any, on the senior subordinated discount notes;

  . our failure, or the failure of any of our subsidiaries, to comply with provisions of the senior subordinated discount notes indenture relating to change of control and with limitations on asset sales;

  . our failure, or the failure of any of our subsidiaries, to comply with any other provisions of the indenture or the pledge agreement relating to the senior subordinated discount notes;

  . our default, or default by any of our subsidiaries, with respect to other debt of $5.0 million or more, which default either is caused by failure to pay the principal or premium thereof or results in acceleration of the other debt;

  . our failure, or failure of any of our subsidiaries, to pay within 60 days a final judgment exceeding $5.0 million;

  . breach by us of any material representation or warranty or agreement in the pledge agreement, repudiation by us of our obligations under the pledge agreement or the unenforceability of the pledge agreement against us for any reason;

  . a judicial determination rendering any of the guarantees unenforceable or a guarantor's denial or disaffirmance of its obligations under the guarantee;

  . bankruptcy or insolvency of AirGate or any of our subsidiaries; and

  . the occurrence of any event that causes, subject to any applicable grace period, an event of termination under the Sprint PCS Agreements.

  In the case of an event of default arising from certain events of bankruptcy or insolvency, all outstanding senior subordinated discount notes would become due and payable immediately. If any other event of default occurs and is continuing, the trustee for the senior subordinated discount note holders or the holders of at least 25% in accreted value or principal amount, as the case may be, of the then outstanding senior subordinated discount notes may declare the notes to be due and payable immediately.

Warrants

  The warrants issued in the units offering will be issued pursuant to a warrant agreement between AirGate and Bankers Trust Company, as the warrant agent. We will file a copy of the warrant agreement as an exhibit to our registration statement, which includes this prospectus.

  At the completion of the units offering, the holders of the warrants will be entitled, in the aggregate, to purchase 375,575 shares of our common stock, representing approximately 3% of the issued and outstanding shares of our common stock on a fully diluted basis, assuming exercise of all outstanding warrants. Each warrant, when exercised, will entitle the holder to receive fully paid and non-assessable shares of our common stock, at an exercise price of $.01 per share, subject to adjustment from time to time upon the occurrence of the following:

  (1) the payment by us of dividends and other distributions on our common stock other than in our common stock;

  (2) subdivision, combinations and reclassifications of our common stock;

  (3) the issuance to all holders of common stock of such rights, options or warrants entitling them to subscribe for our common stock or securities convertible into, or exchangeable or exercisable for, our common stock at a price which is less than the fair market value per share or our common stock;

  (4) certain distributions to all holders of our common stock or any of our assets or debt securities or any rights or warrants to purchase any such securities, excluding those rights and warrants referred to in clause (3) above;

  (5) the issuance of shares of our common stock for consideration per share less than the then fair market value per share of our common stock at the time of issuance of such convertible or exchangeable security, excluding securities issued in transactions referred to in clauses (1) through (4) above, or (6) below;

  (6) the issuance of securities convertible into or exchangeable for our common stock for a conversion or exchange price plus consideration received upon issuance less than the then fair market value per share of our common stock at the time of issuance of such convertible or exchangeable security, excluding securities issued in transactions referred to in (1) through (4) above; and

  (7) certain other events that could have the effect of depriving holders of the warrants of the benefit of all or a portion of the purchase rights evidenced by the warrants. No adjustment need be made for any of the foregoing transactions if warrant holders are to participate in the transaction on a basis and with notice that the board of directors is determined to be fair and appropriate in light of the basis and notice and on which other holders of the common stock participate in the transaction.

The warrants will not be separately transferable until the separation date which shall be the earliest to occur of:

  .  180 days after the closing of the units offerings;

  . the occurrence of a change of control or an event of default under the senior subordinated discount notes; and

  . such date as Donaldson, Lufkin & Jenrette Securities Corporation in its sole discretion shall determine.

The shares of common stock underlying the warrants will not be initially registered under the Securities Act. Until such time, if any, as a registration statement with respect to resale of the warrant shares is declared effective, the warrant shares will be subject to certain restrictions on transfer. Pursuant to the terms of a warrant agreement, we will register the warrants offered in the units offering through the filing of a shelf registration statement with the SEC within 60 days of the date of the units prospectus. We will use our best efforts to have the shelf registration statement declared effective by the SEC within 120 days of the date of the units prospectus and keep the shelf registration statement continuously effective, until the later of the date on which (a) all of the warrants have been exercised or (b) the warrants expire. Holders of warrants will be able to exercise their warrants only if a registration statement relating to the common stock underlying the warrants is then in effect, or the exercise of such warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under securities laws of the states in which the various holders of warrants or other persons to whom it is proposed that underlying shares of common stock are to be issued on exercise of the warrants reside.

  The holders of the warrants will have no right to vote on matters submitted to our stockholders and will have no right to receive dividends. The holders of the warrants will not be entitled to share in our assets in the event of liquidation, dissolution or the winding up of AirGate. In the event a bankruptcy or reorganization is commenced by or against us, a bankruptcy court may hold that unexercised warrants are executory contracts which may be subject to rejection by us with approval of the bankruptcy court, and the holders of the warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case then they would be entitled to if they had exercised their warrants prior to the commencement of any such case.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to this offering, there has been no market for the common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices of the common stock prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after the consummation of our concurrent offerings due to certain contractual and legal restrictions on resale, as described below, sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price of the common stock and our ability to raise equity capital in the future.

  Upon completion of our concurrent offerings, we will have outstanding an aggregate of 10,825,591 shares of common stock, assuming no exercise of the underwriters' over-allotment option and based upon the number of shares outstanding as of September 15, 1999. Of these shares, all of the shares sold in the common stock offering will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates may generally only be sold in compliance with the limitations of Rule 144 described below.

Sales of Restricted Shares; Options

  All of the shares of common stock sold in the common stock offering will be freely tradeable under the Securities Act, unless purchased by our "affiliates," as the Securities Act defines that term. In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an affiliate, who has beneficially owned restricted stock for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

  .one percent of the then outstanding shares of common stock, or

  . the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed.

In addition, under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares of restricted stock for at least two years may resell such shares without compliance with the foregoing requirements. In meeting the one and two year holding periods described above, a holder of restricted stock can include the holding periods of a prior owner who was not an affiliate.

  Additional shares of common stock are available for future grants under our stock option plan. See "Management--1999 Stock Option Plan." We intend to file one or more registration statements on Form S-8 under the Securities Act to register all shares of common stock subject to outstanding stock options and common stock issuable pursuant to our stock option plans that do not qualify for an exemption under Rule 701 from the registration requirements of the Securities Act. We expect to file these registration statements as soon as practicable following the closing of our concurrent offerings, and such registration statements are expected to become effective upon filing. Shares covered by these registration statements will thereupon be eligible for sale in the public markets subject to the lock-up agreements, to the extent applicable.

Sales of Warrant Shares

  All of the shares of common stock underlying the warrants issued in the units offering will be freely tradeable under the Securities Act, unless purchased by our affiliates as the Securities Act defines that term, no later than 180 days after the closing of the units offering.

Lock-up Agreements

  We and all of our current stockholders, Lucent, members of our senior management and our directors have agreed, pursuant to lock-up agreements that, during the period beginning from the date of this prospectus and continuing and including the date 180 days after the date of this prospectus, they will not, directly or indirectly offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of any shares of common stock, including but not limited to any common stock or securities convertible into or exercisable or exchangeable for common stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the Securities and Exchange Commission or enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of common stock, or make any demand for, or exercise and right with respect to, the registration of common stock or any securities convertible into or exercisable or exchangeable for common stock, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

  Following the 180 day lock-up period, 2,339,718 shares of common stock will become eligible for sale, subject to compliance with Rule 144 of the Securities Act as described above.

Registration Rights

  At the completion of our common stock offering, Lucent and entities affiliated with Weiss, Peck & Greer will hold warrants exercisable for an aggregate of 368,190 shares of our common stock. Lucent and Weiss, Peck & Greer entities will be entitled to several types of registration rights with respect to the shares issuable upon exercise of the warrants as provided under the terms of separate registration rights agreements. These agreements provide for demand registration rights and, subject to a number of limitations, for inclusion of the shares on future registration statements that we file. Registration of shares of common stock pursuant to the registration rights agreements will result in those shares becoming freely tradeable without restriction under the Securities Act. We will bear registration expenses incurred in connection with the above registrations except that, in some circumstances, the parties seeking to register shares will bear the registration expenses if the registration statement does not become effective as a result of the withdrawal of the request for registration by the stockholder that initiated the request.

              U.S. FEDERAL TAX CONSEQUENCES OF OUR COMMON STOCK TO
                                NON-U.S. HOLDERS

  This is a general discussion of certain United States federal tax consequences of the acquisition, ownership, and disposition of our common stock by a holder that, for U.S. federal income tax purposes, is not a U.S. person as we define that term below. A holder of our common stock who is not a U.S. person is a non-U.S. holder. We assume in this discussion that you will hold our common stock issued pursuant to the offering as a capital asset (generally, property held for investment). We do not discuss all aspects of U.S. federal taxation that may be important to you in light of your individual investment circumstances, such as special tax rules that would apply to you, for example, if you are a dealer in securities, financial institution, bank, insurance company, tax-exempt organization, partnership or owner of more than 5% of our common stock. Our discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service and other applicable authorities, all as in effect on the date of this prospectus and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS with respect to the tax consequences discussed in this prospectus, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained. We urge you to consult your tax advisor about the U.S. federal tax consequences of acquiring, holding, and disposing of our common stock, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

  For purposes of this discussion, a U.S. person means any one of the following:

  .  a citizen or resident of the U.S.;

  . a corporation, partnership, or other entity created or organized in the U.S. or under the laws of the U.S. or of any political subdivision of the U.S.;

  . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  . a trust, the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

Dividends

  Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at the rate of 30%. If, however, the dividend is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder, the dividend will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally, and, for corporate holders under certain circumstances, the branch profits tax. Non-U.S. holders should consult any applicable income tax treaties that may provide for a reduction of, or exemption from withholding taxes. For purposes of determining whether tax is to be withheld at a reduced rate as specified by a treaty, we generally will presume that dividends we pay on or before December 31, 2000, to an address in a foreign country are paid to a resident of that country.

  Under recently finalized U.S. Treasury Department regulations, which in general apply to dividends that we pay after December 31, 2000, to obtain a reduced rate of withholding under a treaty, a non-U.S. holder generally will be required to provide certification as to that non-U.S. holder's entitlement to treaty benefits. These regulations also provide special rules to determine whether, for purposes of applying a treaty, dividends that we pay to a non-U.S. holder that is an entity should be treated as paid to holders of interests in that entity.

Gain on Disposition

  A non-U.S. holder will generally not be subject to United States federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of our common stock unless any one of the following is true:

  . the gain is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder;

  . the non-U.S. holder is a nonresident alien individual present in the U.S. for 183 or more days in the taxable year of the disposition and certain other requirements are met;

  . the non-U.S. holder is subject to tax pursuant to provisions of the U.S. federal income tax law applicable to certain U.S. expatriates; and

  . we are or have been during certain periods a "United States real property holding corporation" for U.S. federal income tax purposes.

  If we are or have been a United States real property holding corporation, a non-U.S. holder will generally not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of our common stock provided that:

  . the non-U.S. holder does not hold, and has not held during certain periods, directly or indirectly, more than 5% of our outstanding common stock; and

  . our common stock is and continues to be traded on an established securities market for U.S. federal income tax purposes.

We believe that our common stock will be traded on an established securities market for this purpose in any quarter during which it is listed on the Nasdaq National Market.

  If we are or have been during certain periods a U.S. real property holding corporation and the above exception does not apply, a non-U.S. holder will be subject to U.S. federal income tax with respect to gain realized on any sale or other disposition of our common stock as well as to a withholding tax, generally at a rate of 10% of the proceeds. Any amount withheld pursuant to a withholding tax will be creditable against a non-U.S. holder's U.S. federal income tax liability.

  Gain that is effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. holder will be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally, and, for corporate holders under certain circumstances, the branch profits tax, but will generally not be subject to withholding. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

United States Federal Estate Taxes

  Our common stock that is owned or treated as owned by an individual who is not a citizen or resident of the U.S., as specially defined for U.S. federal estate tax purposes, on the date of that person's death will be included in his or her estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

  Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends that we paid to a holder, and the amount of tax that we withheld on those dividends. This information may also be made available to the tax authorities of a country in which the non-U.S. holder resides.

  Under current U.S. Treasury Department regulations, U.S. information reporting requirements and backup withholding tax will generally not apply to dividends that we pay on our common stock to a non-U.S. holder at an address outside the U.S. Payments of the proceeds of a sale or other taxable disposition of our common stock by a U.S. office of a broker are subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies as to its non-U.S. holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements, but not backup withholding tax, will also apply to payments of the proceeds of a sale or other taxable disposition of our common stock by foreign offices of U.S. brokers or foreign brokers with certain types of relationships to the U.S., unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain other conditions are met or the holder otherwise established an exemption.

  Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. holder's U.S. federal income tax liability if certain required information is furnished to the IRS.

  The U.S. Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, those regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 2000, subject to transition rules.

                                  UNDERWRITING

  We and the underwriters named below have entered into an underwriting agreement covering the common stock to be offered in this offering. Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation and The Robinson-Humphrey Company, LLC are acting as representatives of the underwriters. Each underwriter has agreed to purchase the number of shares of common stock set forth opposite its name in the following table.

    Underwriters:                                               Number of Shares
    Donaldson, Lufkin & Jenrette Securities Corporation........
    Credit Suisse First Boston Corporation.....................
    The Robinson-Humphrey Company, LLC.........................
                                                                   ---------
      Total....................................................    6,333,333
                                                                   =========

  The underwriting agreement provides that if the underwriters take any of the shares set forth in the table above, then they must take all of these shares. No underwriter is obligated to take any shares allocated to a defaulting underwriter except under limited circumstances.

  The underwriters are offering the shares of common stock, subject to the prior sale of such shares, and when, as and if such shares are delivered to and accepted by them. The underwriters will initially offer to sell shares to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters may also sell shares to securities dealers at a
discount of up to $   per share from the initial public offering price. Any
such securities dealers may resell shares to certain other brokers or dealers
at a further discount of up to $   per share. After the initial public
offering, the underwriters may change the public offering price and other selling terms. The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

  If the underwriters sell more shares than the total number set forth in the table above, the underwriters have the option to buy up to an additional 949,999 shares of common stock from AirGate to cover such sales. They may exercise this option during the 30-day period from the date of this prospectus. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as set forth in the table above.

  The following table shows the per share and total underwriting discounts and commissions that AirGate will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

                                                            Paid by AirGate
                                                       -------------------------
                                                       No exercise Full exercise
    Per share.........................................    $            $
                                                          ----         ----
      Total...........................................    $            $
                                                          ====         ====

  We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be $1.0 million.

  We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  At our request, the underwriters have reserved shares of common stock for sale at the initial public offering price to directors, officers, employees and retirees of AirGate who have expressed an interest in participating in the offering. We expect these persons to purchase no more than 5% of the common stock offered in the offering. The number of shares available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. The underwriters will offer unpurchased reserved shares to the general public on the same basis as the other offered shares.

  We and all of our current stockholders, Lucent, members of senior management and directors have agreed that, for a period of 180 days from the date of this prospectus, we will not, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, do either of the following:

  . offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  . enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common stock.

  In addition, during such period, except for the registration of shares underlying options in our stock option plan and the shelf registration statement for shares underlying warrants issued in the units offering, we have also agreed not to file any registration statement with respect to, and each of our executive officers and directors and several of our stockholders have agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

  Either of the foregoing transaction restrictions will apply regardless of whether a covered transaction is to be settled by the delivery of common stock or such other securities, in cash or otherwise. Further, the shares of common stock underlying the warrants issued in the units offering will become freely tradeable no later than 180 days after the closing of the units offering.

  Application has been made to list the common stock on the Nasdaq National Market under the symbol "PCSA." In order to meet the requirements for listing the common stock on the Nasdaq National Market, the underwriters have undertaken to sell lots of 100 to a minimum of 400 beneficial owners.

  Other than in the United States, no action has been taken by AirGate or the underwriters that would permit a public offering of the shares of common stock included in this offering in any jurisdiction where action for that purpose is required. The shares included in this offering may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisement in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. This prospectus is not an offer to sell or a solicitation of an offer to buy any shares of common stock included in this offering in any jurisdiction where that would not be permitted or legal.

  We expect that delivery of the shares will be made to investors on or about
     , 1999.

  The underwriters may purchase and sell shares of common stock in the open market in connection with this offering. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the common stock while the offering is in progress. The underwriters may also impose a penalty bid, which means that an underwriter must repay to the other underwriters a portion of the underwriting discount received by it. An underwriter may be subject to a penalty bid if the representatives of the underwriters, while engaging in stabilizing or short covering transactions, repurchase shares sold by or for the account of that underwriter. These activities may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq National Market, in the over-the-counter market or otherwise.

  Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston Corporation are also acting as underwriters under our concurrent offering of units, for which they will receive underwriting discounts and commissions customary for performing such services. In addition, Donaldson, Lufkin & Jenrette Securities Corporation served as our financial advisor in the negotiation of our financing with Lucent, for which Donaldson, Lufkin & Jenrette Securities Corporation is entitled to receive fees customary for performing such services.

Pricing of this Offering

  Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock was determined by negotiation among us and the representatives of the underwriters. Among the factors considered in determining the public offering price were:

  . prevailing market conditions;

  . our results of operations in recent periods;

  . the present stage of our development;

  . the market capitalization and stages of development of other companies which the representatives of the underwriters believe to be comparable to us; and

  . estimates of our business potential.

                                 LEGAL MATTERS

  Certain legal matters in connection with the sale of the shares of common stock offered hereby will be passed upon for AirGate by Patton Boggs LLP, Washington D.C. and for the underwriters by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements of AirGate PCS, Inc. and subsidiaries and predecessors as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 and for the period from inception, June 15, 1995, to December 31, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP contains an explanatory paragraph that states that AirGate has incurred recurring losses from operations and has a working capital and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                             AVAILABLE INFORMATION

  We have filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to our concurrent offerings of common stock and units, consisting of senior subordinated discount notes and warrants. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and our securities, see the registration statement and its exhibits. This prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the registration statement required to be disclosed. However, as the descriptions are summaries of the contracts, reports or exhibits, we urge you to refer to the copy of each material contract, report and exhibit attached to the registration statement. Copies of the registration statement, including exhibits, may be examined without charge in the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W. Room 1024, Washington, DC 20549, and the Securities and Exchange Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, IL 60601, and 7 World Trade Center, 13th Floor, New York, NY 10048 or on the Internet at http://www.sec.gov. You can get information about the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the Public Reference Section of the Securities and Exchange Commission upon payment of prescribed fees.

  As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will be required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (A Development Stage Enterprise)

 Independent Auditors' Report.............................................  F-2

 Consolidated Balance Sheets as of December 31, 1998 and 1997.............  F-3

 Consolidated Statements of Operations for the years ended December 31,
  1998, 1997 and 1996 and for the period from inception, June 15, 1995, to
  December 31, 1998.......................................................  F-4

 Consolidated Statements of Stockholder's Deficit for the years ended
  December 31, 1998, 1997 and 1996 and for the period from inception, June
  15, 1995, to December 31, 1998..........................................  F-5

 Consolidated Statements of Cash Flows for the years ended December 31,
  1998, 1997 and 1996 and for the period from inception, June 15, 1995, to
  December 31, 1998.......................................................  F-6

 Notes to Consolidated Financial Statements...............................  F-7

 Unaudited Consolidated Balance Sheet as of June 30, 1999................. F-20

 Unaudited Consolidated Statements of Operations for the six-month periods ended June 30, 1999 and 1998............................................ F-21

 Unaudited Consolidated Statements of Cash Flows for the six-month periods ended June 30, 1999 and 1998............................................ F-22

 Notes to Unaudited Consolidated Financial Statements..................... F-23

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
AirGate PCS, Inc.:

  We have audited the accompanying consolidated balance sheets of AirGate PCS, Inc. and subsidiaries and predecessors (a development stage enterprise) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholder's deficit, and cash flows for each of the years in the three-year period ended December 31, 1998 and for the period from inception, June 15, 1995, to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AirGate PCS, Inc. and subsidiaries and predecessors (a development stage enterprise) as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 and for the period from inception, June 15, 1995, to December 31, 1998 in conformity with generally accepted accounting principles.

  The accompanying consolidated financial statements have been prepared assuming that AirGate PCS, Inc. and subsidiaries and predecessors (a development stage enterprise) will continue as a going concern. As discussed in note 2 to the consolidated financial statements, AirGate PCS, Inc. and subsidiaries and predecessors have incurred recurring losses from operations and have a working capital and an accumulated deficit that raise substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG LLP

April 28, 1999, except for notes 13(g)
13(h) and 13(i) which are as of July 9,
July 28, and September 15, 1999, respectively
Atlanta, Georgia

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

                          CONSOLIDATED BALANCE SHEETS


                                                        As of December 31,
                                                     -------------------------
                                                         1998         1997
                                                     ------------  -----------
                       Assets
Current assets:
  Cash and cash equivalents......................... $  2,295,614  $   146,939
  Due from AirGate Wireless, LLC (note 6)...........      378,260          --
  Prepaid expenses..................................      100,333        4,713
                                                     ------------  -----------
    Total current assets............................    2,774,207      151,652
FCC licenses, net (note 5)..........................          --    13,702,577
Property and equipment, net (note 4)................   12,545,365       16,967
Other assets........................................      130,915          --
                                                     ------------  -----------
                                                     $ 15,450,487  $13,871,196
                                                     ============  ===========
       Liabilities and Stockholder's Deficit
Current liabilities:
  Accounts payable.................................. $  1,449,255  $    37,883
  Accrued interest..................................      686,707      573,746
  Notes payable (note 7(a)).........................    6,000,000    2,800,000
  Notes payable to affiliates (note 7(b))...........    4,965,000      465,000
  Current maturities of long-term debt (note 7(c))..    3,380,523          --
                                                     ------------  -----------
    Total current liabilities.......................   16,481,485    3,876,629
Long-term debt, excluding current maturities (note
 7(c))..............................................    4,319,477   11,745,066
                                                     ------------  -----------
    Total liabilities...............................   20,800,962   15,621,695
                                                     ------------  -----------
Stockholder's deficit (notes 8, 9 and 13):
  Preferred stock, par value $.01 per share;
   5,000,000 shares authorized; no shares issued and
   outstanding......................................          --           --
  Common stock, par value $.01 per share; 25,000,000
   shares authorized; 3,506,617 shares issued and
   outstanding at December 31, 1998 ................       35,066          --
  Additional paid-in capital........................    6,268,879    4,711,429
  Deficit accumulated during the development stage..  (11,654,420)  (6,461,928)
                                                     ------------  -----------
    Total stockholder's deficit.....................   (5,350,475)  (1,750,499)
                                                     ------------  -----------
Commitments and contingencies (notes 7, 8, 11 and
 13)
    Total liabilities and stockholder's deficit..... $ 15,450,487  $13,871,196
                                                     ============  ===========

          See accompanying notes to consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Period from
                                                                  Inception,
                              Years Ended December 31,          June 15, 1995,
                         -------------------------------------  to December 31,
                            1998         1997         1996           1998
                         -----------  -----------  -----------  ---------------
Operating expenses:
 General and
  administrative
  expenses.............. $(2,596,534) $(1,101,054) $(1,252,027)  $ (6,407,615)
 Depreciation and
  amortization..........  (1,203,945)    (997,761)     (18,965)    (2,238,671)
                         -----------  -----------  -----------   ------------
    Operating loss......  (3,800,479)  (2,098,815)  (1,270,992)    (8,646,286)
Interest expense........  (1,392,013)    (817,164)    (582,349)    (3,008,134)
                         -----------  -----------  -----------   ------------
    Net loss............ $(5,192,492) $(2,915,979) $(1,853,341)  $(11,654,420)
                         ===========  ===========  ===========   ============
Basic and diluted net
 loss per share of
 common stock........... $     (1.48) $     (0.83) $     (0.53)
                         ===========  ===========  ===========
Weighted average common
 shares outstanding..... $ 3,506,617  $ 3,506,617  $ 3,506,617
                         ===========  ===========  ===========



          See accompanying notes to consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT

                           Years ended December 31, 1998, 1997, and 1996 and the period from inception,
                                       June 15, 1995, to December 31, 1998
                          -----------------------------------------------------------------
                                                                 Deficit
                                                               accumulated
                               Common stock       Additional    during the        Total
                          -----------------------   paid-in    development    stockholder's
                            Shares      Amount      capital       stage          deficit
                          ----------  ----------  ----------   ------------   -------------
Balance at June 15, 1995
 (inception)............         --   $      --   $      --    $        --     $       --
Loan conversions (note
 9(b))..................         --          --      420,119            --         420,119
Net loss................         --          --          --      (1,692,608)    (1,692,608)
                          ----------  ----------  ----------   ------------    -----------
Balance at December 31,
 1995...................         --          --      420,119     (1,692,608)    (1,272,489)
Loan conversions (note
 9(b))..................         --          --      100,710            --         100,710
Net loss................         --          --          --      (1,853,341)    (1,853,341)
                          ----------  ----------  ----------   ------------    -----------
Balance at December 31,
 1996...................         --          --      520,829     (3,545,949)    (3,025,120)
Loan conversions (note
 9(b))..................         --          --    4,683,544            --       4,683,544
Cash distribution (note
 9(c))..................         --          --     (492,944)           --        (492,944)
Net loss................         --          --          --      (2,915,979)    (2,915,979)
                          ----------  ----------  ----------   ------------    -----------
Balance at December 31,
 1997...................         --          --    4,711,429     (6,461,928)    (1,750,499)
Formation of AirGate
 PCS, Inc. (note 1(a))..   3,506,617      35,066     (35,066)           --             --
Distribution of AirGate
 Wireless, LLC (note
 9(a))..................         --          --    1,592,516            --       1,592,516
Net loss................         --          --          --      (5,192,492)    (5,192,492)
                          ----------  ----------  ----------   ------------    -----------
Balance at December 31,
 1998...................   3,506,617  $   35,066  $6,268,879   $(11,654,420)   $(5,350,475)
                          ==========  ==========  ==========   ============    ===========


          See accompanying notes to consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       Period from
                                Years ended December 31,                Inception,
                          ---------------------------------------     June 15, 1995,
                              1998         1997          1996      to December 31, 1998
                          ------------  -----------  ------------  --------------------
Cash flows from
 operating activities:
Net loss................  $ (5,192,492) $(2,915,979) $ (1,853,341)     $(11,654,420)
Adjustments to reconcile
 net loss to net cash
 (used in) provided by
 operating activities:
  Depreciation and
   amortization.........     1,203,945      997,761        18,965         2,238,671
  (Increase) decrease
   in:
    Due from AirGate
     Wireless, LLC......      (378,260)         --            --           (378,260)
    FCC deposit.........           --           --     20,000,000               --
    Prepaid expenses....       (95,620)      (4,713)          --           (100,333)
    Other assets........      (130,915)   2,086,869     1,039,752         2,216,461
  Increase (decrease)
   in:
    Accounts payable....     1,411,372       18,495       (95,596)        1,436,445
    Accrued interest....     1,006,577      587,449       640,636         2,443,779
                          ------------  -----------  ------------      ------------
      Net cash (used in)
       provided by
       operating
       activities.......    (2,175,393)     769,882    19,750,416        (3,797,657)
                          ------------  -----------  ------------      ------------
Cash flows from
 investing activities:
  Capital expenditures..    (5,175,932)         --            --         (5,237,399)
  Purchase of FCC
   licenses.............           --    (2,936,267)          --         (2,936,267)
                          ------------  -----------  ------------      ------------
      Net cash used in
       investing
       activities.......    (5,175,932)  (2,936,267)          --         (8,173,666)
                          ------------  -----------  ------------      ------------
Cash flows from
 financing activities:
  Proceeds from notes
   payable..............     5,000,000    2,800,000           --          7,800,000
  Proceeds from notes
   payable to
   affiliates...........     5,200,000          --            --         25,620,119
  Payments on notes
   payable to
   affiliates...........      (700,000)         --    (20,000,000)      (20,700,000)
  Cash distribution.....           --      (492,944)          --          (492,944)
                          ------------  -----------  ------------      ------------
      Net cash provided
       by (used in)
       financing
       activities.......     9,500,000    2,307,056   (20,000,000)       12,227,175
                          ------------  -----------  ------------      ------------
      Net increase
       (decrease) in
       cash and cash
       equivalents......     2,148,675      140,671      (249,584)          255,852
Cash and cash
 equivalents at
 beginning of period....       146,939        6,268       255,852               --
                          ------------  -----------  ------------      ------------
Cash and cash
 equivalents at end of
 period.................  $  2,295,614  $   146,939  $      6,268      $    255,852
                          ============  ===========  ============      ============
Supplemental disclosure
 of cash flow
 information--cash paid
 for interest...........  $  1,279,052  $   930,125  $        --       $        --
                          ============  ===========  ============      ============
Supplemental disclosure
 of noncash investing
 and financing
 activities:
Assets acquired through
 assumption of debt:
  FCC licenses..........  $        --   $11,745,066  $        --       $        --
  Site acquisition and
   engineering costs....     7,700,000          --            --                --
  Notes payable and
   accrued interest
   converted to equity..           --    (4,683,544)     (100,710)         (420,119)
                          ============  ===========  ============      ============
Distribution of AirGate
 Wireless, LLC:
  Accrued interest......  $   (893,616) $       --   $        --       $        --
  Long-term debt........   (11,745,066)         --            --                --
  FCC licenses, net.....    12,846,166          --            --                --
  Line of credit........    (1,800,000)         --            --                --
                          ============  ===========  ============      ============



          See accompanying notes to consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

(1) Business, Basis of Presentation and Summary of Significant Accounting
Policies

 (a) Business and Basis of Presentation

  AirGate PCS, Inc. and subsidiaries and predecessors (collectively, the "Company") were formed for the purpose of becoming a leading provider of wireless Personal Communication Services (PCS). AirGate PCS, Inc. was formed in August 1998 to become a provider of PCS services exclusively licensed to use the Sprint PCS brand name in 21 markets located in the southeastern United States. The consolidated financial statements included herein include the accounts of AirGate PCS, Inc., formed August 1998, and its wholly owned subsidiaries (AirGate Wireless, Inc., formed October 1998, and AGW Leasing Company, Inc., formed December 1998) from their formation in August 1998 and their predecessor entities (AirGate, LLC, formed July 1995, AirGate Wireless, LLC, formed June 1996, and AirLink II, LLC, formed July 1995), for all periods presented, except that AirGate Wireless, LLC has been excluded effective August 4, 1998 as described below. AirGate, LLC is the parent, and owns 100% of the outstanding common stock of AirGate PCS, Inc. The financial position and results of operations of these predecessor entities have been included because of common ownership and management. All significant intercompany accounts and transactions have been eliminated in consolidation.

  From inception through August 1998, the predecessor entities' operating activities focused on developing a PCS business in the southeastern United States. These activities included the purchase of four Federal Communications Commission ("FCC") PCS licenses. In July 1998, the Company decided to pursue a different PCS business opportunity and signed a series of agreements with SprintCom, Inc. (the "Sprint Agreements") to build, construct and manage a PCS network that will support the offering of Sprint PCS services. To date, the Company has not paid any consideration for the use of the Sprint PCS licenses. As a result of this change in business strategy, AirGate Wireless, LLC, which consists solely of the FCC licenses and related liabilities, was not transferred to its successor entity, AirGate PCS, Inc. by AirGate, LLC because its asset and liabilities will not be included in the continuing operations of the Company.

  The PCS market is characterized by significant risks as a result of rapid changes in technology, increasing competition and the cost associated with the build-out of a PCS network. The Company's continuing operations are dependent upon Sprint's ability to perform is obligations under the Sprint Agreements and the ability of the Company to raise sufficient capital to fund operating losses, to meet debt service requirements, and to complete the build-out of the PCS network. Additionally, the Company's ability to attract and maintain a sufficient customer base is critical to achieving breakeven cash flow. Changes in technology, increased competition, or the inability to obtain required financing, among other factors, could have an adverse effect on the Company's financial position and results of operations.

 (b) Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents includes amounts on deposit with commercial banks including a money market account.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997


 (c) FCC Licenses

  FCC licenses are stated at cost less accumulated amortization. Amortization is provided using the straight-line method over the estimated useful lives of ten years.

 (d) Property and Equipment

  Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Capitalized interest on construction activity during 1998 was not material. Asset lives are as follows:

                  Asset                                             Useful life
                  -----                                             -----------
     Site acquisition and engineering costs........................  10 years
     Computer equipment............................................   3 years
     Furniture, fixtures, and office equipment.....................   5 years

 (e) Income Taxes

  Prior to the formation of AirGate PCS, Inc. in August 1998, the predecessors of AirGate PCS, Inc. were operated as limited liability companies. As a result, income taxes were passed through to and were the responsibility of the stockholders of the predecessors.

  The Company uses the asset and liability method of accounting for income taxes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

  The Company has not provided any pro forma income tax information for periods prior to August 1998 because such information would not be significant to the accompanying consolidated financial statements.

 (f) Net Loss Per Share

  The Company has presented net loss per common share pursuant to SFAS No. 128, "Earnings per Share." Basic net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted net loss per share has not been presented separately, as the potential common shares are anti-dilutive for each of the periods presented.

 (g) Revenue Recognition

  The Company will recognize revenue as services are performed. An affiliation fee of 8% will be withheld by Sprint on collected service revenues and recorded as an operating expense. Revenues generated from the sale of handsets and accessories and from roaming services provided to customers traveling onto our PCS network are not subject to the 8% affiliation fee.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997


 (h) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 (i) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated balance sheets and expenses during the reporting periods to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (j) Start-Up Activities

  In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." This statement became effective January 1, 1999 and requires that costs of start-up activities and organization costs be expensed as incurred. The Company has expensed all costs of start-up activities and organization costs. The adoption of this statement will not have an effect on the Company's financial position or results of operations.

(2) Liquidity

  Since inception, the Company has been engaged in preparing business plans, raising capital and planning and designing the build-out of its PCS network. As a result, the Company has not generated any revenues and losses from inception through December 31, 1998 have amounted to $11,654,420.

  Despite these negative cash flows, the Company has been able to secure financing from a variety of sources to support its development to date. These sources have included both equity and debt financing.

  Significant amounts of additional financing will be required to build-out the PCS network and commence commercial operations. Based on the Company's current business plan, it is estimated that more than $347 million will be required to fund capital expenditures, principal payments on short and long-term debt, and losses from operations until the Company reaches breakeven cash flow.

  While there is no assurance that funding will be available to execute these plans, the Company is actively seeking financing and is exploring a number of alternatives in this regard.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997


(3) Development Stage Enterprise

  AirGate, LLC, the first predecessor entity of the Company, was established on June 15, 1995 (inception). The Company has devoted most of its efforts to date to activities such as preparing business plans, raising capital, and planning the build-out of its PCS network. From inception through December 31, 1998, the Company has not generated any revenues and has incurred expenses of $11,654,420, resulting in an accumulated deficit during the development stage of $11,654,420 as of December 31, 1998.

(4) Property and Equipment

  Property and equipment consists of the following at December 31, 1998 and 1997:

                                                           1998        1997
                                                        ----------- -----------
     Site acquisition and engineering costs............ $12,838,340 $       --
     Computer equipment................................      74,487      48,404
     Furniture, fixtures, and office equipment.........      24,572      13,063
                                                        ----------- -----------
       Total property and equipment....................  12,937,399      61,467
     Less accumulated depreciation and amortization....     392,034      44,500
                                                        ----------- -----------
       Property and equipment, net..................... $12,545,365 $    16,967
                                                        =========== ===========

  Site acquisition and engineering costs consists of construction costs, switch site improvements, RF engineering services, and site acquisitions and engineering costs incurred related to the network design and build-out.

(5) FCC Licenses, Net

  In April 1997, the Company participated in the FCC's auction of certain PCS licenses. In connection with this auction, AirGate Wireless, LLC, a predecessor to AirGate PCS, Inc., acquired four F Block PCS licenses for $14,681,333 consisting of $2,936,267 in cash and installment plan notes payable to the FCC of $11,745,066. These FCC licenses are being amortized using the straight-line method over an estimated useful life of 10 years. In July 1998, the Company decided to pursue a different PCS business opportunity. As a result, upon formation of AirGate PCS, Inc. in August 1998, AirGate Wireless, LLC, which consists solely of the FCC licenses and related liabilities has been removed from the consolidated financial statements because its assets and liabilities were not transferred to AirGate PCS, Inc. and will not be included in the continuing operations of the Company. FCC licenses consist of the following at December 31, 1997:

                                                                       1997
                                                                    -----------
     FCC licenses.................................................. $14,681,333
     Less accumulated amortization.................................     978,756
                                                                    -----------
       FCC licenses, net........................................... $13,702,577
                                                                    ===========

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997

(6) Due From AirGate Wireless, LLC

  AirGate Wireless, LLC, a predecessor entity, which consists solely of the FCC Licenses and related liabilities, was not transferred to AirGate PCS, Inc., its successor entity, because its assets and liabilities will not be included in the continuing operations of the Company. The Company made interest payments totaling $378,260 during 1998 related to these liabilities on behalf of AirGate Wireless, LLC. The Company has established an amount due from AirGate Wireless, LLC which is expected to be paid with proceeds from the sale of the FCC licenses by AirGate Wireless, LLC.

(7) Notes Payable and Long-Term Debt

  (a) Notes Payable consist of the following at December 31, 1998 and 1997:

                                                            1998        1997
                                                         ----------- -----------
     Note payable to bank under revolving line of
      credit facility; interest at prime plus 1% due
      monthly (10.25% at December 31, 1997); matures on
      May 1, 1999; guaranteed by affiliates (note
      9(a))............................................  $       --  $ 1,800,000
     Note payable to bank; interest at prime plus .5%
      due monthly (8.25% and 9.75% at December 31, 1998
      and 1997, respectively); principal due in a
      single payment on May 9, 1999; guaranteed by
      affiliates (see note 13(f))......................    1,000,000   1,000,000
     Secured promissory note, dated November 25, 1998,
      interest at 9.5%; interest and principal due at
      the earlier of: (1) the first drawdown on the
      vendor equipment financing or (2) June 30, 1999..    5,000,000         --
                                                         ----------- -----------
                                                         $ 6,000,000 $ 2,800,000
                                                         =========== ===========

  In November 1998, an equipment vendor loaned $5 million to the Company under a secured promissory note. The proceeds of the loan are intended to finance the purchase of products and services from the vendor and to satisfy short-term working capital needs of the Company, approved by the vendor consisting of engineering, network construction, switch site improvements, network equipment and collocation expenses. The $5 million secured promissory note payable to the vendor is secured by all assets of the Company.

  Additionally, the Company entered into a secured equipment loan note for $10 million with the equipment vendor which may be used solely to finance the purchase of its products and services. At December 31, 1998, no amounts were outstanding related to the equipment loan note.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997


  (b) Notes Payable to Affiliates consist of the following at December 31, 1998 and 1997:

                                                            1998        1997
                                                         ----------- -----------
     Notes payable to affiliates dated June 11, 1996;
      interest at 8%; payable based upon the occurrence
      of an equity financing or June 11, 1999 (see note
      13(h)) ..........................................  $   150,000 $   150,000
     Notes payable to affiliates dated June 11, 1996;
      interest at 8%; due and payable at maturity;
      matures in conjunction with a merger or sale of
      the Company or June 11, 1999.....................          --      135,000
     Note payable to an affiliate dated September 27,
      1996; interest at 8%; due and payable at
      maturity; payable or convertible on August 8,
      1998.............................................          --      180,000
     Convertible promissory notes payable to affiliates
      dated August 8, 1998; interest at 8%; principal
      and interest due on September 18, 1999 (see notes
      9(d) and 13(d))..................................    4,815,000         --
                                                         ----------- -----------
                                                         $ 4,965,000 $   465,000
                                                         =========== ===========

  The convertible promissory notes payable to affiliates have a face value of $4,815,000 at December 31, 1998 and mature at September 18, 1999, unless converted earlier. The notes are convertible into preferred or common stock at any time at the option of the holder and automatically convert upon the closing of the first equity financing in which AirGate PCS, Inc. sells shares of its equity securities for an aggregate consideration of at least $70,000,000 and at a premoney valuation of AirGate PCS, Inc. of at least $50,000,000 (see note 13(d)).

  In March and April 1999, the Company received an additional $1.5 million of short-term financing in the form of convertible notes from affiliates. All notes bear interest at 8%, are payable upon demand and automatically convert into shares of common stock at a 48% discount upon the Initial Public Offering of AirGate PCS, Inc.

  (c) Long-Term Debt consists of the following at December 31, 1998 and 1997:

                                                           1998        1997
                                                        ----------- -----------
     FCC installment plan notes dated April 28, 1997;
      interest payments at 6.25% due in eight equal
      quarterly payments beginning July 31, 1998 and
      ending April 30, 2000; principal and interest
      payments of $469,207 are due quarterly beginning
      July 28, 1999 until January 28, 2007............  $       --  $11,745,066
     Unsecured promissory note dated July 22, 1998;
      interest at 14%; principal and interest payments
      of $1,120,170 due quarterly commencing March 1,
      1999 and ending December 1, 2000 (see note
      13(e))..........................................    7,700,000         --
                                                        ----------- -----------
       Total long-term debt...........................    7,700,000  11,745,066
     Less current maturities..........................    3,380,523         --
                                                        ----------- -----------
       Long-term debt, excluding current maturities...  $ 4,319,477 $11,745,066
                                                        =========== ===========

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997

  As of December 31, 1998, management believes the Company is in compliance with all outstanding debt covenants. Failure of the Company to obtain additional financing during 1999 on a timely basis could result in the inability of the Company to meet its future debt service requirements.

  Aggregate minimum annual principal payments due on long-term debt for the next two years at December 31, 1998 are as follows:

     Years ending
     December 31,
     ------------
      1999........................................................... $3,380,523
      2000...........................................................  4,319,477
                                                                      ----------
        Total long-term debt......................................... $7,700,000
                                                                      ==========

(8) Commitments

 (a) Lease Commitments

  The Company is obligated under noncancelable operating lease agreements for office space and cell sites. Future minimum annual lease payments under these noncancelable operating lease agreements for the next five years and in the aggregate are as follows:

     Year ending
     December 31,
     ------------
      1999.......................................................... $  594,736
      2000..........................................................    641,622
      2001..........................................................    612,217
      2002..........................................................    465,345
      2003..........................................................    365,422
      Thereafter....................................................    548,346
                                                                     ----------
        Total future minimum annual lease payments.................. $3,227,688
                                                                     ==========

  The Company made lease payments to a related party for office space. A written lease agreement does not exist; however, the payments are $6,000 per month and $60,000 was paid to this related party for the year ended December 31, 1998. The Company believes that the terms of this related party lease arrangement are comparable to terms that the Company could have obtained with an unrelated third party.

  Rental expense for all operating leases was $292,842, $44,134, and $24,291 for the years ended December 31, 1998, 1997, and 1996, respectively.

  The Company has entered into a Master Site Lease Agreement with BellSouth Personal Communications, Inc. whereby the Company has the right to lease tower space for the Company's communications and network equipment. The Company paid $100,000 in August 1998 to BellSouth for reimbursement of preparation and processing of the tower sites. In addition, the Company has paid $80,000 through December 31, 1998 in prepaid rent in order to exercise its right of first refusal to lease four tower sites. Future minimum annual lease payments under this arrangement, excluding one-time site cost reimbursements not to exceed $10,000 per site, as of December 31, 1998 are as follows:

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997


     1999............................................................. $ 80,000
     2000.............................................................   80,000
     2001.............................................................   80,000
     2002.............................................................   80,000
     2003.............................................................   80,000
     Thereafter.......................................................  480,000
                                                                       --------
       Total future minimum annual lease payments..................... $880,000
                                                                       ========

 (b) Employment Commitment

  On April 9, 1999, the Company entered into an employment agreement with Thomas Dougherty, the Company's new president and chief executive officer. This agreement included a stock option grant, which allows Mr. Dougherty the option to purchase a total number of shares equal to approximately 2.0% of the fully diluted common shares of AirGate PCS, Inc. Additionally, if the Company successfully completes an Initial Public Offering or private placement offering in which at least $50,000,000 in new equity funds are raised before April 15, 2000, the Company agrees to award an additional option to Mr. Dougherty so that, after such financing he will continue to hold stock options equal to 2% of the number of shares outstanding. See note 13(h).

(9) Stockholder's Deficit

 (a) Distribution of AirGate Wireless, LLC

  In July 1998, the Company decided to pursue a different PCS business opportunity. As a result, upon formation of AirGate PCS, Inc. on August 4, 1998, AirGate Wireless, LLC, which consists solely of the FCC licenses and related liabilities, has been removed from the consolidated financial statements because its assets and liabilities were not transferred to AirGate PCS, Inc. and will not be included in the continuing operations of the Company. These assets and liabilities included the FCC licenses, net, FCC installment plan notes payable, a revolving line of credit with a commercial bank, and related accrued interest with carrying values of $12,846,166, $11,745,066, $1,800,000, and $893,616 at August 4, 1998, respectively.

 (b) Loan Conversions

  During the years ended December 31, 1997, 1996 and the period from inception, June 15, 1995, to December 31, 1995, $4,683,544, $110,710 and $420,119,
respectively, of notes payable to affiliates including accrued interest were converted to additional paid-in capital in accordance with the respective terms of the note agreements.

 (c) Cash Distribution

  During the years ended December 31, 1997 and 1996 and the period from inception, June 15, 1995, to December 31, 1995, the affiliates agreed to convert outstanding notes to additional paid-in capital as described under loan conversions above. During the year ended December 31, 1997, in connection with the purchase of FCC licenses, the Company received a refund of $492,944 from the FCC which the Company paid to the affiliates in the form of a cash distribution.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997


 (d) Stock Purchase Warrants

  In August 1998, the Company issued stock purchase warrants to affiliates in consideration for: (1) loans made by the affiliates to the Company which have been converted to additional paid-in capital, (2) guarantees of certain bank loans provided by the affiliates, and (3) in connection with the $4,815,000 in convertible debt financing provided by the affiliates. The warrants enabled the holders to purchase either preferred stock or common stock. The number of shares available for purchase under the terms of the warrants are based upon a predetermined formula which is contingent on the amount of financing provided or guaranteed and the price per share received by the Company in the next financing round. The exercise price under the terms of the warrants would equal the price per share received by the Company in the next financing round and the warrants were exercisable for five years. All of these warrants were cancelled in connection with the debt consolidation described in note 13(d).

  The Company has not reflected the fair value of the warrants as a charge to interest expense because such amount was not significant.

 (e) Preferred Stock

  The Company's articles of incorporation authorize the Company's Board of Directors to issue up to 5 million shares of preferred stock without shareholder approval. The Company has no present plans to issue any preferred stock.

(10) Income Taxes

  Prior to the formation of AirGate PCS, Inc. in August 1998, the predecessors of the Company were operated as limited liability companies. As a result, income taxes were passed through to and were the responsibility of the stockholders of the predecessors.

  The Company has not provided any pro forma income tax information for periods prior to August 1998 because such information would not be significant to the accompanying consolidated financial statements.

  The provision for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future and any increase or decrease in the valuation allowance for deferred income tax assets.

  Income tax expense (benefit) for the year ended December 31, 1998 differed from the amount computed by applying the statutory U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following:

                                                                     1998
                                                                  -----------
     Computed "expected" tax expense............................. $(1,765,447)
     Expense related to LLC predecessors.........................     568,939
     State and local income taxes, net of Federal income tax
      effect.....................................................    (187,416)
     Increase in valuation allowance.............................   1,893,093
     Benefit derived from contribution of tax assets.............    (414,993)
     Other, net..................................................     (94,176)
                                                                  -----------
       Total income tax expense (benefit)........................ $       --
                                                                  ===========

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997


  The income tax effects of temporary differences that give rise to the Company's deferred income tax assets as of December 31, 1998 are as follows:

                                                                     1998
                                                                  -----------
     Deferred income tax assets:
       Net operating loss carryforwards.......................... $   302,085
       Capitalized start-up costs................................   1,381,634
       Accrued expenses..........................................      28,702
       Property and equipment due to differences in depreciation
        and amortization.........................................     180,672
                                                                  -----------
         Gross deferred income tax asset.........................   1,893,093
       Less valuation allowance..................................  (1,893,093)
                                                                  -----------
         Net deferred income tax asset........................... $       --
                                                                  ===========

  In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment.

  The increase in deferred income tax assets and the increase in the valuation allowance for the net deferred income tax assets for the year ended December 31, 1998 was $1,893,093. Deferred income tax assets and liabilities are recognized for differences between the financial statement carrying amounts and the tax basis of assets and liabilities which result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. A valuation allowance has been provided because the realization of deferred income tax assets is uncertain.

  As of December 31, 1998, the Company has net operating loss carryforwards of approximately $750,000, which will expire in the year 2018.

(11) Year 2000

  The year 2000 issue arises as the result of computer programs having been written, and systems having been designed, using two digits rather than four to define the applicable year. Consequently, such software has the potential to recognize a date using the "00" as the year 1900, rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  The Company believes that its own computer systems and software are year 2000 compliant. To the extent that the Company implements its own computer systems and software in the future, the Company will assess year 2000 compliance prior to their implementation. The Company has not incurred any costs relating to the year 2000 compliance. In the process of designing and constructing its PCS network, the Company has entered into material agreements with several third-party vendors. The Company relies on these vendors for all important operating, computer and non-information

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997

technology systems. Therefore, the Company is highly dependent on Sprint PCS and other vendors for remediation of their network elements, computer systems, software applications and other business systems. The Company will purchase critical back office services from Sprint PCS such as billing, customer care, home location registration, intelligent network capabilities and directory and operator assistance. The Company's network infrastructure equipment will be contractually provided by a third-party vendor with whom the Company has a material relationship. If either Sprint PCS or this third-party vendor fail to become year 2000 compliant, the Company's ability to commence operations may be materially delayed. The Company has contacted its third-party vendors and believe that they will be year 2000 compliant. However, the Company has no contractual or other right to compel compliance by them.

  The Company does not expect to commence operations until the first quarter of 2000. Because of its reliance on third-party vendors, the Company believes that the impact of issues relating to year 2000 compliance, if any, would result in a delay in launching commercial PCS operations and not a disruption in service. Therefore, the Company has not developed a contingency plan and does not expect to do so.

(12) Condensed Consolidating Financial Statements

  The condensed consolidating financial statements for AirGate PCS, Inc. and predecessors and its wholly owned guarantor subsidiary, AGW Leasing Company, Inc. as of December 31, 1998 and for the year then ended are as follows:

                         AirGate PCS, Inc.  AGW Leasing
                         and Predecessors  Company, Inc. Eliminations Consolidated
                         ----------------- ------------- ------------ ------------
Cash....................    $ 2,295,613             1          --       2,295,614
Property and equipment,
 net....................     12,545,365           --           --      12,545,365
Other assets............        609,509           --            (1)       609,508
                            -----------       -------       ------    -----------
  Total assets..........    $15,450,487             1           (1)    15,450,487
                            ===========       =======       ======    ===========
Notes payable...........    $14,345,523           --           --      14,345,523
Other liabilities.......      2,135,962           --           --       2,135,962
Long term debt..........      4,319,477           --           --       4,319,477
                            -----------       -------       ------    -----------
  Total liabilities.....     20,800,962           --           --      20,800,962
                            -----------       -------       ------    -----------
Common stock............         35,066           --           --          35,066
Additional paid-in
 capital................      6,268,879             1           (1)     6,268,879
Accumulated deficit.....    (11,654,420)          --           --     (11,654,420)
                            -----------       -------       ------    -----------
  Total liabilities and
   stockholders'
   deficit..............    $15,450,487             1           (1)    15,450,487
                            ===========       =======       ======    ===========
Total expenses..........     (5,192,492)          --           --      (5,192,492)
  Net loss..............    $(5,192,492)          --           --      (5,192,492)
                            ===========       =======       ======    ===========

(13) Subsequent Events (Unaudited)

  (a) On May 14, 1999, the Board of Directors amended the Articles of Incorporation to increase the number of authorized shares of common stock from 20,000 to 20,000,000 shares and the number of authorized shares of preferred stock from 5,000 to 5,000,000 shares.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997


  (b) In May 1999, the Company received an additional $1.0 million of short-term financing in the form of convertible notes from affiliates. All notes bear interest at 8%, are payable upon demand, and automatically convert into shares of common stock at a 48% discount upon the Initial Public Offering of AirGate PCS, Inc.

  (c) The Company filed a registration statement for an equity and debt financing in May 1999. The Company selected Donaldson, Lufkin & Jenrette Securities Corporation to lead an initial public offering to raise $95 million in equity financing and approximately $150 million in gross proceeds from the issuance of senior subordinated discount notes due 2009. The Company plans to utilize the proceeds from the aforementioned offerings to build-out its PCS network, to fund the Company's anticipated operating losses while completing the network build-out and to pay-off $8.7 million in debt.

  (d) In May 1999, the Company consolidated the convertible notes payable to affiliates issued to the Weiss, Peck & Greer Venture Partners affiliated funds in 1998 and 1999 for a total of $3.167 million into two subordinated promissory notes that will be converted into shares of common stock concurrently with completion of the Initial Public Offering at a 48% discount upon the Initial Public Offering. The stock purchase warrants issued by the Company in August 1998 (see note 9(d)) and held by the Weiss, Peck & Greer Venture Partners affiliated funds were terminated. In May 1999, the Company issued new warrants to the Weiss, Peck & Greer Venture Partners affiliated funds to purchase shares of common stock for an aggregate price of up to $2.73 million at a price 25% less than the price of a share of common stock sold in the Initial Public Offering. These warrants for 243,001 shares may be exercised for two years from the date of issuance. The Company expects to allocate $1.7 million to the fair value of the warrants and record a discount on the convertible notes payable which will be recognized as interest expense over the period from the date of issuance to the expected date of conversion (August 1999) using a $7.80 per share conversion price, assuming an Initial Public Offering price of $15 per share.

  In May 1999, the Company consolidated the convertible notes payable to affiliates issued to the JAFCO America Ventures, Inc. affiliated funds in 1998 and 1999 for a total of $4.394 million into two subordinated promissory notes that will be converted into shares of common stock concurrently with the completion of the Initial Public Offering at a 48% discount upon the Initial Public Offering. The stock purchase warrants issued by the Company in August 1998 (see note 9(d)) and held by the JAFCO America Ventures, Inc. affiliated funds were terminated.

  The notes described in the previous two paragraphs, which were issued with an "in the money" conversion feature, will be accounted for in accordance with EITF Issue 98-5. The amount related to the fair value of the beneficial conversion feature of $7.0 million will be allocated to additional paid-in capital with a like amount recognized as interest expense over the period from the date of issuance to the expected date of conversion (August 1999).

  If the Initial Public Offering is not completed, the Company is required to repay these new convertible notes one year after their issuance, subject to the prior repayment of the senior debt.

  (e) The Company obtained a loan modification agreement to defer the initial principal and interest payment due on the Company's $7.7 million long-term debt arrangement from March 1, 1999, to October 15, 1999.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                           December 31, 1998 and 1997


  (f) The Company obtained a loan modification agreement for its $1 million note payable to bank to extend the maturity date from May 9, 1999 to November 9, 1999.

  (g) On July 9, 1999 the Board of Directors effected a 39,134-for-one stock split on the Company's common stock and amended the Certificate of Incorporation of AirGate PCS, Inc. to increase the number of authorized shares of common stock from 20,000,000 to 25,000,000 shares. Common stock and additional paid-in capital have been restated retroactively for all periods presented to reflect this split.

  (h) On July 28, 1999 the Board of Directors effected a reverse stock split of 0.996-for-one on the Company's common stock. Common stock and additional paid-in capital have been restated retroactively for all periods presented to reflect this split. Additionally, the Board of Directors approved an incentive stock option plan, whereby 2 million shares were reserved for issuance to current and future employees. A total of 1,075,000 of these options were granted at an exercise price of $14 per share. These options vest at various terms over a five year period beginning at the grant date. Unearned compensation will be recorded for the difference between the initial public offering price and the exercise price at the date of grant and will be recognized as compensation expense as these options vest.

  Included in these option grants were a total of 300,000 options granted to Thomas Dougherty. The options vest quarterly over a five year period beginning April 15, 2000.

  Additionally, the Company obtained a note modification deferring the maturity date of the $150,000 in notes payable to affiliates from June 11, 1999 to October 15, 1999.

  (i) In August 1999, the Company entered into a credit agreement with Lucent Technologies, Inc. pursuant to which Lucent has agreed to provide a credit facility of up to $153.5 million. In connection with this financing, the Company issued stock purchase warrants to Lucent. The warrants may be exercised to purchase common stock in an amount equal to one percent of the outstanding common stock, on a fully diluted basis, on the closing date of the earlier of the initial public offering or a private offering of common stock or common stock equivalents with gross proceeds in excess of $130.0 million. If an offering does not occur on or prior to December 31, 1999, the amount of common stock underlying the warrants shall be equal to one percent of the outstanding common stock, on a fully diluted basis. The base price of the warrants equals either 120% of the initial public offering price or 120% of the then current market value of one share of common stock. These warrants expire on the earlier of August 15, 2004 or August 15, 2001, if, as of such date, the Company has paid in full all outstanding amounts under the Lucent financing and have terminated the remaining unused portion of the commitments under the current financing. The Company expects to allocate $567,000 to the fair value of the warrants and record a discount on the note payable, which will be recognized as interest expense over the period from date of issuance to the maturity date.

  On September 15, 1999 the Board of Directors effected a reverse stock split of 0.900-for-one on the Company's common stock. Common stock and additional paid-in capital have been restated retroactively for all periods presented to reflect this split.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

                           CONSOLIDATED BALANCE SHEET
                                  (Unaudited)

                                                                     As of
                                                                    June 30,
                                                                      1999
                                                                  ------------
                             Assets
Current assets:
  Cash and cash equivalents...................................... $  2,909,561
  Due from AirGate Wireless, LLC.................................      750,998
                                                                  ------------
    Total current assets.........................................    3,660,559
Property and equipment, net......................................   16,531,890
Site lease deposits..............................................      530,000
Offering costs...................................................      336,880
Other assets.....................................................      130,915
                                                                  ------------
                                                                  $ 21,190,244
                                                                  ============
               Liabilities and Stockholder's Deficit
Current liabilities:
  Accounts payable............................................... $  1,392,178
  Accrued interest...............................................    1,465,060
  Notes payable..................................................    1,000,000
  Notes payable to affiliates, net ..............................    3,146,312
  Current maturities of long-term debt...........................    5,465,997
                                                                  ------------
    Total current liabilities....................................   12,469,547
Long-term debt, excluding current maturities.....................   12,234,003
                                                                  ------------
    Total liabilities............................................   24,703,550
                                                                  ------------
Stockholder's deficit:
  Preferred stock, par value $.01 per share; 5,000,000 shares
   authorized; no shares issued and outstanding..................          --
  Common stock, par value $.01 per share; 25,000,000 shares
   authorized; 3,506,617 shares issued and outstanding at June
   30, 1999......................................................       35,066
  Additional paid-in capital.....................................   15,871,000
  Deficit accumulated during the development stage...............  (19,419,372)
                                                                  ------------
    Total stockholder's deficit..................................   (3,513,306)
                                                                  ------------
      Total liabilities and stockholder's deficit................ $ 21,190,244
                                                                  ============

     See accompanying notes to unaudited consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                        For the Six-Month
                                                     Periods Ended June 30,
                                                     ------------------------
                                                        1999         1998
                                                     -----------  -----------
Operating expenses:
  General and administrative expenses............... $(1,798,567) $(1,099,724)
  Depreciation and amortization.....................    (409,274)    (745,845)
                                                     -----------  -----------
    Operating loss..................................  (2,207,841)  (1,845,569)
Interest expense....................................  (5,557,112)    (509,775)
                                                     -----------  -----------
    Net loss........................................ $(7,764,953) $(2,355,344)
                                                     ===========  ===========
Basic and diluted net loss per share of common
 stock.............................................. $     (2.21) $     (0.67)
                                                     ===========  ===========
Weighted average common shares outstanding.......... $ 3,506,617  $ 3,506,617
                                                     ===========  ===========


     See accompanying notes to unaudited consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                        For the Six-Month
                                                     Periods Ended June 30,
                                                     ------------------------
                                                        1999         1998
                                                     -----------  -----------
Cash flows from operating activities:
Net loss............................................ $(7,764,953) $(2,355,344)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Depreciation and amortization.....................     409,274      745,845
  Accretion of discount on convertible notes to
   interest expense.................................   5,037,434          --
  (Increase) decrease in:
    Due from AirGate Wireless, LLC..................    (372,738)         --
    Prepaid expenses................................     100,333       (2,668)
    Site lease deposits.............................    (530,000)         --
  Increase (decrease) in:
    Accounts payable................................     (57,077)      (2,566)
    Accrued interest................................     994,353      397,047
                                                     -----------  -----------
      Net cash used in operating activities.........  (2,183,374)  (1,217,686)
                                                     -----------  -----------
Cash flows from investing activities--capital
 expenditures.......................................  (4,395,799)     (31,459)
                                                     -----------  -----------
Cash flows from financing activities:
    Proceeds from notes payable to affiliates.......   2,530,000    1,065,000
    Proceeds from notes payable.....................   5,000,000          --
    Offering costs..................................    (336,880)         --
                                                     -----------  -----------
      Net cash provided by financing activities.....   7,193,120    1,065,000
                                                     -----------  -----------
      Net increase (decrease) in cash and cash
       equivalents..................................     613,947     (184,145)
Cash and cash equivalents at beginning of period....   2,295,614      146,939
                                                     -----------  -----------
Cash and cash equivalents at end of period.......... $ 2,909,561  $   (37,206)
                                                     ===========  ===========
Supplemental disclosure of cash flow information--
 cash paid for interest............................. $   503,063  $   221,139
                                                     ===========  ===========
Supplemental disclosure of noncash financing
 activities:
Consolidation of accrued interest into notes
 payable:
  Accrued interest.................................. $  (216,000) $       --
  Notes payable to affiliates.......................     216,000          --
                                                     ===========  ===========

     See accompanying notes to unaudited consolidated financial statements.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                             June 30, 1999 and 1998
                                  (Unaudited)

(1) Basis of Presentation

  The accompanying unaudited consolidated financial statements represent the accounts of AirGate PCS, Inc. and subsidiaries and predecessors (collectively, the "Company"). These unaudited consolidated financial statements have been prepared in accordance with instructions for preparing interim financial information and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. All adjustments, consisting of normal recurring accruals, which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations have been included. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and related notes appearing elsewhere herein.

(2) Development Stage Enterprise

  AirGate, LLC, the first predecessor entity of the Company, was established on June 15, 1995 (inception). The Company has devoted most of its efforts to date to activities such as preparing business plans, raising capital, and planning the build-out of its PCS network. From inception through June 30, 1999, the Company has not generated any revenues and has incurred expenses of $(19,419,372), resulting in an accumulated deficit during the development stage of $(19,419,372) as of June 30, 1999.

(3) Net Loss Per Share

  The Company has presented net loss per common share pursuant to SFAS No. 128, "Earnings per Share." Basic net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted net loss per share has not been presented separately, as the potential common shares are anti-dilutive for each of the periods presented.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                             June 30, 1999 and 1998
                                  (Unaudited)


(4) Condensed Consolidating Financial Statements

  The condensed consolidating financial statements for AirGate PCS, Inc. and predecessors and its wholly owned guarantor subsidiary, AGW Leasing Company, Inc. as of June 30, 1999 and for the six-month period then ended are as follows:

                          AirGate PCS, Inc.  AGW Leasing
                          and Predecessors  Company, Inc. Eliminations Consolidated
                          ----------------- ------------- ------------ ------------
Cash....................     $ 2,909,560             1           --      2,909,561
Property and equipment,
 net....................      16,631,890           --            --     16,531,890
Other assets............       2,279,075           --       (530,282)    1,748,793
                             -----------      --------      --------   -----------
Total Assets............     $21,720,525             1      (530,282)   21,190,244
                             ===========      ========      ========   ===========
Notes payable...........     $ 9,612,309           --            --      9,612,309
Other liabilities.......       2,857,238       530,281      (530,281)    2,857,238
Long term debt..........      12,234,003           --            --     12,234,003
                             -----------      --------      --------   -----------
Total liabilities.......      24,703,550       530,281      (530,281)   24,703,550
                             ===========      ========      ========   ===========
Common stock............          35,066           --            --         35,066
Additional paid-in
 capital................      15,871,000             1            (1)   15,871,000
Accumulated deficit.....     (18,889,091)     (530,281)          --    (19,419,372)
                             -----------      --------      --------   -----------
Total liabilities and
 stockholders' deficit..     $21,720,525              1     (530,282)   21,190,244
                             ===========      ========      ========   ===========
Total expenses..........      (7,234,672)     (530,281)          --     (7,764,953)
Net loss................     $(7,234,672)     (530,281)          --     (7,764,953)
                             ===========      ========      ========   ===========

(5) Stockholder's Deficit and Debt Transactions

  (a) On May 14, 1999, the Board of Directors amended the Articles of Incorporation to increase the number of authorized shares of common stock from 20,000 to 20,000,000 shares and the number of authorized shares of preferred stock from 5,000 to 5,000,000 shares.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                             June 30, 1999 and 1998
                                  (Unaudited)

  (b) In May 1999, the Company received an additional $1.0 million of short-term financing in the form of convertible notes from affiliates. All notes bear interest at 8%, are payable upon demand, and automatically convert into shares of common stock at a 48% discount upon the Initial Public Offering of AirGate PCS, Inc.

  (c) The Company filed a registration statement for an equity and debit financing in May 1999. The Company selected Donaldson, Lufkin & Jenrette Securities Corporation to lead an initial public offering to raise $95 million in equity financing and approximately $150 million in gross proceeds from the issuance of senior subordinated discount notes due 2009. The Company plans to utilize the proceeds from the aforementioned offerings to build-out its PCS network, to fund the Company's anticipated operating losses while completing the network build-out, and to pay-off $8.7 million of debt.

  (d) In May 1999, the Company consolidated the convertible notes payable to affiliates issued to the Weiss, Peck & Greer Venture Partners affiliated funds in 1998 and 1999 for a total of $3.167 million into two subordinated promissory notes that will be converted into shares of common stock concurrently with completion of the Initial Public Offering at a 48% discount upon the Initial Public Offering. The stock purchase warrants issued by the Company in August 1998 and held by the Weiss, Peck & Greer Venture Partners affiliated funds were terminated. In May 1999, the Company issued new warrants to the Weiss, Peck & Greer Venture Partners affiliated funds to purchase shares of common stock for an aggregate price of up to $2.75 million at a price 25% less than the price of a share of common stock sold in the Initial Public Offering. These warrants for 243,001 shares may be exercised for two years from the date of issuance. The Company has allocated $1.7 million to the fair value of the warrants and recorded the associated discount on the convertible notes payable as interest expense over the period from issuance to the expected date of conversion (August 1999) using a $7.80 per share conversion price, assuming an Initial Public Offering price of $15 per share.

  In May 1999, the Company consolidated the convertible notes payable to affiliates issued to the JAFCO America Ventures, Inc. affiliated funds for a total of $4.394 million into two subordinated promissory notes that will be converted into shares of common stock concurrently with the completion of the Initial Public Offering at a 48% discount upon the Initial Public Offering. The stock purchase warrants issued by the Company in August 1998 and held by the JAFCO America Ventures, Inc. affiliated funds were terminated.

  The notes described in the previous two paragraphs, which were issued with an "in the money" conversion feature, have been accounted for in accordance with EITF Issue 98-5. The amount related to the fair value of the beneficial conversion feature of $7.0 million has been allocated to additional paid-in capital with a like amount recognized as interest expense over the period from issuance to the date of conversion (August 1999).

  If the Initial Public Offering is not completed, the Company is required to repay all of these new convertible notes one year after their issuance, subject to the prior repayment of the senior debt.

  (e) The Company obtained a loan modification agreement for its $1 million note payable to bank to extend the maturity date from May 9, 1999 to November 9, 1999.

              AIRGATE PCS, INC. AND SUBSIDIARIES AND PREDECESSORS
                        (a Development Stage Enterprise)

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                             June 30, 1999 and 1998
                                  (Unaudited)

  (f) The Company obtained a loan modification agreement to defer the initial principal and interest payments due on the Company's $7.7 million long-term debt arrangement from March 1, 1999, to October 15, 1999.

(6) Subsequent Events

  (a) On July 9, 1999 the Board of Directors effected a 39,134-for-one stock split on the Company's common stock and amended the Certificate of Incorporation of AirGate PCS, Inc. to increase the number of authorized shares of common stock from 20,000,000 to 25,000,000 shares. Common stock and additional paid-in capital have been restated retroactively for all periods presented to reflect this split.

  (b) On July 28, 1999 the Board of Directors effected a reverse stock split of 0.996-for-one on the Company's common stock. Common stock and additional paid-in capital have been restated retroactively for all periods presented to reflect this split. Additionally, the Board of Directors approved an incentive stock option plan, whereby 2 million shares were reserved for issuance to current and future employees. A total of 1,075,000 of these options were granted at an exercise price of $14 per share. These options vest at various terms over a five year period beginning at the grant date. Unearned compensation will be recorded for the difference between the initial public offering price and the exercise price at the date of grant and will be recognized as compensation expense as these options vest.

  Additionally, the Company obtained a note modification deferring the maturity date of the $150,000 in notes payable to affiliates from June 11, 1999 to October 15, 1999.

  (c) In August 1999, the Company entered into a credit agreement with Lucent Technologies, Inc. pursuant to which Lucent has agreed to provide a credit facility of up to $153.5 million. In connection with this financing, the Company issued stock purchase warrants to Lucent. The warrants may be exercised to purchase common stock in an amount equal to one percent of the outstanding common stock, on a fully diluted basis, on the closing date of the earlier of the initial public offering or a private offering of common stock or common stock equivalents with gross proceeds in excess of $130.0 million. If an offering does not occur on or prior to December 31, 1999, the amount of common stock underlying the warrants shall be equal to one percent of the outstanding common stock, on a fully diluted basis. The base price of the warrants equals either 120% of the initial public offering price or 120% of the then current market value of one share of common stock. These warrants expire on the earlier of August 15, 2004 or August 15, 2001, if, as of such date, the Company has paid in full all outstanding amounts under the Lucent financing and have terminated the remaining unused portion of the commitments under the current financing. The Company expects to allocate $567,000 to the fair value of the warrants and record a discount on the note payable, which will be recognized as interest expense over the period from date of issuance to the maturity date.

  On September 15, 1999 the Board of Directors effected a reverse stock split of 0.900-for-one on the Company's common stock. Common stock and additional paid-in capital have been restated retroactively for all periods presented to reflect this split.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     , 1999

                      [Logo of AirGate PCS appears here]

                        6,333,333 Shares of Common Stock

                               -----------------

                                   PROSPECTUS

                               -----------------

                          Donaldson, Lufkin & Jenrette
                           Credit Suisse First Boston
                         The Robinson-Humphrey Company

--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

Until      , 1999 (25 days after the date of this prospectus), all dealers that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter in this offering or when selling previously unsold allotments or subscriptions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+We will amend and complete the information in this prospectus. Although we + +are permitted by U.S. federal securities laws to offer these securities using + +this prospectus, we may not sell them or accept your offer to buy them until + +the documentation filed with the SEC relating to these securities has been + +declared effective by the SEC. This prospectus is not an offer to sell these + +securities or our solicitation of your offer to buy these securities in any +
+state or other jurisdiction where that would not be permitted or legal.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION -- September 27, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Prospectus
    , 1999

                               [AirGate PCS Logo]

               $

                    Units Consisting of
               % Senior Subordinated Discount Notes Due 2009 and
         Warrants to Purchase Shares of AirGate PCS, Inc. Common Stock
--------------------------------------------------------------------------------

The Units:

 . Each consisting of $1,000 principal amount at maturity of % senior subordinated discount notes due 2009 and one warrant to purchase shares of common stock, par value $.01 per share, of AirGate PCS, Inc. at an exercise price of $.01 per share.

 . We will issue the units at a price to investors that will yield gross proceeds to us at issuance of $150.0 million.

 . No cash interest will accrue on the senior subordinated discount notes
   prior to    , 2004. Thereafter, we will pay interest on     and
   commencing    , 2005.

 . Our existing subsidiary AGW Leasing Company, Inc. and all of our future restricted subsidiaries will unconditionally guarantee the senior subordinated discount notes on a senior subordinated basis.


 . The warrants will be exercisable on or after the separation date and will
   expire on      , 2009.

 ------------------------------------------------
                                   Per Note Total
 ------------------------------------------------
      Price:                           %    $
      Underwriting discount:
      Proceeds to AirGate:
 ------------------------------------------------

     This investment involves risk. See "Risk Factors" beginning on page 7.

--------------------------------------------------------------------------------
Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

Donaldson, Lufkin & Jenrette                         Credit Suisse First Boston

                         Alternate Unit Offering Pages

                               TABLE OF CONTENTS

                                  Page
Prospectus Summary..............
Risk Factors....................    4
Forward-looking Statements......
Use of Proceeds.................
Capitalization..................
Selected Financial Data.........
Management's Discussion and
 Analysis of Financial Condition
 and Results of Operations......
Industry Background.............
Business........................
The Sprint PCS Agreements.......
Description of Certain Indebted-
 ness...........................
Management......................
Principal Stockholders..........
Certain Transactions............
Regulation of the Wireless
 Telecommunications Industry....

                                  Page
Description of Units.............   8
Description of Notes.............
Description of Warrants..........
Description of Provisions
 Applicable to the Units.........
Description of Capital Stock.....
Shares Eligible for Sale.........
United States Federal Income Tax
 Consequences....................  54
Underwriting.....................  59
Legal Matters....................  60
Experts..........................
Available Information............
Index to Consolidated Financial
 Statements...................... F-1

                               ----------------

  The prospectus includes product names, trade names and trademarks of other companies.

                         Alternate Unit Offering Pages

                                  The Offering

                                   The Units
                                   ---------

Issuer......................  AirGate PCS, Inc.

Securities Offered..........       units, each consisting of $1,000 principal
                              amount at maturity of % senior subordinated discount notes due 2009 and one warrant to purchase shares of our common stock representing in the aggregate approximately 3% of the issued and outstanding shares of our common stock on a fully diluted basis on the date hereof assuming exercise of all outstanding warrants. The senior subordinated discount notes and the warrants will not be separately transferable until the separation date, which shall be the earliest to occur of:

                              . 180 days after the closing of this offering; . the occurrence of a change of control or an event of default on the senior subordinated discount notes; and
                              .  such date as Donaldson, Lufkin & Jenrette
                                 Securities Corporation in its sole discretion shall determine.

Issue Price.................  $  per unit.


                   The Senior Subordinated Discount Notes
                   --------------------------------------

Senior Subordinated
Discount Notes..............  $   million aggregate principal amount at
                              maturity of   % senior subordinated discount
                              notes, due 2009. We will issue the senior subordinated discount notes and warrants at a price to investors that will yield gross proceeds to us at issuance of $150.0 million.

Maturity Date...............        , 2009.

                         Alternate Unit Offering Pages

Accretion...................  The aggregate accreted value of the senior subordinated discount notes will increase from approximately $150.0 million at issuance at a
                              rate of   %, compounded semi-annually, to a final
                              accreted value equal to their aggregate principal
                              amount of $   million at       , 2004.

Interest Rate...............  The senior subordinated discount notes will accrue interest at the rate of  % per annum,
                              payable semi-annually in cash in arrears on
                              and    of each year, commencing   , 2005.

Subsidiary Guarantees.......  The senior subordinated discount notes will be guaranteed on a senior subordinated basis by our current subsidiary, AGW Leasing Company, Inc., and all of our future restricted subsidiaries. See "Description of Notes--Brief Description of the Senior Subordinated Discount Notes and the Guarantees--The Guarantees" and "Description of Notes--Subsidiary Guarantees."

Ranking.....................  The senior subordinated discount notes will be:

                                 . subordinated in right of payment to all of
                                   our existing and future senior
                                   indebtedness;

                                 . equal in right of payment to all of our
                                   existing and future senior subordinated
                                   indebtedness; and

                                 . senior in right of payment to all of our
                                   existing and future subordinated
                                   indebtedness.

                              The guarantees will be unsecured obligations of the guarantors and will be:

                                 . subordinated in right of payment to all
                                   existing and future senior indebtedness of each guarantor;

                                 . equal in right of payment to all existing
                                   and future senior subordinated indebtedness of each guarantor; and

                                 . senior in right of payment to all existing
                                   and future subordinated indebtedness of
                                   each guarantor.

                              See "Description of Notes--Brief Description of the Senior Subordinated Discount Notes and the Guarantees."

                         Alternate Unit Offering Pages

Security....................  The senior subordinated discount notes will be secured by a subordinated pledge of the capital stock of all of our future, directly owned subsidiaries. The pledge to secure the senior subordinated discount notes will be junior to the pledge to secure our senior debt.

                              See "Description of Notes--Security."

Optional Redemption.........  On or after    , 2004, we may redeem all or part
                              of the senior subordinated discount notes at redemption prices set forth under "Description of Notes--Optional Redemption," together with accrued and unpaid interest, if any, to the date of redemption.

                              During the first 36 months after the offering of the senior subordinated discount notes, we may use the net proceeds from an equity offering to redeem up to 35% of the accreted value of the senior subordinated discount notes originally issued at a redemption price of % of the accreted value as of the date of redemption, provided that at least 65% of the accreted value of the senior subordinated discount notes originally issued remains outstanding immediately after the redemption. See "Description of Notes-- Optional Redemption."

Change of Control...........  If we experience a change of control, we will be required to make an offer to repurchase your senior subordinated discount notes at a price equal to 101% of the accreted value, if before
                                 , 2004, or 101% of the aggregate principal
                              amount thereafter, as applicable, together with
                              accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes-- Repurchase at the Option of Holders--Change in Control."

Restrictive Covenants.......  The indenture governing the senior subordinated discount notes will contain covenants that, among other things, will limit our ability and the ability of our subsidiary and certain of our future subsidiaries to:

                                 . incur additional indebtedness or issue
                                   preferred stock;

                                 . pay dividends, redeem capital stock or make
                                   other restricted payments or investments;

                                 . create liens on assets;

                                 . merge, consolidate or dispose of assets;

                                 . enter into certain transactions with
                                   affiliates; and

                                 . enter into sale and leaseback transactions.

                              See "Description of Notes--Selected Covenants."

                         Alternate Unit Offering Pages

Original Issue Discount.....  The senior subordinated discount notes are being issued with original issue discount for U.S.
                              federal income tax purposes. Thus, although
                              interest will not be payable on the senior
                              subordinated discount notes prior to    , 2005,
                              U.S. holders will be required to include original issue discount amounts in gross income for U.S. federal income tax purposes over the term of the senior subordinated discount notes in advance of receipt of cash payments to which such income is attributable. See "United States Federal Income Tax Consequences."

                                  The Warrants

Number of Warrants
Offered.....................     warrants which will entitle the holders to
                              purchase an aggregate of 375,575 shares of our common stock, representing approximately 3% of the issued and outstanding shares of common stock on a fully diluted basis, assuming exercise of all outstanding warrants.

Exercise....................  Each warrant will entitle the holder to purchase on or after the separation date, but prior to the
                              expiration date,     shares of our common stock
                              at an exercise price of $.01 per share, subject to adjustment from time to time upon the occurrence of some changes with respect to us, including:

                              .  some distributions of our shares;
                              . issuances of options or convertible securities by us;
                              . dividends and distributions by us; and . changes in the terms in our options and convertible securities.

                              A warrant does not entitle its holder to receive any dividends paid on our shares of common stock.

Expiration..................  September  , 2009.

Transfer Restrictions.......  Until such time, if any, as a registration statement with respect to resale of the warrant shares is declared effective, the warrant shares will be subject to restrictions on transfer. We do not intend to list the warrants on any securities exchange. See "Risk Factors--Risks Relating to the Warrants--Your ability to transfer the shares of common stock underlying the warrants may be restricted" and "Risk Factors--Risks Relating to the Warrants--You will not be able to exercise your warrants and sell the underlying shares of common stock without an effective registration statement or exemption from the registration requirement."

Registration of Warrant
Shares......................  We are required, pursuant to the terms of a warrant agreement, to (1) file a shelf
                              registration statement with the

                         Alternate Unit Offering Pages

                              Securities and Exchange Commission within 60 days of the date of this prospectus to register the common stock underlying the warrants, (2) use our reasonable best efforts to have the shelf registration statement declared effective by the Securities and Exchange Commission within 120 days of the date of this prospectus and (3) keep the shelf registration statement continuously effective until the later of the date on which
                              (a) all of the warrants have been exercised or
                              (b) the warrants expire. Warrant holders will be entitled to liquidated damages in the event we fail to file and maintain the effectiveness of a shelf registration statement in accordance with terms of the warrant agreement.

  The closing of our offering of units, consisting of senior subordinated discount notes and warrants, and our concurrent offering of common stock, under a separate prospectus, are conditioned on each other.

                                  Risk Factors

  Investment in the units involves a high degree of risk. See "Risk Factors" beginning on page 7 for a discussion of the material factors which should be considered by prospective investors in evaluating an investment in the units.

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                      The Concurrent Common Stock Offering

Common Stock Offered................  6,333,333 shares

Common Stock to be Outstanding
 After the Offering.................  10,825,591 shares

Proposed Nasdaq National Market
Symbol..............................  "PCSA"

  This summary of the common stock offering includes 985,641 shares of common stock issuable upon the consummation of the common stock offering due to the conversion of outstanding promissory notes and related accrued interest. See "Certain Transactions."

  Unless otherwise indicated, the share information in this prospectus excludes:

  . up to 949,999 shares that may be issued to the underwriters to cover over-allotments issued in connection with the common stock offering.

  . 2,000,000 shares of common stock reserved for issuance under our 1999
    Stock Option Plan including employee grants of 1,075,000 shares effected on July 28, 1999. See "Management--1999 Stock Option Plan."

  . 243,001 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of 75% of the initial offering price of our common stock. See "Certain Transactions."

  . 125,189 shares of common stock issuable upon the exercise of outstanding warrants at an exercise price of 120% of the initial offering price of our common stock. See "Description of Capital Stock--Warrants."

  . 375,575 shares of common stock issuable upon the exercise of warrants to be issued in the concurrent units offering.


  All references to shares of common stock in this prospectus reflect a 39,134-for-1 split of our common stock which was effective as of July 9, 1999 and reverse stock splits of 0.996-for-1 of our common stock which was effective July 28, 1999, and 0.900-for-1 of our common stock which was effective September 15, 1999.

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                                  RISK FACTORS

  Investment in the units involves a high degree of risk. In addition to the other information in this prospectus, the following factors should be considered carefully in evaluating an investment in the units. The cautionary statements set forth below and elsewhere in this prospectus should be read in conjunction with accompanying forward-looking statements included under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere herein.

Risks Related to the Offering

  Because the senior subordinated discount notes are subordinated to other debt that encumbers our assets, you may not be fully repaid if we become insolvent

   If we become insolvent, we may not have sufficient assets to make payments on amounts due on any or all of the senior subordinated discount notes or the subsidiary guarantees. The right to payment on the senior subordinated discount notes will be subordinated to all of our existing and future senior debt, including our financing with Lucent. Similarly, each subsidiary guarantee of the senior subordinated discount notes will be subordinated to all existing and future senior debt of the applicable guarantor. If we become bankrupt, liquidate, dissolve, reorganize or undergo a similar proceeding, our or such guarantor's assets will be available to pay obligations on the senior subordinated discount notes or the applicable guarantee only after all outstanding senior debt of such party has been paid in full. In addition, an event of a default under our senior debt may prohibit us and the guarantors of the senior subordinated discount notes from paying the senior subordinated discount notes or the guarantees of the senior subordinated discount notes.

  Because the subsidiary guarantees will be unsecured, you may not be fully repaid under the guarantees if we become insolvent

  Because the guarantees of the senior subordinated discount notes will be unsecured, if we become insolvent, you may be repaid only after our senior debt is satisfied. Our senior debt is secured by liens on substantially all of our assets and those of our subsidiary and future subsidiaries. If we were to default on our senior debt, the lenders could foreclose on the collateral regardless of any default with respect to the senior subordinated discount notes. These assets would first be used to repay in full all amounts outstanding under our senior debt.

  Our agreements with Sprint PCS and the infrastructure equipment used in our network creates the value of our assets. These assets are highly specialized and, taken individually, have limited marketability, particularly as a result of some of the provisions in our agreements with Sprint PCS. Therefore, in a foreclosure sale, these assets are likely to be sold as an entirety, and the lender may not realize enough money to satisfy all senior debt.

  Holders of our senior debt will control enforcement of the pledges of any of our subsidiaries' stock which may affect the trustee's ability to independently pursue remedies on behalf of holders of senior subordinated discount notes

  The holders of the senior debt are given the exclusive right to control all decisions relating to the enforcement of remedies under the senior debt pledge agreement with respect to the stock of our current and future subsidiaries, pursuant to the intercreditor agreement. As a result, you will not be able to force a sale of the collateral securing the senior subordinated discount notes or otherwise

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independently pursue the remedies of a secured creditor under the pledge agreement securing the senior subordinated discount notes until the senior debt has been repaid in full. Our senior debtholders may have interests that are different from yours and our senior debtholders may elect not to pursue their remedies under the pledge agreement at a time when it would be advantageous for you to do so.

  Because federal and state statutes may allow courts to void the guarantees of the senior subordinated discount notes, you may not have the right to receive any money pursuant to the guarantees

  Although the guarantees of the senior subordinated discount notes provide you with a direct claim against the assets of the applicable guarantor, creditors of a bankrupt guarantor may challenge the guarantee. If a challenge to a guarantee were upheld, then the applicable guarantee would be invalid and unenforceable, junior to all creditors, including trade creditors, of that guarantor.

  The creditors of a bankrupt guarantor could challenge a guarantee on the grounds that the guarantee constituted a fraudulent conveyance under bankruptcy law. If a court were to rule that the guarantee did constitute a fraudulent conveyance, then the court could void the obligations under the guarantee or subordinate the guarantee to other debt of the guarantor or take other action detrimental to holders of the senior subordinated discount notes. In addition, any of the guarantees could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of our subsidiary that provided the guarantee, the obligations of the applicable guarantor were incurred for less than fair consideration.

  Our debt instruments contain provisions and requirements that could limit our ability to pursue borrowing opportunities

  The restrictions to be contained in the indenture governing the senior subordinated discount notes, and the restrictions contained in our senior debt, may limit our ability to implement our business plan, finance future operations, respond to changing business and economic conditions, secure additional financing, if needed, and engage in opportunistic transactions. Our senior debt also will restrict our ability and the ability of our subsidiary and our future subsidiaries to do the following:

  .  create liens;

  . make certain payments, including payments of dividends and distributions in respect of capital stock;

  .  consolidate, merge and sell assets;

  .  engage in certain transactions with affiliates; and

  .  fundamentally change our business.

In addition, our senior debt will require us to maintain certain ratios, including:

  .  leverage ratios;

  .  an interest coverage ratio; and

  .  a fixed charges ratio,

and to satisfy certain tests, including tests relating to:

  .  minimum covered population in order to incur additonal indebtedness;

  . minimum number of subscribers to our services in order to incur additonal indebtedness; and

  .  minimum aggregate service revenue per subscriber.

                         Alternate Unit Offering Pages


  We may not satisfy the financial ratios and tests under our senior debt due to events that are beyond our control. If we fail to satisfy any of the financial ratios and tests, we could be in default under our senior debt or may be limited in our ability to access additional funds under our senior debt, which could result in our being unable to make payments on the senior subordinated discount notes.

  Because the senior subordinated discount notes will be issued with original issue discount, you will have to include interest in your taxable income before you receive cash

  The senior subordinated discount notes will be issued at a substantial discount from their principal amount at maturity. Original issue discount, i.e., the difference between the stated redemption price at maturity of the senior subordinated discount notes, including all cash payments of principal and interest, and the issue price of the senior subordinated discount notes, will accrue from the issue date of the senior subordinated discount notes and will be included in your gross income for federal income tax purposes before you receive the cash payment of such interest. United States federal income tax law may postpone or limit our interest deduction for original issue discount. See "United States Federal Income Tax Consequences."

  The bankruptcy laws may reduce your claim in the event of our insolvency

  If a bankruptcy case were commenced by or against us under the United States Bankruptcy Code after the issuance of the senior subordinated discount notes, your claim with respect to the principal amount of the senior subordinated discount notes may be limited to an amount equal to the sum of the initial offering price and that portion of the original issue discount that is not deemed to constitute unmatured interest for purposes of the United States Bankruptcy Code. Any original issue discount that had not amortized as of the date of the bankruptcy filing could constitute unmatured interest for purposes of the United States Bankruptcy Code. To the extent that the United States Bankruptcy Code differs from the Internal Revenue Code in determining the method of amortization of original issue discount, you may recognize taxable gain or loss upon payment of your claim in bankruptcy.

  If an event constituting a change in control of AirGate occurs, we may be unable to fulfill our obligation to purchase your senior subordinated discount notes

  Our senior debt prohibits us from purchasing any of the senior subordinated discount notes before their stated maturity. Under the indenture governing the senior subordinated discount notes, upon a change in control we will, subject to certain contractual limitations, be required to make an offer to repurchase all of the senior subordinated discount notes. In the event we become subject to a change in control at a time when we are prohibited from purchasing the senior subordinated discount notes, we may seek the consent of the holders of our senior debt to purchase the senior subordinated discount notes or attempt to refinance the debt that contains the prohibition. If we do not obtain a consent or repay the senior debt, our failure to purchase the tendered senior subordinated discount notes would constitute an event of default under the indenture, which would in turn result in a default under the senior debt. Even if we obtain the consent, we cannot assure you that we will have sufficient resources to repurchase the senior subordinated discount notes following the change in control.

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  The units, senior subordinated discount notes, warrants, and the common stock underlying the warrants may not have an active market and the price may be volatile, so you may be unable to sell your securities at the price you desire or at all

  We cannot ensure that a liquid market will develop for the units, senior subordinated discount notes, warrants, and the common stock underlying the warrants, that you will be able to sell any of such securities at a particular time if at all or that the prices that you receive when you sell will be favorable. Prior to this offering, there has been no public market for the units, senior subordinated discount notes, warrants or common stock underlying the warrants. The underwriters have told us that they intend to make a market in the units, senior subordinated discount notes, warrants and the common stock underlying the warrants, but they are not obligated to do so. The underwriters may discontinue any marketmaking in the securities at any time in their sole discretion. Future trading prices of the securities will depend on many factors, including our operating performance and financial condition, prevailing interest rates and the market for similar securities.

Risks Relating to the Warrants

  Our current management and directors may be able to control the outcome of significant matters presented to stockholders as a result of their ownership position following the completion of this offering

  Upon completion of the offerings of common stock and units, our current management and directors will beneficially own approximately 41% of our outstanding common stock on a diluted basis, or approximately 38% if the underwriters' over-allotment option granted in connection with the common stock offering is exercised in full. These percentages may decrease depending on the number of shares of common stock underlying the warrants issued in the units offering and the exercise of such warrants. Consequently, such persons, as a group, may be able to control the outcome of matters submitted for stockholder action including the election of members to our board of directors and the approval of significant change in control transactions. This may have the effect of delaying or preventing a change in control. See "Management" and "Principal Stockholders."

 The price of our common stock may be volatile

  The market price of our common stock could be subject to significant fluctuations in response to variations in quarterly operating results, announcements of technological innovations or new products and services by us or our competitors, our failure to achieve operating results consistent with securities analysts' projections, the operating and stock price performance of other companies that investors may deem comparable to us and other events or factors. Factors such as announcements of the introduction of new or enhanced services or related products by us or our competition, announcements of joint development efforts or corporate partnerships in the wireless telecommunications market, market conditions in the technology, telecommunications and other emerging growth sectors, and rumors relating to us or our competitors may also have a significant impact on the market price of our common stock.

  The stock market has experienced extreme price volatility. Under these market conditions, stock prices of many emerging growth and development stage companies have often fluctuated in a manner unrelated or disproportionate to the operating performance of such companies. Since we are a development stage company, our common stock may be subject to greater price volatility than the stock market as a whole.

  Purchasers in this offering may experience dilution

  If the portion of the issue price of a unit allocated to a warrant share is higher than the net tangible book value per share of the outstanding common stock immediately after the common stock

                         Alternate Unit Offering Pages

offering, the purchasers in this offering will experience dilution. By way of example, common stock purchased in our concurrent initial public offering will have a post-offering net tangible book value per share of $6.34 less than the price paid for the share, assuming the midpoint of the range set forth on the cover page of the common stock prospectus.

  Possible future sales of our common stock by management and other affiliates and exercise of the warrants could cause the market price of our common stock to decrease

  A substantial number of shares of our common stock could be sold into the public market after the common stock offering. The occurrence of such sales, or the perception that such sales could occur, could materially and adversely affect our stock price and could impair our ability to obtain capital through an offering of equity securities. The shares of common stock being sold in the common stock offering will be freely transferable under the securities laws immediately after issuance, except for any shares sold to our "affiliates." All of our stockholders, members of our senior management and our directors have agreed pursuant to written "lock-up" agreements that, for a period of 180 days from the date of this prospectus, they will not, among other things, sell their shares. As a result, upon the expiration of the lock-up agreements 180 days after the date of this prospectus, an additional 2,339,718 shares of our common stock will be eligible for sale subject, in most cases, to volume and other restrictions under federal securities laws. On the separation date the shares underlying the warrants issued in the units offering will be freely tradeable.

  You may not receive a return on investment in the warrants through either dividends paid on our common stock or the exercise of your warrants and sale of your shares

  We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Instead, we intend to retain future earnings to fund our growth. Therefore, you will not receive a return on your investment in the common stock underlying our warrants by exercising them and receiving a payment of dividends on our common stock. In addition, you may not realize a return on your investment even if you sell the shares underlying the warrants.

  Your ability to transfer the shares of common stock underlying the warrants may be restricted

  Under a warrant agreement, we have agreed to file a registration statement with the Securities and Exchange Commission to register the common stock underlying the warrants to be issued in this offering and to use our reasonable best efforts to ensure that this registration statement becomes effective.

  The Securities and Exchange Commission has broad discretion in determining when and whether registration statements become effective. If we are unable to have a registration statement declared effective within the time allotted, your ability to sell shares of common stock underlying the warrants will be restricted, and we will be obligated to pay liquidated damages to the holders of the warrants.

  You will not be able to exercise your warrants and sell the underlying shares of common stock without an effective registration statement or exemption from the registration requirement

  Holders of warrant shares will be able to sell their warrant shares only if a registration statement relating to such securities is then in effect, or if such transaction is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the purchaser of such securities resides.

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                              DESCRIPTION OF UNITS

  Each unit being offered hereby will consist of $1,000 principal amount at
maturity of   % senior subordinated discount notes and one warrant to purchase shares of our common stock, par value $0.01 per share, at an exercise price of $.01 per share. The senior subordinated discount notes and the warrants will not be separately transferable until the separation date, which shall be the earliest to occur of:

  . 180 days after the closing of this offering;
  . the occurrence of a change of control or an event of default on the senior subordinated discount notes; and
  . such date as Donaldson, Lufkin & Jenrette Securities Corporation in its sole discretion shall determine.

Upon exercise, the holders of the warrants would be entitled, in the aggregate, to purchase common stock representing approximately 3% of the issued and outstanding shares of our common stock on a fully diluted basis, assuming exercise of all outstanding warrants issued in connection with this offering.

                              DESCRIPTION OF NOTES

  You can find the definitions of many of the terms used in this description under the subheading "Certain Definitions." In this description, the word "AirGate" refers only to AirGate PCS, Inc. and not to any of its Subsidiaries.

  AirGate will issue the senior subordinated discount notes under an Indenture (the "Indenture") among itself, the Guarantors and Bankers Trust Company, as trustee (the "Trustee"). The terms of the senior subordinated discount notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Indenture will be qualified as an indenture under the Trust Indenture Act. The intercreditor agreement and the pledge agreement each referred to under the subcaption "Security" also define the terms of the pledges that will be made in connection with the senior subordinated discount notes.

  The following description is a summary of the material provisions of the Indenture, the pledge agreement and the intercreditor agreement. We urge you to read the Indenture, the pledge agreement and the intercreditor agreement because they define your rights as a holder of these senior subordinated discount notes. We have filed a copy of the Indenture as an exhibit to the registration statement which includes this prospectus.

Brief Description of the Senior Subordinated Discount Notes and the Guarantees

 The Senior Subordinated Discount Notes

  These senior subordinated discount notes:

  . are general obligations of AirGate;

  . are secured by a senior subordinated pledge of the capital stock of AirGate's future, directly owned Subsidiaries;

  . are subordinated in right of payment to all existing and future Senior
    Debt of AirGate;

  . are equal in right of payment to all existing and future senior subordinated indebtedness of AirGate;

  . are senior in right of payment to all existing and future subordinated indebtedness of AirGate; and

  . are unconditionally guaranteed on a senior subordinated basis by the Guarantors.

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                         Alternate Unit Offering Pages


  The senior subordinated discount notes will be effectively subordinated to all liabilities of AirGate's Subsidiaries.

 The Guarantees

  These senior subordinated discount notes are guaranteed by AGW Leasing Company, Inc. and all future Restricted Subsidiaries.

  The Guarantees of these senior subordinated discount notes:

  . are general obligations of each Guarantor;

  . are subordinated in right of payment to all existing and future Senior
    Debt of such Guarantor;

  . are equal in right of payment with all existing and future senior subordinated Indebtedness of each Guarantor; and

  . are senior in right of payment to all existing and future subordinated
    Indebtedness of each Guarantor.

  Assuming we had completed the offering of these senior subordinated discount notes and applied the net proceeds as intended, as of August 31, 1999, AirGate and the Guarantors would have had total Senior Debt of approximately $13.5 million. The Indenture will permit us and the Guarantors to incur additional Senior Debt.

  As of the date of the Indenture, all of our Subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Selected Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate Subsidiaries meeting particular requirements as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee these senior subordinated discount notes.

  The guarantees will be released upon the circumstances described under "-- Guarantees."

Principal, Maturity and Interest

  AirGate will issue senior subordinated discount notes with a maximum
aggregate principal amount of $   million. The senior subordinated discount
notes will mature on       , 2009.

  Cash interest will not be paid or accrue on the senior subordinated discount
notes prior to       , 2005, and will be payable at a rate of  % per annum,
semi-annually in arrears on      and      of each year, commencing     , 2005
to holders of record of such senior subordinated discount notes at the close of
business on the      and      next preceding the Interest Payment Date (each a
"Regular Record Date"). Cash interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no
interest has been paid or duly provided for, from     , 2004. Cash interest
will be computed on a basis of a 360-day year of twelve 30-day months. Accretion of original issue discount will be computed on a basis of a 360-day year of twelve 30 day months, compounded semi-annually. Certain of AirGate's existing and proposed debt agreements restrict the ability of AirGate's Subsidiaries to pay dividends to enable AirGate to pay interest on the senior subordinated discount notes.

  The senior subordinated discount notes will be issued at a substantial discount from the aggregate stated principal amount thereof. For federal income tax purposes, significant amounts of

                         Alternate Unit Offering Pages

original issue discount, taxable as ordinary income will be recognized by holders of the senior subordinated discount notes annually as long as they hold the senior subordinated discounts notes, including in advance of the receipt of cash interest payments thereon. See "United States Federal Income Tax Consequences."

  The senior subordinated discount notes are not subject to any sinking fund.

  The principal of, premium, if any, and interest on the senior subordinated discount notes will be payable, and the senior subordinated discount notes will be exchangeable and transferable, at the office or agency of AirGate in the City of New York maintained for such purposes, which initially will be the office of the Trustee located at Four Albany Street--4th Floor, New York, New York 10006, Attn: Corporate Trust and Agency Group, Corporate Market Services. The senior subordinated discount notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of senior subordinated discount notes, but we may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Methods of Receiving Payments on the Senior Subordinated Discount Notes

  If a holder of senior subordinated discount notes has given wire transfer instructions to us, we will make all principal, premium and interest payments on those senior subordinated discount notes

                         Alternate Unit Offering Pages

in accordance with those instructions. All other payments on these senior subordinated discount notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders of senior subordinated discount notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Senior Subordinated Discount Notes

  The Trustee will initially act as Paying Agent and Registrar. We may change the Paying Agent or Registrar without prior notice to the holders of the senior subordinated discount notes, and we or any of our Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

  A Holder of senior subordinated discount notes may transfer or exchange such notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any senior subordinated discount note selected for redemption. Also, we are not required to transfer or exchange any senior subordinated discount note for a period of 15 days before a selection of senior subordinated discount notes to be redeemed.

  The registered holder of a senior subordinated discount note will be treated as the owner of it for all purposes.

Guarantees

  The Guarantors will jointly and severally guarantee our obligations on a senior subordinated basis under these senior subordinated discount notes. Each Guarantee will be:

  . subordinated in right of payment to all existing and future senior
    Indebtedness of each Guarantor;

  . equal in right of payment to all existing and future senior subordinated
    Indebtedness of each Guarantor; and

  . senior in right of payment to all existing and future subordinated
    Indebtedness of each Guarantor.

  The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Risks Related to the Offering--Because federal and state statutes may allow courts to void the guarantees of the senior subordinated discount notes, you may not have the right to receive any money pursuant to the guarantees."

  A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another Person, whether or not such Guarantor is the surviving Person, unless:

  . immediately after giving effect to that transaction, no Default or Event of Default exists; and

  . either:

    . the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the Trustee; or

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

                         Alternate Unit Offering Pages


    . the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

  The Guarantee of a Guarantor will be released:

  . if we designate the Guarantor as an Unrestricted Subsidiary;

  . in connection with any sale of all of the capital stock of a Guarantor, if we apply the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture; or

  . in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor including by way of merger or consolidation, if we apply the Net Proceeds of that sale or other disposition, in accordance with the applicable provisions of the Indenture.

  See "--Selected Covenants--Asset Sales."

  In addition, the Guarantee of AGW Leasing Company, Inc. will be released upon the foreclosure of the security interest in the capital stock of such Guarantor on the latest to occur of (1) the date all of such stock is sold and (2) the date that the applicable senior Guarantee is released and all other obligations of AGW Leasing Company, Inc. to the holders of the Senior Debt are released, if certain other conditions are met.

Security

  The senior subordinated discount notes will be secured by a pledge of the Capital Stock of all of our future direct Subsidiaries.

  Representatives of the holders of Senior Debt, the Trustee, the Collateral Agent and AGW Leasing Company, Inc. will enter into an intercreditor agreement defining the terms of the pledges that secure these senior subordinated discount notes and the Senior Debt. These pledges will secure the payment and performance when due of all of the Obligations of AirGate under the Senior Debt and all Obligations of AirGate under the Indenture and these senior subordinated discount notes as provided in the respective pledge agreements.

  The security interest created by the pledge agreement in favor of the Trustee will be junior to the security interest in favor of Senior Debt. The intercreditor agreement provides that the holders of Senior Debt will be entitled to control virtually all decisions relating to the exercise of remedies under the pledge agreements. As a result, the holders of senior subordinated discount notes will not be able to force a sale of Collateral or otherwise exercise many of the remedies available to a secured creditor without the concurrence of the holders of Senior Debt. See "Risk Factors--Risks Related to the Offering--Holders of our senior debt will control enforcement of the exercise of remedies under the pledge agreements, which may affect the Trustee's ability to independently pursue remedies on behalf of holders of the senior subordinated discount notes."

  So long as no default or event of default under the Senior Debt or senior subordinated discount notes shall have occurred and be continuing, and subject to certain terms and conditions, we will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by us and to exercise any voting and other consensual rights pertaining to the Collateral pledged by us.

                         Alternate Unit Offering Pages


  Upon the occurrence and during the continuance of a Default or Event of Default,

  . all rights of AirGate to exercise such voting or other consensual rights shall cease, and all such rights shall become vested in the Senior Debt's collateral agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights;

  . all rights of AirGate to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Senior Debt's collateral agent; and

  . the Senior Debt's collateral agent may sell the Collateral or any part thereof in accordance with the terms of the intercreditor agreement and the Senior Debt pledge agreement. All funds distributed under the pledge agreements and received by the Senior Debt's collateral agent for the benefit of the Senior Debt and the holders of the senior subordinated discount notes will be distributed by the Senior Debt's collateral agent in accordance with the provisions of the intercreditor agreement.

  The Senior Debt's collateral agent will determine the circumstances and manner in which the Collateral shall be disposed of and whether to foreclose on the Collateral following the existence of a Default or Event of Default. The Senior Debt's collateral agent will follow any instructions given to it by the representative of the holders of Senior Debt.

  The pledges will be released upon the full and final payment and performance of all our Obligations under the Indenture and the senior subordinated discount notes.

Subordination

  The payment of principal of and premium, if any, and interest on the senior subordinated discount notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt.

  If AirGate fails to make any payment on the senior subordinated discount notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to below, such failure would constitute an Event of Default under the Indenture and would enable the holders to accelerate the maturity thereof. The rights of the holders of senior subordinated discount notes to receive payment upon an acceleration of the maturity will be subordinated in right of payment to the rights of the holders of the Senior Debt. See "Events of Default and Remedies."

  The obligations of each Guarantor under its Guarantee are unsecured senior subordinated obligations. As such, the rights of holders of senior subordinated discount notes to receive payment by a Guarantor pursuant to its Guarantee will be subordinated in right of payment to the rights of holders of the Senior Debt. The terms of the subordination provisions described below with respect to AirGate's obligations under the senior subordinated discount notes apply equally to a Guarantor and the obligations of such Guarantor under its Guarantee.

  The terms of the subordination provisions described below will not apply to payments from money or the proceeds of U.S. Government obligations deposited in trust prior to the occurrence of

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an event prohibiting payment of or on the senior subordinated discount notes and held in trust by the Trustee for the payment of principal of an interest on the senior subordinated discount notes pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance."

  Upon any distribution to creditors of AirGate in a liquidation or dissolution of AirGate or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to AirGate or its property, an assignment for the benefit of creditors or any marshaling of AirGate's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of such Senior Debt, including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, before the holders of senior subordinated discount notes will be entitled to receive any payment with respect to the Subordinated Note Obligations, and until all obligations with respect to Senior Debt are paid in full in cash or cash equivalents, any distribution to which the holders of senior subordinated discount notes would be entitled shall be made to the holders of Senior Debt, except that holders of senior subordinated discount notes may receive and retain Permitted Junior Securities and payments made from the trust described under "Legal Defeasance and Covenant Defeasance."

  AirGate also may not make any payment upon or in respect of the Subordinated Note Obligations, except in Permitted Junior Securities or from the trust described under "Legal Defeasance and Covenant Defeasance," if (a) a default in the payment of the principal of, or premium, if any, or interest on, or commitment fees relating to, Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (b) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from AirGate or the holders of any Designated Senior Debt. Payments on the senior subordinated discount notes may and shall be resumed, including the payment of any amounts previously blocked by such Payment Blockage Notice (a) in the case of a payment default, upon the date, on which such default is cured or waived and (b) in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived or cured for a period of not less than 90 days.


  The Indenture will further require that AirGate promptly notify holders of Designated Senior Debt if payment of the senior subordinated discount notes is accelerated because of an Event of Default. As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of senior subordinated discount notes may recover less ratably than creditors of AirGate who are holders of Senior Debt.

Optional Redemption

  During the first 36 months after the Issue Date, AirGate may on any one or more occasions redeem up to 35% of the Accreted Value of the senior subordinated discount notes originally issued

                         Alternate Unit Offering Pages

under the Indenture at a redemption price of   % of the Accreted Value thereof,
with the net cash proceeds of one or more Equity Offerings; provided that

  . at least 65% of the Accreted Value of senior subordinated discount notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption, excluding senior subordinated discount notes held by AirGate and its Subsidiaries; and

  . the redemption must occur within 60 days of the date of the closing of such Equity Offering.

  Except pursuant to the preceding paragraph, the senior subordinated discount
notes will not be redeemable at AirGate's option prior to       , 2004.

  After       , 2004, AirGate may redeem all or a part of these senior
subordinated discount notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount at maturity thereof, set forth below plus accrued and unpaid interest thereon, if any, to the applicable
redemption date, if redeemed during the twelve-month period beginning on     of
the years indicated below:

                                          Percentage of
                                         Principal Amount
            Year                           at Maturity
            2004........................           %
            2005........................           %
            2006........................           %
            2007 and thereafter.........     100.00%

  Notwithstanding the foregoing, AirGate's outstanding Senior Debt currently prohibits AirGate from redeeming any senior subordinated discount notes.

Repurchase at the Option of Holders

 Change of Control

  If a Change of Control occurs, each Holder of senior subordinated discount notes will have the right to require AirGate to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of that Holder's senior subordinated discount notes pursuant to a Change of Control Offer, as defined below. In the Change of Control Offer, AirGate will offer a Change of Control Payment in cash equal to 101% of the Accreted Value of senior subordinated
discount notes repurchased on any purchase date prior to      , 2004 or 101% of
the aggregate principal amount thereof, plus accrued and unpaid interest
thereon, if any, to the date of purchase if on or after      , 2004. Within 30
days following any Change of Control, AirGate will mail a notice to each Holder of senior subordinated discount notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase senior subordinated discount notes (a "Change of Control Offer") on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. AirGate will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the senior subordinated discount notes as a result of a Change of Control.

  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, AirGate will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

                         Alternate Unit Offering Pages


  On the Change of Control Payment Date, AirGate will, to the extent lawful:

  . accept for payment all senior subordinated discount notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  . deposit with the Paying Agent an amount equal to the Change of Control
    Payment in respect of all senior subordinated discount notes or portions thereof so tendered; and

  . deliver or cause to be delivered to the Trustee the senior subordinated discount notes so accepted together with an Officers' Certificate stating the aggregate principal amount or Accreted Value, as applicable, of senior subordinated discount notes or portions thereof being purchased by AirGate.

  The Paying Agent will promptly mail to each holder of senior subordinated discount notes so tendered the Change of Control Payment for such senior subordinated discount notes, and the Trustee will promptly authenticate and mail or cause to be transferred by book entry to each Holder a new senior subordinated discount note equal in principal amount to any unpurchased portion of the senior subordinated discount notes surrendered, if any; provided that each such new senior subordinated discount note will be in a principal amount of $1,000 or an integral multiple thereof.

  Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, AirGate will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of senior subordinated discount notes required by this covenant. AirGate will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The provisions described above that require AirGate to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the senior subordinated discount notes to require that AirGate repurchase or redeem the senior subordinated discount notes in the event of a takeover, recapitalization or similar transaction.

  AirGate's outstanding Senior Debt currently prohibits AirGate from purchasing any senior subordinated discount notes, and also provides that certain change of control events with respect to AirGate would constitute a default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which AirGate becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when AirGate is prohibited from purchasing senior subordinated discount notes, AirGate could seek the consent of its senior lenders to the purchase of senior subordinated discount notes or could attempt to refinance the borrowings that contain such prohibition. If AirGate does not obtain such a consent or repay such borrowings, AirGate will remain prohibited from purchasing senior subordinated discount notes. In such case, AirGate's failure to purchase tendered senior subordinated discount notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of senior subordinated discount notes.

  AirGate will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer

                         Alternate Unit Offering Pages

made by AirGate and purchases all senior subordinated discount notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of AirGate and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting, the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior subordinated discount notes to require AirGate to repurchase such senior subordinated discount notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of AirGate and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Selection and Notice

  If less than all of the senior subordinated discount notes are to be redeemed at any time, the Trustee will select senior subordinated discount notes for redemption as follows:

  . if the senior subordinated discount notes are listed, in compliance with the requirements of the principal national securities exchange on which the senior subordinated discount notes are listed; or

  . if the senior subordinated discount notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

  No senior subordinated discount notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of senior subordinated discount notes to be redeemed at its registered address. Notices of redemption may not be conditional.

  If any senior subordinated discount note is to be redeemed in part only, the notice of redemption that relates to that senior subordinated discount note shall state the portion of the principal amount thereof to be redeemed. A new senior subordinated discount note in principal amount equal to the unredeemed portion of the original senior subordinated discount note will be issued in the name of the holder thereof upon cancellation of the original senior subordinated discount note. Senior subordinated discount notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on senior subordinated discount notes or portions of them called for redemption.

Selected Covenants

 Asset Sales

  AirGate will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1) AirGate, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2) such fair market value is determined by AirGate's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                         Alternate Unit Offering Pages


  (3) at least 85% of the consideration therefor received by AirGate or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

    (a) any liabilities, as shown on AirGate's or such Restricted Subsidiary's most recent balance sheet, of AirGate or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the senior subordinated discount notes or any Guarantee, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases AirGate or such Restricted Subsidiary from further liability; and

    (b) any securities, senior subordinated discount notes or other obligations received by AirGate or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by AirGate or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, AirGate may apply such Net Proceeds at its option:

  (1) to repay Senior Debt;

  (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business which becomes part of, or which is or becomes, a Restricted Subsidiary;

  (3) to make a capital expenditure in assets that are used or useful in a Permitted Business; or

  (4) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, AirGate may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, AirGate will make an Asset Sale Offer to all Holders of senior subordinated discount notes and all holders of other Indebtedness that is equal in right of payment with the senior subordinated discount notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of senior subordinated discount notes and such other Indebtedness that is equal in right of payment that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the Accreted Value or 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, as applicable, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, AirGate may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of senior subordinated discount notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the senior subordinated discount notes and such other Indebtedness that is equal in right of payment to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

  AirGate will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in

                         Alternate Unit Offering Pages

connection with each repurchase of senior subordinated discount notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, AirGate will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

 Limitation on Restricted Payments

  Prior to and including December 31, 2002, AirGate shall not, directly or indirectly,

  (1) declare or pay any dividend on, or make any distribution to the holders of, any shares of its Equity Interests, other than dividends or distributions payable solely in its Equity Interests, other than Disqualified Stock, or in options, warrants or other rights to purchase any such Equity Interests, other than Disqualified Stock;

  (2) purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value, other than value consisting solely of Equity Interests of AirGate that is not Disqualified Stock or options, warrants or other rights to acquire such Equity Interests that is not Disqualified Stock, any Equity Interests of AirGate, including options, warrants or other rights to acquire such Equity Interests;

  (3) redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, other than value consisting solely of Equity Interests of AirGate that is not Disqualified Stock or options, warrants or other rights to acquire such Equity Interests that is not Disqualified Stock, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate, whether pursuant to its terms or by operation of law, in right of payment to the senior subordinated discount notes; or

  (4) make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Restricted Investment;

  (each of the foregoing actions set forth in clauses (1) through (4), other than any such action that is a Permitted Investment, being referred to as a "Restricted Payment"). After December 31, 2002, AirGate shall not, directly or indirectly, make any Restricted Payment, and shall not permit any Restricted Subsidiary to make any Restricted Investment, unless, at the time thereof, and after giving effect thereto,

  (a) no Default or Event of Default shall have occurred and be continuing;

  (b) AirGate would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness, other than Permitted Debt, pursuant to clause (a) or (b) of the first paragraph of the covenant described below under the caption "--Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after the Closing Date shall not exceed

    (i) the amount of (x) the Operating Cash Flow of AirGate after December 31, 2002 through the end of the latest full fiscal quarter for which consolidated financial

                         Alternate Unit Offering Pages

       statements of AirGate are available preceding the date of such Restricted Payment, treated as a single accounting period, less (y) 150% of the cumulative Consolidated Interest Expense of AirGate after December 31, 2002 through the end of the latest full fiscal quarter for which consolidated financial statements of AirGate are available preceding the date of such Restricted Payment treated as a single accounting period, plus

    (ii) the aggregate Net Proceeds, including the fair market value of property other than cash, as determined:

           (A) in the case of any property other than cash with a value less than $25 million, by the Board of Directors, whose good-faith determination shall be conclusive and as evidenced by a Board Resolution, or

           (B) in the case of any property other than cash with a value equal to or greater than $25 million, by an accounting, appraisal or investment banking firm of national standing and evidenced by a written opinion of such firm, received by AirGate from the issuance and sale, other than to a Restricted Subsidiary, on or after the Closing Date of shares of its Equity Interests other than Disqualified Stock, or any options, warrants or other rights to purchase such Equity Interests, other than Disqualified Stock, other than shares of Equity Interests or options warrants or other rights to purchase Equity Interests or shares issuable upon exercise thereof, plus

    (iii) the aggregate Net Proceeds, including the fair market value of property other than cash, as determined:

           (A) in the case of any property other than cash with a value less than $25 million, by the Board of Directors, whose good-faith determination shall be conclusive and as evidenced by a Board Resolution, or

           (B) in the case of any property other than cash with a value equal to or greater than $25 million, by an accounting, appraisal or investment banking firm of national standing and evidenced by a written opinion of such firm, received by AirGate from the issuance or sale, other than to a Restricted Subsidiary, after the Closing Date of any Equity Interests of AirGate, other than Disqualified Stock, or any options, warrants or other rights to purchase such Equity Interests, other than Disqualified Stock, upon the conversion of, or exchange for, Indebtedness of AirGate or a Restricted Subsidiary, plus

    (iv) the aggregate Net Proceeds received by AirGate or any Restricted Subsidiary from the sale, disposition or repayment, other than to AirGate or a Restricted Subsidiary, of any Investment made after the Closing Date and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment.

  The foregoing limitations in this "Limitation on Restricted Payments" covenant do not limit or restrict the making of any Permitted Investment, and a Permitted Investment shall not be counted as a Restricted Payment for purposes of clause (c) above. In addition, so long as no Default or Event of Default shall have occurred and be continuing, the foregoing limitations do not prevent AirGate from:

  (1) paying a dividend on Equity Interests of AirGate within 60 days after the declaration thereof if, on the date when the dividend was declared, AirGate could have paid such dividend in accordance with the provisions of the Indenture;

                         Alternate Unit Offering Pages


  (2) repurchasing Equity Interests of AirGate, including options, warrants or other rights to acquire such Equity Interests, from former employees or directors of AirGate or any Subsidiary thereof for consideration not to exceed $2.0 million in the aggregate in any fiscal year; provided that any unused amount in any 12 month period may be carried forward to one or more future periods; provided, further, that the aggregate amount of all such repurchases made pursuant to this clause (2) does not exceed $10.0 million in the aggregate;

  (3) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the senior subordinated discount notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for:

    (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Equity Interests, other than Disqualified Stock, of AirGate or options, warrants or other rights to acquire such Equity Interests, or

    (b) Indebtedness that is at least as subordinated in right of payment to the senior subordinated discount notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being purchased, with Restricted Payments pursuant to this clause not being counted as Restricted Payments for purposes of clause (c) above;

  (4) the repurchase, redemption or other acquisition of Equity Interests of AirGate, or options, warrants or other rights to acquire such Equity Interests, in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of our common stock, other than Disqualified Stock, of AirGate or options, warrants or other rights to acquire such Equity Interests; or

  (5) other Restricted Payments not to exceed $5.0 million in the aggregate at any time outstanding, with Restricted Payments pursuant to this clause not being counted as Restricted Payments for purposes of clause
      (c) above.

  In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the second preceding paragraph to the extent such Investments would otherwise be so counted.

  For purposes of clause (3) and (4) above, the net proceeds received by AirGate from the issuance or sale of its Equity Interests either upon the conversion of, or exchange for, Indebtedness of AirGate or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the sum of (1) the principal amount or Accreted Value, whichever is less, of such Indebtedness on the date of such conversion or exchange and (2) the additional cash consideration, if any, received by AirGate upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clause (3) and (4) above, the net proceeds received by AirGate from the issuance or sale of its Equity Interests upon the exercise of any options or warrants of AirGate or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the additional cash consideration, if any, received by AirGate upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

  For purposes of this "Limitation on Restricted Payments" covenant, if a particular Restricted Payment involves a noncash payment, including a distribution of assets, then such Restricted

                         Alternate Unit Offering Pages

Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the noncash portion of such Restricted Payment, as determined by the Board of Directors, whose good-faith determination shall be conclusive and evidenced by a Board Resolution. Not later than the date of making any Restricted Payment, AirGate shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Limitation on Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  The amount of any Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital, repayment of loans and return on capital, including interest and dividends, in each case, received in cash, up to the amount of such Investment on the date made.

 Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

  AirGate shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness, including Acquired Debt, other than Permitted Debt, and AirGate shall not issue any Disqualified Stock unless immediately after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the receipt and application of the net proceeds therefrom, including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness or make any Restricted Payment, (a) the Consolidated Debt to Annualized Operating Cash Flow Ratio would be (1) less than 7.0 to 1.0, if prior to September 1, 2005 and (2) less than 6.0 to 1.0, if on or after September 1, 2005 or (b) in the case of any incurrence of Indebtedness prior to September 1, 2005 only, Consolidated Debt would be equal to or less than 70% of Total Invested Capital.

  So long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following, items of Indebtedness (collectively, "Permitted Debt"):

  (1) the incurrence by AirGate and its Subsidiaries of Existing
      Indebtedness;

  (2) the incurrence by AirGate and the Guarantors of Indebtedness represented by the senior subordinated discount notes and the Guarantees;

  (3) the incurrence by AirGate and any Guarantor of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of AirGate and the Guarantors outstanding under all Credit Facilities at any time outstanding, after giving effect to such incurrence, does not exceed an amount equal to $175.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by AirGate or any of its Subsidiaries since the date of the Indenture to repay Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Selected Covenants--Asset Sales";

  (4) the incurrence by AirGate or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of leasing or financing all or any part of the purchase price or cost of construction or improvement of inventory, property, plant or equipment used in the business of AirGate or such Restricted Subsidiary, including telephone and computer systems and operating facilities, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

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  (5) the incurrence by AirGate or any of its Restricted Subsidiaries of
      Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness, other than intercompany Indebtedness, that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (1),
      (2) or (12) of this paragraph;

  (6) the incurrence by AirGate or any of its Restricted Subsidiaries of intercompany Indebtedness between or among AirGate and any of its Wholly Owned Restricted Subsidiaries that are Guarantors; provided, however, that:

    (a) if AirGate or any Guarantor is the obligor on such Indebtedness, such Indebtedness, other than intercompany obligations owed by AirGate to AGW Leasing Company, Inc. relating to leases of real property, must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the senior subordinated discount notes, in the case of AirGate, or the Guarantee of such Guarantor, in the case of a Guarantor; and

    (b) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than AirGate or a Wholly Owned Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either AirGate or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by AirGate or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7) the incurrence by AirGate or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

  (8) the guarantee by AirGate or any of the Guarantors of Indebtedness of AirGate or a Restricted Subsidiary of AirGate that was permitted to be incurred by another provision of this covenant;

  (9) the incurrence by AirGate's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of AirGate that was not permitted by this clause (9);

  (10) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

  (11) Indebtedness (A) in respect of performance, surety or appeal bonds or bankers' acceptances provided in the ordinary course of business; and
       (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of AirGate or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by a person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by AirGate or any Restricted Subsidiary in connection with such disposition;

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  (12) the incurrence by AirGate or any of its Restricted Subsidiaries of
       additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $50.0 million; and

  (13) the incurrence by AirGate of any Indebtedness under the promissory note executed by AirGate pursuant to the Lucent Consent.

  For purposes of determining compliance with this "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, AirGate will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

 No Senior Subordinated Debt

  The Indenture will provide that AirGate and the Guarantors will not incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Senior Debt or any Permitted Debt described in clause (4) of the second paragraph under "--Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," and senior in any respect in right of payment to the senior subordinated discount notes or the Guarantees; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Debt of AirGate or a Guarantor that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Debt.

 Liens

  AirGate will not, and will not permit any Guarantor to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness that is equal in right of payment with the senior subordinated discount notes or the applicable Guarantee, as the case may be, or is subordinated Indebtedness, upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the senior subordinated discount notes are secured equally and ratably with, or prior to, in the case of subordinated Indebtedness, the obligations so secured until such time as such obligations are no longer secured by such Lien; provided that this restriction will not apply to Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  AirGate will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1) pay dividends or make any other distributions on its Capital Stock to AirGate or any of AirGate's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to AirGate or any of its Restricted Subsidiaries;

  (2) make loans or advances to AirGate or any of AirGate's Restricted Subsidiaries; or

  (3) transfer any of its properties or assets to AirGate or any of AirGate's Restricted Subsidiaries.

  However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1) Existing Indebtedness or Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings,

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     replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the Indenture;

  (2) the Indenture and the senior subordinated discount notes;

  (3) applicable law;

  (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by AirGate or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

  (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

  (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

  (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

  (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limit the right of AirGate or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

  (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

  (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation or Sale of Assets

  AirGate shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer or other disposition of the properties and assets of AirGate and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, at the time and after giving effect thereto:

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  (1) either: (A) if the transaction or series of transactions is a consolidation of AirGate with or a merger of AirGate with or into any other Person, AirGate shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into AirGate, or to which the properties and assets of AirGate or AirGate and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of AirGate under the senior subordinated discount notes and the Indenture and, in each case, the Indenture, as so supplemented, shall remain in full force and effect;

  (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

  (3) AirGate or the Surviving Entity will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable period, (A) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of AirGate immediately preceding the transaction and (B) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the covenant described above under the caption "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary. The Indenture will also provide that AirGate may not, directly or indirectly, lease all or substantially all of its properties or asset, in one or more related transactions, to any other Person.

  In connection with any consolidation, merger, sale, assignment, conveyance, transfer or other disposition contemplated by the foregoing provisions, AirGate shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer, or other disposition and the supplemental indenture in respect thereof, required under clause (1)(B) of the preceding paragraph, comply with the requirements of the Indenture and an opinion of counsel. Each such Officers' Certificate shall set forth the manner of determination of AirGate's compliance with clause (3) of the preceding paragraph.

  For all purposes of the Indenture and the senior subordinated discount notes, including the provisions described in the two immediately preceding paragraphs and the "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" and "Designation of Restricted and Unrestricted Subsidiaries" covenants, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the "Designation of Restricted and Unrestricted Subsidiaries" covenant and all Indebtedness of the Surviving Entity and its Subsidiaries that was not Indebtedness of AirGate and its Subsidiaries

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immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

  The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of AirGate under the Indenture, and the predecessor company shall be released from all its obligations and covenants under the Indenture and the senior subordinated discount notes.

 Transactions with Affiliates

  AirGate will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1) such Affiliate Transaction is on terms that are no less favorable to AirGate or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by AirGate or such Restricted Subsidiary with an unrelated Person; and

  (2) AirGate delivers to the Trustee:

    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

    (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the holders of senior subordinated discount notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

  The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1) any employment agreement entered into by AirGate or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of AirGate or such Restricted Subsidiary;

  (2) transactions between or among AirGate and/or its Restricted
      Subsidiaries;

  (3) payment of reasonable directors fees, expenses and indemnification to Persons who are not otherwise Affiliates of AirGate;

  (4) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Limitation on Restricted Payments"; and

  (5) sales of Equity Interests, other than Disqualified Stock, to Affiliates of AirGate.

 Additional Guarantees

  If AirGate or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of the Indenture, then that newly acquired or created Restricted Subsidiary must

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become a Guarantor and (1) execute a supplemental indenture satisfactory to the
Trustee making the Restricted Subsidiary a party to the Indenture, (2) execute an endorsement of Guarantee and (3) deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created.

 Designation of Restricted and Unrestricted Subsidiaries

  The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by AirGate and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under paragraph (c) of the covenant described above under the caption "--Limitation on Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

 Sale and Leaseback Transactions

  AirGate will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that AirGate or any Restricted Subsidiary of AirGate that is a Guarantor may enter into a sale and leaseback transaction if:

  (1) AirGate or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the tests in (a) and (b), if applicable, of the covenant described above under the caption "-- Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens";

  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

  (3) the transfer of assets in that sale and leaseback transaction is permitted by, and AirGate applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Asset Sales."

 Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

  AirGate will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of AirGate to any Person, other than AirGate or a Wholly Owned Restricted Subsidiary of AirGate, unless:

  (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

  (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales."

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  In addition, AirGate will not permit any Wholly Owned Restricted Subsidiary of AirGate to issue any of its Equity Interests, other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares, to any Person other than to AirGate or a Wholly Owned Restricted Subsidiary of AirGate.

 Business Activities

  AirGate will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

 Payments for Consent

  AirGate will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of senior subordinated discount notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the senior subordinated discount notes unless such consideration is offered to be paid and is paid to all holders of the senior subordinated discount notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

  Whether or not required by the Commission, so long as any senior subordinated discount notes are outstanding, AirGate will furnish to the Holders of senior subordinated discount notes, within the time periods specified in the Commission's rules and regulations:

  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if AirGate were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by AirGate's certified independent accountants; and

  (2) all current reports that would be required to be filed with the Commission on Form 8-K if AirGate were required to file such reports.

  If AirGate has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of AirGate and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of AirGate.

  In addition, whether or not required by the Commission, AirGate will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Commission will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

Events of Default and Remedies

  Each of the following is an Event of Default:

  (1) default for 30 days in the payment when due of interest on the senior subordinated discount notes, whether or not prohibited by the subordination provisions of the Indenture;

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  (2) default in payment when due of the principal of or premium, if any, on the senior subordinated discount notes, whether or not prohibited by the subordination provisions of the Indenture;

  (3) failure by AirGate or any of its Restricted Subsidiaries to comply with the provisions described under the captions "Repurchase at the Option of Holders--Change of Control," "Selected Covenants--Asset Sales."

  (4) failure by AirGate or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture or the pledge agreement;

  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by AirGate or any of its Restricted Subsidiaries, or the payment of which is guaranteed by AirGate or any of its Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

    (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

    (b) results in the acceleration of such Indebtedness prior to its express maturity;

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

  (6) failure by AirGate or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7) breach by AirGate of any material representation or warranty or agreement in the pledge agreement, the repudiation by AirGate of any of its obligations under the pledge agreement or the unenforceability of the pledge agreement against AirGate for any reason;

  (8) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

  (9) certain events of bankruptcy or insolvency with respect to AirGate or any of its Restricted Subsidiaries; and

  (10) any event occurs that causes, subject to any applicable grace period, an Event of Termination under any of the Sprint Agreements.

  In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to AirGate, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding senior subordinated discount notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding senior subordinated discount notes may declare all the senior subordinated discount notes to be due and payable immediately.

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  Holders of the senior subordinated discount notes may not enforce the
Indenture or the senior subordinated discount notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding senior subordinated discount notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the senior subordinated discount notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if it determines that withholding notice is in their interest.

  The holders of a majority in aggregate principal amount of the senior subordinated discount notes then outstanding by notice to the Trustee may on behalf of the holders of all of the senior subordinated discount notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the senior subordinated discount notes.

  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of AirGate with the intention of avoiding payment of the premium that AirGate would have had to pay if AirGate then had elected to redeem the senior subordinated discount notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the senior subordinated discount notes. If an
Event of Default occurs prior to       , 2004, by reason of any willful action
or inaction taken or not taken by or on behalf of AirGate with the intention of avoiding the prohibition on redemption of the senior subordinated discount
notes prior to       , 2004, then the premium specified in the Indenture shall
also become immediately due and payable to the extent permitted by law upon the acceleration of the senior subordinated discount notes.

  AirGate is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, AirGate is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

  No director, officer, employee, incorporator or stockholder of AirGate or any Guarantor, as such, shall have any liability for any obligations of AirGate or the Guarantors under the senior subordinated discount notes, the Indenture, the Guarantees, the pledge agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of senior subordinated discount notes by accepting a senior subordinated discount note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior subordinated discount notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

  AirGate may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding senior subordinated discount notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

  (1) the rights of holders of outstanding senior subordinated discount notes to receive payments in respect of the principal of, premium, if any, and interest on such senior subordinated discount notes when such payments are due from the trust referred to below;

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  (2) AirGate's obligations with respect to the senior subordinated discount notes concerning issuing temporary senior subordinated discount notes, registration of senior subordinated discount notes, mutilated, destroyed, lost or stolen senior subordinated discount notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3) the rights, powers, trusts, duties and immunities of the Trustee, and AirGate's obligations in connection therewith; and

  (4) the Legal Defeasance provisions of the Indenture.

  In addition, AirGate may, at its option and at any time, elect to have the obligations of AirGate and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the senior subordinated discount notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "Events of Default" will no longer constitute an Event of Default with respect to the senior subordinated discount notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1) AirGate must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the senior subordinated discount notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding senior subordinated discount notes on the stated maturity or on the applicable redemption date, as the case may be, and AirGate must specify whether the senior subordinated discount notes are being defeased to maturity or to a particular redemption date;

  (2) in the case of Legal Defeasance, AirGate shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) AirGate has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding senior subordinated discount notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3) in the case of Covenant Defeasance, AirGate shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding senior subordinated discount notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

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  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the Indenture, to which AirGate or any of its Restricted Subsidiaries is a party or by which AirGate or any of its Restricted Subsidiaries is bound;

  (6) AirGate must have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of AirGate between the date of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of AirGate under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7) AirGate must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by AirGate with the intent of preferring the holders of senior subordinated discount notes over the other creditors of AirGate with the intent of defeating, hindering, delaying or defrauding creditors of AirGate or others; and

  (8) AirGate must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

  Except as provided in the next two succeeding paragraphs, the Indenture or the senior subordinated discount notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate Accreted Value of
the senior subordinated discount notes then outstanding if prior to       ,
2004, or the aggregate principal amount of the senior subordinated discount
note if after       , 2004, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated discount notes, and any existing default or compliance with any provision of the Indenture or the senior subordinated discount notes may be waived with the consent of the holders of a majority in aggregate Accreted Value of the then outstanding senior subordinated discount notes including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated discount notes.

  Without the consent of each holder adversely affected, an amendment or waiver may not, with respect to any senior subordinated discount notes held by a non-consenting holder:

  (1) reduce the Accreted Value of the then outstanding senior subordinated
      discount notes if prior to       , 2004 or the aggregate of the
      principal amount of senior subordinated discount notes if after       ,
      2004 whose holders must consent to an amendment, supplement or waiver;

  (2) reduce the principal of or change the fixed maturity of any senior subordinated discount note or alter the provisions with respect to the redemption of the senior subordinated discount notes, other than provisions relating to the covenants described above under the captions "--Repurchase at the Option of Holders--Change of Control" and "-- Selected Covenants--Asset Sales";

  (3) reduce the rate of or change the time for payment of interest on any senior subordinated discount note;

  (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior subordinated discount notes, except a rescission of acceleration of the

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     senior subordinated discount notes by the holders of at least a majority in aggregate principal amount of the senior subordinated discount notes and a waiver of the payment default that resulted from such acceleration;

  (5) make any senior subordinated discount note payable in money other than that stated in the senior subordinated discount notes;

  (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of senior subordinated discount notes to receive payments of principal of or premium, if any, or interest on the senior subordinated discount notes;

  (7) waive a redemption payment with respect to any senior subordinated discount note, other than a payment required by one of the covenants described above under the captions "--Repurchase at the Option of Holders--Change of Control" and "--Selected Covenants--Asset Sales"; or

  (8) make any change in the preceding amendment and waiver provisions.

  In addition, any amendment to, or waiver of, the provisions of the Indenture relating to the security interests created by the pledge agreement that adversely affects the rights of the holders of the senior subordinated discount notes will require the consent of the holders of at least 75% in aggregate principal amount of senior subordinated discount notes then outstanding.

  Notwithstanding the preceding, without the consent of any Holder of senior subordinated discount notes, AirGate and the Trustee may amend or supplement the Indenture or the senior subordinated discount notes:

  (1) to cure any ambiguity, defect or inconsistency;

  (2) to provide for uncertificated senior subordinated discount notes in addition to or in place of certificated senior subordinated discount notes;

  (3) to provide for the assumption of AirGate's obligations to Holders of senior subordinated discount notes in the case of a merger or consolidation or sale of all or substantially all of AirGate's assets;

  (4) to make any change that would provide any additional rights or benefits to the holders of senior subordinated discount notes or that does not adversely affect the legal rights under the Indenture of any holder; or

  (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

  If the Trustee becomes a creditor of AirGate or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of the then outstanding senior subordinated discount notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required,

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in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of senior subordinated discount notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

  Set forth below are many of the defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Accreted Value" of any outstanding senior subordinated discount note as of or to any date of determination means an amount equal to the sum of (1) the issue price of such senior subordinated discount note as determined in accordance with Section 1273 of the Internal Revenue Code plus (2) the aggregate of the portions of the original issue discount, i.e., the excess of the amounts considered as part of the "stated redemption price at maturity" of such senior subordinated discount note within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions, whether denominated as principal or interest, over the issue price of such senior subordinated discount note, that shall theretofore have accrued pursuant to Section 1272 of the Internal Revenue Code, without regard to Section 1272(a)(7) of the Internal Revenue Code, from the date of issue of such senior subordinated discount note
(a) for each six-month or shorter period ending      or      prior to the date
of determination and (b) for the shorter period, if any, from the end of the immediately preceding six-month or shorter period, as the case may be, to the date of determination, plus (3) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (ii) above), minus all amounts theretofore paid in respect of such senior subordinated discount note, which amounts are considered as part of the "stated redemption price at maturity" of such senior subordinated discount note within the meaning of Section 1273(a)(2) of the Internal Revenue Code or any successor provisions whether such amounts paid were denominated principal or interest.

  "Acquired Debt" means, with respect to any specified Person:

  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

  "Annualized Operating Cash Flow" means Operating Cash Flow, for the latest two full fiscal quarters for which consolidated financial statements of AirGate are available multiplied by two.

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  "Asset Sale" means:

  (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory and sales of obsolete equipment in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of AirGate and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Selected Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2) the issuance of Equity Interests by any of AirGate's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries,

  Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

  (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or (b) results in net proceeds to AirGate and its Restricted Subsidiaries of less than $1.0 million;

  (2) a transfer of assets between or among AirGate and its Wholly Owned Restricted Subsidiaries;

  (3) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to AirGate or to another Wholly Owned Restricted Subsidiary;

  (4) a Restricted Payment that is permitted by the covenant described above under the caption "--Selected Covenants--Limitation on Restricted Payments"; and

  (5) any transfer by AirGate or a Subsidiary of property or equipment with a fair market value of less than $5.0 million to a Person who is not an Affiliate of AirGate in exchange for property or equipment that has a fair market value at least equal to the fair market value of the property or equipment so transferred; provided that, in the event of a transfer described in this clause (5), AirGate shall deliver to the Trustee an officer's certificate certifying that such exchange complies with this clause (5).

  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of AirGate to have been duly adopted by the Board of Directors, unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

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  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock"means:

  (1) in the case of a corporation, corporate stock;

  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

  (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means:

  (1) United States dollars;

  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, provided that the full faith and credit of the United States is pledged in support thereof, having maturities of less than one year from the date of acquisition;

  (3) certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing prior to one year after the date of acquisition; and

  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

  "Change of Control" means the occurrence of any of the following:

  (1) the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of AirGate and its Subsidiaries taken as a whole to any "person," as such term is used in
      Section 13(d)(3) of the Exchange Act;

  (2) the adoption of a plan relating to the liquidation or dissolution of AirGate;

  (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of AirGate, measured by voting power rather than number of shares;

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  (4) the first day on which a majority of the members of the Board of
      Directors of AirGate are not Continuing Directors; or

  (5) AirGate consolidates with, or merges with or into, an Person, or any Person consolidates with, or merges with or into, AirGate, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of AirGate is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of AirGate outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Stock, of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

  "Closing Date" means      , 1999, the date on which the senior subordinated
discount notes were originally issued under the Indenture.

  "Consolidated Debt" means the aggregate amount of Indebtedness of AirGate and its Restricted Subsidiaries on a Consolidated basis outstanding at the date of determination.

  "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) Consolidated Debt to (ii) the Annualized Operating Cash Flow of AirGate as of the most recently completed fiscal quarter of AirGate for which financial statements are available.

  "Consolidated Interest Expense" of any Person means, for any period, (1) the aggregate interest expense and fees and other financing costs in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments and accruals), (2) the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, (3) all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortization of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and (4) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Capital Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock payable solely in Capital Stock of AirGate (other than Disqualified Stock) or to AirGate or its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1) the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

  (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of

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     that Net Income is not at the date of determination permitted without any prior governmental approval that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

  (4) the Net Income, but not loss, of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

  (5) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

  (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

  (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock, other than Disqualified Stock, that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

  "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of AirGate, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of AirGate in accordance with generally accepted accounting principles; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of AirGate or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of AirGate who:

  (1) was a member of such Board of Directors on the date of the Indenture;
      or

  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

  "Credit Facilities" means, with respect to AirGate or any Guarantor, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, or letters of credit, and shall include the Lucent Financing in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

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  "Designated Senior Debt" means (a) Indebtedness under the Lucent Financing and (b) any other Senior Debt that has been designated by AirGate in writing to the Trustee as "Designated Senior Debt."

  "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the senior subordinated discount notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require AirGate to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that AirGate may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Selected Covenants-- Limitation on Restricted Payments."

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excludes any debt security that is convertible into, or exchangeable for, Capital Stock.

  "Equity Offering" means any public or private offering of Capital Stock of AirGate in which the gross proceeds to AirGate are at least $50.0 million; provided, however, the underwritten public offering of AirGate common stock sold pursuant to a prospectus dated as of the Closing Date shall not constitute an Equity Offering.

  "Event of Termination" means any of the events described in (1) Section 11.3 of the Management Agreement; (2) Section 13.2 of the Trademark Agreement or (3)
Section 13.2 of the Spectrum Trademark Agreement.

  "Existing Indebtedness" means the $150,000 in aggregate principal amount of Indebtedness of AirGate and its Restricted Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

  "Government Securities" means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (2) any depository receipt issued by a bank, as defined in the Securities Act, as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any Government Securities which is so specified and

                                       44
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held, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.

  "Guarantee" means any guarantee of the senior subordinated discount notes by any Guarantor pursuant to the Indenture.

  "Guarantors" means each of AGW Leasing Company, Inc. and any future subsidiary that guarantees the senior subordinated discount notes in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

  (1) borrowed money;

  (2) evidenced by bonds, senior subordinated discount notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

  (3) banker's acceptances;

  (4) representing Capital Lease Obligations;

  (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6) representing any Hedging Obligations;

if and to the extent any of the preceding, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

  The amount of any Indebtedness outstanding as of any date shall be:

  (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

  (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.


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  "Investments" means, with respect to any Person, all investments by such
Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If AirGate or any Restricted Subsidiary of AirGate sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of AirGate such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of AirGate, AirGate shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Selected Covenants-- Limitation on Restricted Payments."

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction.

  "Lucent Financing" means the Credit Agreement dated as of August 16, 1999 among AirGate PCS, Inc. as Borrower, the Lenders party thereto, State Street Bank and Trust Company as Collateral Agent and Lucent Technologies Inc. as Administrative Agent, as such may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

  "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1) any gain, but not loss, together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

  "Net Proceeds" means the aggregate cash proceeds received by AirGate or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and appropriate amounts to be provided by AirGate or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by AirGate or any Restricted Subsidiary, as the case may be, after

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such Asset Sale, including, without limitation, pension and other post-
employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "Non-Recourse Debt" means Indebtedness:

  (1) as to which neither AirGate nor any of its Restricted Subsidiaries (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the senior subordinated discount notes, of AirGate or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of AirGate or any of its Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, of AirGate, and delivered to the Trustee.

  "Operating Cash Flow" means, for any fiscal quarter, (i) AirGate's Consolidated Net Income (Loss) plus (ii) depreciation, amortization and other non-cash charges in respect thereof for such fiscal quarter, plus (iii) all amounts deducted in calculating Consolidated Net Income (Loss) for such fiscal quarter in respect of Consolidated Interest Expense, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed for which financial statements are available prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Cash Flow Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter and (3) if AirGate or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed of (including through termination or discontinuance of activities constituting such operating business) any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

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  "Paying Agent" means any Person authorized by AirGate to pay the principal of, and premium, if any, or interest on any senior subordinated discount notes on behalf of AirGate.

  "Permitted Business" means the business primarily involved in the ownership, design, construction, development, acquisition, installation, integration, management and/or provision of Telecommunications Assets or any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by AirGate or any Restricted Subsidiary on the Closing Date.

  "Permitted Investments" means:

  (1) any Investment in AirGate or in a Wholly Owned Restricted Subsidiary of AirGate that is a Guarantor;

  (2) any Investment in Cash Equivalents;

  (3) any Investment by AirGate or any Restricted Subsidiary of AirGate in a Person, if as a result of such Investment:

    (a) such Person becomes a Wholly Owned Restricted Subsidiary of
        AirGate; or

    (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, AirGate or a Wholly Owned Restricted Subsidiary of AirGate;

  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Selected Covenants--Asset Sales";

  (5) any acquisition of assets solely in exchange for the issuance of Equity Interests, other than Disqualified Stock, of AirGate;

  (6) investments, the payment of which consists only of Equity Interests, other than Disqualified Stock; and

  (7) other Investments in any Person having an aggregate fair market value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (7) since the date of the Indenture, not to exceed $5.0 million.

  "Permitted Junior Securities" means Equity Interests in AirGate or its Subsidiaries or debt securities of AirGate or its Subsidiaries that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the senior subordinated discount notes are subordinated to Senior Debt.

  "Permitted Liens" means:

  (1) Liens on the assets of AirGate and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the Indenture to be incurred;

  (2) Liens in favor of AirGate or the Guarantors;

  (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with AirGate or any Restricted Subsidiary of AirGate; provided that such

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     Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with AirGate or the Restricted Subsidiary;

  (4) Liens on property existing at the time of acquisition thereof by AirGate or any Restricted Subsidiary of AirGate, provided that such Liens were in existence prior to the contemplation of such acquisition;

  (5) Liens and deposits made to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6) Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of the covenant entitled "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

  (7) Liens existing on the date of the Indenture;

  (8) Liens on Assets of Guarantors to secure Senior Debt of such Guarantor that was permitted by the Indenture to be incurred;

  (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and

  (10) Liens incurred in the ordinary course of business of AirGate or any Restricted Subsidiary of AirGate with respect to obligations that do not exceed $5.0 million at any one time outstanding.

  "Permitted Refinancing Indebtedness" means any Indebtedness of AirGate or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of AirGate or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided that:

  (1) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by AirGate as necessary to accomplish such refinancing, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of reasonable expenses incurred in connection therewith;

  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the senior subordinated discount notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and

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     is subordinated in right of payment to, the senior subordinated discount notes on terms at least as favorable to the holders of senior subordinated discount notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4) such Indebtedness is incurred either by AirGate or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Capital Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Restricted Investment" means any Investment that is not a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Senior Debt" means:

  (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto; and

  (2) all Obligations with respect to the items listed in the preceding clause (1).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1) any liability for federal, state, local or other taxes owed or owing by AirGate;

  (2) any Indebtedness of AirGate to any of its Subsidiaries or other
      Affiliates;

  (3) any trade payables; or

  (4) any Indebtedness that is incurred in violation of the Indenture.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

  "Sprint Agreements" means the (1) Management Agreement between SprintCom, Inc. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Management Agreement"); (2) Sprint PCS Services Agreement between Sprint Spectrum L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time; (3) Sprint Trademark and Service Mark License Agreement between Sprint Communications Company, L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Trademark Agreement"); and (4) Sprint Trademark and Service mark License Agreement between

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Sprint Spectrum L.P. and AirGate, dated as of July 22, 1998, and any exhibits, schedules or addendum thereto, as such may be amended, modified or supplemented from time to time (the "Spectrum Trademark Agreement").

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subordinated Note Obligations" means all Obligations with respect to the senior subordinated discount notes, including without limitation, principal of, premium, if any, and interest, if any, payable pursuant to the terms of the senior subordinated discount notes (including upon the acceleration of redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of recission or other rights of action (including claims for damages) or otherwise.

  "Subsidiary" means, with respect to any Person:

  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof; and

  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person, or any combination thereof.

  "Telecommunications Assets" means, with respect to any Person, any asset that is utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration, operation, management or provision of PCS telecommunications equipment, inventory, technology, systems and/or services. Telecommunications Assets shall include stock, joint venture or partnership interests of an entity where substantially all of the assets of the entity consist of Telecommunications Assets.

  "Total Invested Capital" means at any time of determination, the sum of, without duplication, (i) the total amount of equity contributed to AirGate as of the Closing Date (being $7.6 million), plus (ii) the aggregate net cash proceeds received by AirGate from the common stock offering concurrent with this offering, plus (iii) the aggregate net cash proceeds received by AirGate from capital contributions or any other issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Debt or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock), including cash payments under the Committed Capital Contribution, subsequent to the Closing Date, other than to a Restricted Subsidiary, plus (iv) the aggregate net repayment of any Investment made after the Closing Date and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (v) an amount equal to the Consolidated

                                       51
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Net Investment (as of the date of determination) AirGate and/or any of the
Restricted Subsidiaries has made in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Closing Date upon its redesignation as a Restricted Subsidiary in accordance with the covenant described under "-- Selected Covenants--Designation of Restricted and Unrestricted Subsidiaries," plus (vi) Consolidated Debt minus (vii) the aggregate amount of all Restricted Payments declared or made on or after the Closing Date.

  "Trustee" means the trustee under the Indenture.

  "Unrestricted Subsidiary" means any Subsidiary of AirGate that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1) has no Indebtedness other than Non-Recourse Debt;

  (2) is not party to any agreement, contract, arrangement or understanding with AirGate or any Restricted Subsidiary of AirGate unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to AirGate or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of AirGate;

  (3) is a Person with respect to which neither AirGate nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of AirGate or any of its Restricted Subsidiaries; and

  (5) has at least one director on its board of directors that is not a director or executive officer of AirGate or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of AirGate or any of its Restricted Subsidiaries.

  Any designation of a Subsidiary of AirGate as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Selected Covenants--Limitation on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of AirGate as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," AirGate shall be in default of such covenant. The Board of Directors of AirGate may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of AirGate of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Selected Covenants--Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.


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  "Voting Stock" of any Person as of any date means the Capital Stock of such
Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

  (2) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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                            DESCRIPTION OF WARRANTS

  AirGate will issue the warrants pursuant to a Warrant Agreement (the "Warrant Agreement") by and among AirGate, AGW Leasing Company, Inc., and Bankers Trust Company, as Warrant Agent (the "Warrant Agent"). The following description is a summary of the material provisions of the Warrant Agreement. We urge you to read the Warrant Agreement because it defines your rights as a holder of these warrants. We have filed a copy of the Warrant Agreement as an exhibit to the registration statement which includes this prospectus.

General

  Each warrant, when exercised, will entitle the holder to receive fully paid and non-assessable shares of AirGate common stock (the "Warrant Shares"), at an exercise price of $.01 per share, subject to adjustment (the "Exercise Price"). The number of Warrant Shares is subject to adjustment in the cases referred to below. The holders of the warrants would be entitled, in the aggregate, to purchase shares of AirGate common stock representing approximately 3% of the issued and outstanding shares of our common stock on a fully diluted basis on the date hereof, assuming exercise of all outstanding warrants. The warrants will be exercisable at any time on or after the separation date. Unless exercised, the warrants will automatically expire at 5:00 p.m. New York City
time on      , 2009 (the "Expiration Date").

  The warrants may be exercised by surrendering the warrant certificates evidencing the warrants to be exercised with the accompanying form of election to purchase that is properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made at the holder's election (1) by tendering senior subordinated discount notes having an aggregate Accreted Value or aggregate principal amount, as the case may be, plus accrued and unpaid interest, if any, thereon, to the date of exercise equal to the Exercise Price and (2) in cash in United States dollars by wire transfer or by certified or official bank check to the order of AirGate. Upon surrender of the warrant certificate and payment of the Exercise Price, AirGate will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole Warrant Shares to which the Holder is entitled. If less than all of the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants. Holders of warrants will be able to exercise their warrants only if a registration statement relating to the Warrant Shares underlying the warrants is then in effect, or the exercise of such warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under securities laws of the states in which the various holders of warrants or other persons to whom it is proposed that Warrant Shares be issued on exercise of the warrants reside.

  No fractional Warrant Shares will be issued upon exercise of the warrants. AirGate will pay to the holder of the warrant at the time of exercise an amount in cash equal to the current market value of any such fractional Warrant Shares less a corresponding fraction of the Exercise Price.

  The holders of the warrants will have no right to vote on matters submitted to the stockholders of AirGate and will have no right to receive dividends. The holders of the warrants will not be entitled to share in the assets of AirGate in the event of liquidation, dissolution or the winding up of AirGate. In the event a bankruptcy or reorganization is commenced by or against AirGate, a bankruptcy court may hold that unexercised warrants are executory contracts which may be subject to rejection by AirGate with approval of the bankruptcy court, and the holders of the warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such

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bankruptcy case then they would be entitled to if they had exercised their
Warrants prior to the commencement of any such case.

  In the event of a taxable distribution to holders of AirGate common stock that results in an adjustment to the number of Warrant Shares or other consideration for which a warrant may be exercised, the holders of the warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. See "United States Federal Income Tax Consequences--Tax Treatment of the Warrants."

Adjustments

  The number of Warrant Shares purchasable upon exercise of warrants will be subject to adjustment in several circumstances including the following:

   . the payment by us of dividends and other distributions on our common stock in shares of our common stock or otherwise;

   . subdivision, combinations and reclassifications of our common stock,

   . the issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for our common stock or securities convertible into, or exchangeable or exercisable for, our common stock at a price which is less than the fair market value per share or our common stock;

   . certain distributions to all holders of our common stock or any of our assets or debt securities or any rights or warrants to purchase any such securities, excluding those rights and warrants referred to in the preceding bullet point;

   . the issuance of shares of our common stock for consideration per share less than the then Fair Market Value per share of our common stock at the time of issuance of such convertible or exchangeable security, excluding securities issued in transactions referred to in the first four bullet points above, or the bullet point below and subject to certain exceptions;

   . the issuance of securities convertible into or exchangeable for our common stock for a conversion or exchange price plus consideration received upon issuance less than the then fair market value per share of our common stock at the time of issuance of such convertible or exchangeable security, excluding securities issued in transactions referred to in the first four bullet points above; and

   . other events that could have the effect of depriving holders of the warrants of the benefit of all or a portion of the purchase rights evidenced by the warrants.

     No adjustment need be made for any of the foregoing transactions if warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors is determined to be fair and appropriate in light of the basis and notice and on which other holders of the common stock participate in the transaction. In addition, no adjustment need be made for the adoption of a plan being referred to as a shareholder's rights plan or the issuance of rights and such a plan.

  "disinterested director" as used in this section means, in connection with any issuance of securities that gives rise to a determination of the fair market value thereof, each member of the Board of Directors of AirGate who is not an officer, employee, director or other Affiliate of the party to whom AirGate is proposing to issue the securities giving rise to such determination.

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  "fair market value" per security at any date of determination as used in this section shall be (1) in connection with a sale to a party that is not an Affiliate of AirGate in an arm's-length transaction (a "Non-Affiliate Sale"), the price per security at which such security is sold and (2) in connection with any sale to an Affiliate of AirGate, (a) the last price per security at which such security was sold in a Non-Affiliate Sale within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by
(i) a majority of the Board of Directors of AirGate, including a majority of the disinterested directors, and approved in a board resolution delivered to the Warrant Agent or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of AirGate, in each case, taking into account, among all other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price and volume of such security on any national securities exchange or automated quotation system on which such security is traded.

  In the case of certain consolidations or mergers of AirGate, or the sale of all or substantially all of the assets of AirGate to another corporation, (1) each warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the warrants been exercised immediately prior thereto and (2) the Person formed by or surviving any such consolidation or merger, (if other than AirGate) or to which such sale shall have been made will assume the obligations of AirGate under the Warrant Agreement.

Reservation of Shares

  AirGate has authorized and reserved for issuance and will at all times reserve and keep available such number of shares of AirGate common stock as will be issuable upon the exercise of all outstanding warrants.

Amendment

  From time to time, AirGate and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for several purposes, including curing defects or inconsistencies or making any change that does not adversely affect the legal rights of any holder. Any amendment or supplement to the Warrant Agreement that adversely affects the legal rights of the holders of the warrants will require the written consent of the holders of a majority of the then outstanding warrants, excluding warrants held by AirGate or any of its Affiliates. The consent of each holder of the warrants affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of warrants would be decreased, other than pursuant to adjustments provided in the Warrant Agreement.

Registration of the Warrant Shares

  We also are required, under the terms of the Warrant Agreement, to (1) file a Shelf Registration Statement within 60 days after the date of this prospectus,
(2) use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 120

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days after the date of this prospectus and (3) keep the Shelf Registration
Statement continuously effective until the later of the date on which (a) all of the warrants have been exercised or (b) the warrants have expired.

  We may suspend the effectiveness of any Shelf Registration Statement or amendment thereto, suspend the use of any prospectus and shall not be required to amend or supplement the Shelf Registration Statement, any related prospectus or any document incorporated therein by reference other than an effective registration statement being used for an underwritten offering in the event that, and for periods (each a "Suspension Period") not to exceed 60 consecutive days and no more than two times in any calendar year if (1) an event or circumstance occurs and is continuing as a result of which the Shelf Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in our good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2) (A) we determine in our good faith judgment that the disclosure of such event at such time would have a material adverse effect on our business, operations, or prospects or (B) the disclosure otherwise relates to a material business transaction or development which has not yet been publicly disclosed.

  Each holder of Warrant Shares that sells such Warrant Shares pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such shares and will be bound by certain provisions of the Warrant Agreement which are applicable to such holder, including certain indemnification obligations. In addition, each holder of Warrant Shares will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have its Warrant Shares included in the Shelf Registration Statement.

Liquidated Damages

  The Warrant Agreement will provide that if we fail to (1) file a shelf registration statement with respect to the common stock underlying the warrants (the "Shelf Registration Statement") within 60 days after the date of this prospectus, (2) use our reasonable best efforts to have the Securities and Exchange Commission declare the Shelf Registration Statement effective within 120 days after the date of this prospectus, or (3) keep the Shelf Registration Statement continuously effective until the later of the date on which, (a) all of the warrants have been exercised or (b) the warrants have expired, then in each case above (each such event referred to in clauses (1) through (3) above a "Registration Default"), AirGate will be required to pay liquidated damages to each holder of a warrant which shall accrue from the first such Registration Default.

  The liquidated damages paid to each holder of a warrant will be in an amount equal to $0.03 per week per warrant held by such holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. This amount will increase by an additional $0.02 per week per warrant with respect to each subsequent 90-day period, up to a maximum amount equal to $0.07 per week per warrant. The provision for liquidated damages will continue until such Registration Default has been cured. AirGate will not be required to pay liquidated damages for more than one Registration Default at any given time.

  Liquidated damages accrued as of     or     of each year will be payable on
such date. All accrued liquidated damages shall be paid by AirGate to holders entitled to liquidated damages in accordance with the Warrant Agreement.

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               DESCRIPTION OF PROVISIONS APPLICABLE TO THE UNITS

  The units will initially be issued in the form of one or more registered global units (collectively, the "Global Units"). Each Global Unit will be composed of one or more senior subordinated discount notes, without interest coupons, in global form and one or more warrants in global form. Upon issuance, the Global Units will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants as described below under "--Depositary Procedures."

  On the separation date, the Global Units will be exchanged for one or more registered global senior subordinated discount notes, without interest coupons (collectively, the "Global Senior Subordinated Discount Notes") and one or more registered global warrants (collectively, the "Global Warrants"), which will be deposited with the Trustee and the Warrant Agent, respectively, as custodians for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct and Indirect Participants as described below under "--Depositary Procedures."

  The Global Units, Global Senior Subordinated Discount Notes and Global Warrants are referred to herein collectively as the "Global Securities."

  Transfer of beneficial interests in any Global Securities will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, including, if applicable, those of Euroclear and Cedel, which may change from time to time.

  The Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Securities may be exchanged for senior subordinated discount notes or warrants, as the case may be, in certificated form in limited circumstances. See "--Transfers of Interests in Global Securities for Certificated Securities."

  Initially, the Trustee will act as Paying Agent and Registrar. The senior subordinated discount notes may be presented for registration of transfer and exchange at the offices of the Registrar.

 Depositary Procedures

  DTC has advised AirGate that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, including the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"). Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

  DTC has advised AirGate that, pursuant to DTC's procedures, (1) upon deposit of the Global Securities, DTC will credit the accounts of the Direct Participants designated by the underwriters with portions of the principal amount of the Global Securities that have been allocated to them by the underwriters, and (2) DTC will maintain records of the ownership interests of such Direct Participants in the Global Securities and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Securities. Direct Participants and Indirect Participants must maintain their own records of the

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ownership interests of, and the transfer of ownership interests by and between,
Indirect Participants and other owners of beneficial interests in the Global Securities.

  Investors in the Global Securities may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC.

  The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Security to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Security to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Global Securities see "--Transfers of Interests in Global Securities for Certificated Securities".

  Except as described in "--Transfers of Interests in Global Securities for Certificated Securities", owners of beneficial interests in the Global Securities will not have senior subordinated discount notes or warrants registered in their names, will not receive physical delivery of senior subordinated discount notes or warrants in certificated form and will not be considered the registered owners or holders thereof under the Indenture or Warrant Agreement for any purpose.

  Under the terms of the Indenture and the Warrant Agreement AirGate and the Trustee will treat the persons in whose names the senior subordinated discount notes or warrants, as the case may be, are registered, including senior subordinated discount notes and warrants represented by Global Securities, as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium and interest on Global Senior Subordinated Discount Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither AirGate, the Trustee nor any agent of AirGate or the Trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Senior Subordinated Discount Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Senior Subordinated Discount Note or (2) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

  DTC has advised AirGate that its current payment practice, for payments of principal, interest and the like, with respect to securities such as the senior subordinated discount notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Senior Subordinated Discount Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the senior subordinated discount notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or AirGate. Neither AirGate nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the senior subordinated discount notes and warrants, and AirGate and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the senior subordinated discount notes and warrants for all purposes.

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  The Global Securities will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants, other than Indirect Participants who hold an interest in the senior subordinated discount notes or warrants through Euroclear or Cedel, who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the senior subordinated discount notes or warrants through Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the senior subordinated discount notes or warrants described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the senior subordinated discount notes or warrants through Euroclear or Cedel, on the other hand, will be effected by Euroclear's or Cedel's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or Cedel, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Cedel and within their established deadlines, i.e., Brussels time for Euroclear and UK time for Cedel. Indirect Participants who hold interest in the senior subordinated discount notes or warrants through Euroclear and Cedel may not deliver instructions directly to Euroclear's or Cedel's Nominee. Euroclear or Cedel will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear's or Cedel's behalf in the relevant Global Security in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

  Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the senior subordinated discount notes or warrants through Euroclear or Cedel purchasing an interest in a Global Security from a Direct Participant in DTC will be credited, and any such crediting will be reported to Euroclear or Cedel during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Cedel customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Security to a DTC Participant until the European business day for Euroclear or Cedel immediately following DTC's settlement date.

  DTC has advised AirGate that it will take any action permitted to be taken by a holder of senior subordinated discount notes or warrants only at the direction of one or more Direct Participants to whose account interests in the Global Security are credited and only in respect of such portion of the Accreted Value or aggregate Accreted Value or principal amount, as the case may be of the senior subordinated discount notes or number of warrants to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the senior subordinated discount notes, DTC reserves the right to exchange Global Securities, without the direction of one or more of its Direct Participants, for legended securities in certificated form, and to distribute such certificated forms of securities to its Direct Participants. See "--Transfers of Interests in Global Securities for Certificated Securities."

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Securities among Direct Participants, including Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such

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procedures may be discontinued at any time. None of AirGate, the underwriters or the Trustee shall have any responsibility for the performance by DTC, Euroclear or Cedel or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

  The information in this section concerning DTC, Euroclear and Cedel and their book-entry systems has been obtained from sources that AirGate believes to be reliable, but AirGate takes no responsibility for the accuracy thereof.

 Transfers of Interests in Global Securities for Certificated Securities

  An entire Global Security may be exchanged for definitive senior subordinated discount notes or warrants, as the case may be, in registered, certificated form without interest coupons ("Certificated Senior Subordinated Discount Notes") if:

  (1)   DTC
    (a) notifies AirGate that it is unwilling or unable to continue as depositary for the Global Securities and AirGate thereupon fails to appoint a successor depositary within 90 days or
    (b)   has ceased to be a clearing agency registered under the Exchange
          Act,
  (2) AirGate, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Securities or
  (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the senior subordinated discount notes.

  In any such case, AirGate will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Securities, Certificated Securities will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owners of the related senior subordinated discount notes and warrants.

  Beneficial interests in Global Securities held by any Direct or Indirect Participant may be exchanged for Certificated Securities upon request to DTC, by such Direct Participant, for itself or on behalf of an Indirect Participant, to the Trustee in accordance with customary DTC procedures. Certificated Securities delivered in exchange for any beneficial interest in any Global Security will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants, in accordance with DTC's customary procedures.

  Neither AirGate nor the Trustee will be liable for any delay by the holder of any Global Security or DTC in identifying the beneficial owners of senior subordinated discount notes or warrants, as the case may be, and AirGate and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Security or DTC for all purposes.

 Same Day Settlement and Payment

  The Indenture will require that payments in respect of the senior subordinated discount notes represented by the Global Senior Subordinated Discount Notes, including principal, premium, if any, and interest, be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Senior Subordinated Discount Notes. With respect to Certificated Senior Subordinated Discount Notes, AirGate will make

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all payments of principal, premium, if any, and interest by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. AirGate expects that secondary trading in the Certificated Senior Subordinated Discount Notes will also be settled in immediately available funds.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a discussion of United States federal income tax consequences of the acquisition, ownership and disposition of units, which consist of senior subordinated discount notes and warrants. Unless otherwise stated, this discussion is limited to the tax consequences to those persons who purchase the units on their original issue and who hold such senior subordinated discount notes and/or warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The discussion does not purport to address tax consequences to holders who may be subject to special tax rules because of their status, such as financial institutions, insurance companies, tax-exempt organizations and broker-dealers, or because of how they hold the senior subordinated discount notes and warrants, such as if the senior subordinated discount notes and warrants are held as part of a straddle, hedge, conversion transaction, or other integrated investment. In addition, this discussion does not address U.S. federal alternative minimum tax consequences or any aspect of state, local or foreign taxation. This discussion is based upon the Code, U.S. Treasury Department regulations promulgated thereunder and administrative and judicial interpretation thereof, all or which are subject to change possibly on a retroactive basis.

  For purposes of this discussion, a U.S. holder is any United States citizen or resident, corporation or partnership or other entity created or organized on or under the laws of the United States or any state thereof, estate the income of which is subject to United State federal income taxation regardless of its source, or trust if a United States court exercises primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions. A foreign holder is any holder other than a U.S. holder.

  Prospective purchasers of the units are urged to consult their tax advisors concerning the United States federal income tax consequences to them to acquiring, owning and disposing of the senior subordinated discount notes and warrants, as well as the application of state, local and foreign income and other tax laws.

Allocation of Issue Price

  Each unit will be treated by us as an investment unit, consisting of a senior subordinated discount note and a warrant. The issue price of a unit will be the first price at which a substantial amount of the units are sold to purchasers for money, excluding sales to bond houses, brokers, or similar persons acting in the capacity of an underwriter, placement agent or wholesaler.

  The issue price of a unit will be allocated between the senior subordinated discount note and the warrant, based on our best judgment of the relative fair market values of each such component of the units on the issue date. This allocation will be used to determine the holders' income tax basis in the warrants and the issue price of the senior subordinated discount notes, as discussed below. Our allocation will not binding on the IRS, which may challenge such allocation. A holder of a unit is bound by our allocation unless the holder discloses that it plans to use an allocation that is inconsistent with our allocation and attaches a statement to that effect to the holder's timely filed federal income tax return for the holder's taxable year that includes the acquisition date of the unit.

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Characterization of the Senior Subordinated Discount Notes

  We will treat the senior subordinated discount notes as indebtedness for United States federal income tax purposes, and the following discussion assumes that such treatment will be respected.

Tax Consequences to U.S. Holders of Senior Subordinated Discount Notes

  Taxation of interest. The senior subordinated discount notes will be treated as issued with original issue discount ("OID"). Thus, all U.S. holders, regardless of their method of accounting for tax purposes, will be required to include OID in income as it accrues. OID generally will be treated as interest income to the U.S. holder and will accrue on a yield-to-maturity basis over the life of the senior subordinated discount notes, as discussed below. The rate at which OID accrues on the life of the senior subordinated discount notes will not necessarily equal the stated rate of interest on the senior subordinated discount notes payable beginning in 2005. U.S. holders will not be required to include in income the actual cash receipt of interest payments beginning in 2005.

  The amount of OID with respect to a senior subordinated discount note will be an amount equal to the excess of the stated redemption price at maturity of such senior subordinated discount note over the issue price of such senior subordinated discount note. The stated redemption price at maturity of each senior subordinated discount note will include all cash payments, including principal and interest, required to be made under the senior subordinated discount note through maturity. The issue price of a senior subordinated discount note will be the portion of the issue price of the unit allocated to the senior subordinated discount note as discussed above.

  The amount of OID accruing to a holder with respect to any senior subordinated discount note will be the sum of the "daily portions" of OID with respect to such senior subordinated discount note for each day during the taxable year in which such holder owns such senior subordinated discount note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. An accrual period may be of any length and may vary in length over the term of a senior subordinated discount note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or on the first day of an accrual period. Accrual periods for the senior subordinated discount notes will occur every six months with the final accrual period expected to end on the date of maturity.

  The amount of OID accruing during any six-month accrual period with respect to a senior subordinated discount note will be equal to the following amount:
(1) the "adjusted issue price" of such senior subordinated discount note at the beginning of that accrual period, multiplied by (2) the yield to maturity of such senior subordinated discount note (taking into account the length of the accrual period). OID allocable to the final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for an initial short accrual period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The adjusted issue price of a senior subordinated discount note at the beginning of its first accrual period will be equal to its issue price.

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  The adjusted issue price at the beginning of any subsequent accrual period will be equal to:

  . the adjusted issue price at the beginning of the preceding accrual period, increased by,

  . the amount of OID accrued during the preceding accrual period, and included in the gross income of any holder, and decreased by,

  . any payments made on the senior subordinated discount note during the preceding accrual period.

  AirGate may redeem the senior subordinated discount notes at any time on or after a certain date, and, in certain circumstances, may redeem or repurchase all or a portion of the senior subordinated discount notes any time prior to the maturity date. For purposes of calculating OID on the senior subordinated discount notes, U.S. Treasury Department regulations will treat AirGate as having exercised its option to redeem the senior subordinated discount notes if the exercise of that option would lower the yield on the senior subordinated discount notes. Because AirGate's exercise of the option to redeem would increase, rather than decrease, the yield on the senior subordinated discount notes, it will not be treated as having exercised the option under these rules.

  Sale, exchange or retirement of the senior subordinated discount notes. Upon the sale, exchange or retirement of senior subordinated discount notes, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement and the U.S. holder's adjusted tax basis in the senior subordinated discount notes. An original U.S. holder's adjusted tax basis in the senior subordinated discount notes generally will be the U.S. holder's cost therefor, increased by the amount of OID previously accrued on the senior subordinated discount notes through the sale, exchange or retirement date and decreased by the amount of all prior cash payments received with respect to the senior subordinated discount notes. Gain or loss recognized by a U.S. holder on the sale, exchange, or retirement of the senior subordinated discount notes will be capital gain or loss. An individual who disposes of senior subordinated discount notes that he or she holds as a capital asset for more than one year qualifies for long term capital gains tax rate. Effective 2001, the 20% rate drops to 18% or the 10% rate drops to 8% for capital assets acquired after the year 2000 and held for more than five years. To take advantage of the lower rate, individuals may elect to treat pre-2001 property as sold and repurchased at fair market value on January 1, 2001.

Tax Consequences to Foreign Holders of Senior Subordinated Discount Notes

  Assuming that the interest income received by a foreign holder is not effectively connected with the foreign holder's conduct of a trade or business in the United States, a foreign holder generally will not be subject to United States federal income or withholding tax on such interest so long as the foreign holder (1) is not actually or constructively a "10 percent shareholder" of AirGate or a "controlled foreign corporation" with respect to which AirGate is a "related person" within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the senior subordinated discount note is a foreign person and providing that foreign person's name and address. If the foregoing conditions are not satisfied, then interest paid on the senior subordinated discount notes will be subject to United States withholding tax at a rate of 30 percent, unless such rate is reduced or eliminated pursuant to an applicable tax treaty.

  Any capital gain a foreign holder realized on the sale, exchange, retirement or other taxable disposition of a senior subordinated discount note will be exempt from United States federal income and withholding tax, provided that:

 (a) the gain is not effectively connected with the foreign holder's conduct of a trade or business in the United States;

 (b) in the case of a foreign holder that is an individual, the foreign holder is not present in the United States for 183 days or more in the taxable year; and

                         Alternate Unit Offering Pages


 (c) the foreign holder is not subject to tax pursuant to the provisions of U.S. tax law applicable to certain expatriates.

  If the interest, gain or other income a foreign holder recognizes on a senior subordinated discount note is effectively connected with the foreign holder's conduct of a trade or business in the United States, the foreign holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or other income at regular federal income tax rates. In addition, if the foreign holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits," as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

  If interest on the senior subordinated discount notes is exempt from withholding of United States federal income tax under the rules described above, the senior subordinated discount notes will not be included in the estate of a deceased foreign holder for United States federal estate tax purposes.

Information Reporting and Backup Withholding

  AirGate will be required to report annually to the IRS, and to each holder of record, the amount of OID accrued on the senior subordinated discount notes and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder, other than holders who are not subject to the reporting requirements will be required to provide to AirGate, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder fail to provide the required certificate, AirGate will be required to withhold 31% of the interest otherwise payable to the holder and to remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

  In the case of payments of interest to foreign holders, temporary U.S. Treasury Department regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which the requisite certification, as described above for the exemption from the 30% withholding tax, has been received or an exemption has otherwise been established; provided that neither AirGate nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a foreign holder on the disposition of the senior subordinated discount notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of, the senior subordinated discount notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the senior subordinated discount notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the senior subordinated discount notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

  The U.S. Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules relating to foreign holders discussed above. In general, the final

                         Alternate Unit Offering Pages

regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules. Foreign holders should consult their own tax advisors with respect to the impact, if any, of the new final regulations.

Applicable High-Yield Discount Obligations

  We expect the senior subordinated discount notes to have "significant OID" and we expect the yield of the senior subordinated discount notes to be at least five percentage points above the applicable federal rate. Therefore, we expect that the senior subordinated discount notes will be classified as applicable high yield discount obligations and AirGate will not be able to deduct for tax purposes any OID required to be accrued on the senior subordinated discount notes until such interest is actually paid. In addition, if the senior subordinated discount notes are classified as applicable high yield discount obligations and the yield on the senior subordinated discount notes is more than six percentage points above the applicable federal rate, then:

  . a portion of such interest corresponding to the yield in excess of six percentage points above the applicable federal rate would not be deductible by AirGate at any time, and

  . a U.S. corporate holder may be entitled to treat the interest that would not be deductible as a dividend to the extent of the earnings and profits of AirGate, which may then qualify for the dividends received deduction. In such event, U.S. corporate holders should consult their tax advisers concerning the availability of the dividends received deduction.

Characterization of the Warrants

  We will treat the warrants as warrants for federal income tax purposes rather than as equity or stock, and the following discussion assumes that such treatment will be respected.

Tax Treatment of the Warrants

  A U.S. holder of a warrant will recognize gain or loss upon the sale or other taxable disposition, including a redemption or repurchase by Airgate, of a warrant in an amount equal to the difference between the amount of cash and fair market value of property received and the holder's adjusted tax basis in the warrant. An initial holder's tax basis in a warrant will be the portion of the initial offering price of a unit allocable to a warrant, as described above, adjusted as described below. Such gain or loss generally will be capital gain or loss if the gain or loss from a taxable disposition of common stock received upon exercise of a warrant in the hands of the holder would be capital gain or loss, and will be long-term capital gain or loss if the holder has held the warrant for more than one year at the time of disposition.

  The exercise of a warrant will not result in a taxable event to the holder of a warrant, except with respect to the receipt of cash in lieu of a fractional share of common stock. The receipt of cash in lieu of a fractional share of common stock will be taxable as if the fractional share had been issued and then redeemed for cash. As a result, a holder would recognize gain or loss in an amount equal to the difference between the amount of cash received for the fractional share and the holder's tax basis, if any, in the fractional share.

                         Alternate Unit Offering Pages


  A U.S. holder's federal income tax basis in the common stock received upon exercise of a warrant pursuant to the payment of the exercise price, including any fractional share interest, will be equal to the sum of the holder's federal income tax basis in the warrant immediately prior to exercise plus the amount of any cash paid upon exercise. The holder's holding period for the common stock, including any fractional share interest, would begin on the day after the date of exercise.

  Upon the expiration of an unexercised warrant, a holder will generally recognize a capital loss equal to the adjusted tax basis of such warrant. Such loss generally will be a long-term capital loss if the holder has held the warrant for more than one year.

  An adjustment in the exercise price or conversion ratio with respect to the warrants made pursuant to the anti-dilution provisions of the warrants may, in certain circumstances, result in constructive distributions to the holders of the warrants which could be taxable as dividends to the holders under section 305 of the Code. A holder's federal income tax basis in a warrant would generally be increased by the amount of any such dividend.

Tax Consequences to Foreign Holders of Common Stock

  Dividends. Dividends paid to a foreign holder will generally be subject to withholding of U.S. federal income tax at the rate of 30%. If, however, the dividend is effectively connected with the conduct of a trade or business in the U.S. by the foreign holder, the dividend will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally, and, for corporate holders under certain circumstances, the branch profits tax. Foreign holders should consult any applicable income tax treaties that may provide for a reduction of, or exemption from, withholding taxes. For purposes of determining whether tax is to be withheld at a reduced rate as specified by a treaty, we generally will presume that dividends we pay on or before December 31, 2000, to an address in a foreign country are paid to a resident of that country.

  Under recently finalized U.S. Treasury Department regulations, which in general apply to dividends that we pay after December 31, 2000, to obtain a reduced rate of withholding under a treaty, a foreign holder generally will be required to provide certification as to that foreign holder's entitlement to treaty benefits. These regulations also provide special rules to determine whether, for purposes of applying a treaty, dividends that we pay to a foreign holder that is an entity should be treated as paid to holders of interests in that entity.

  Gain on Disposition. A foreign holder will generally not be subject to United States federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of our common stock unless any one of the following is true:

  . the gain is effectively connected with the conduct of a trade or business in the U.S. by the foreign holder;

  . the foreign holder is a nonresident alien individual present in the U.S.
    for 183 or more days in the taxable year of the disposition and certain other requirements are met;

                         Alternate Unit Offering Pages

  . the foreign holder is subject to tax pursuant to provisions of the U.S.
    federal income tax law applicable to certain U.S. expatriates; or

  . we are or have been during certain periods a "United States real property holding corporation" for U.S. federal income tax purposes.

  If we are or have been a United States real property holding corporation, a foreign holder will generally not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of our common stock provided that:

  . the foreign holder does not hold, and has not held during certain periods, directly or indirectly, more than 5% of our outstanding common stock; and

  . our common stock is and continues to be traded on an established securities market for U.S. federal income tax purposes.

  We believe that our common stock will be traded on an established securities market for this purpose in any quarter during which it is listed on the Nasdaq National Market.

  If we are or have been during certain periods a United States real property holding corporation and the above exception does not apply, a foreign holder will be subject to U.S. federal income tax with respect to gain realized on any sale or other disposition of our common stock as well as to a withholding tax, generally at a rate of 10% of the proceeds. Any amount withheld pursuant to a withholding tax will be creditable against a foreign holder's U.S. federal income tax liability.

  Gain that is effectively connected with the conduct of a trade or business in the U.S. by the foreign holder will be subject to the U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally, and, for corporate holders under certain circumstances, the branch profits tax, but will generally not be subject to withholding. Foreign holders should consult any applicable income tax treaties that may provide for different rules.

United States Federal Estate Taxes

  Our common stock that is owned or treated as owned by an individual who is not a citizen or resident of the U.S., as specially defined for U.S. federal estate tax purposes, on the date of that person's death will be included in his or her estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

  Generally, we must report annually to the IRS and to each foreign holder the amount of dividends that we paid to a holder, and the amount of tax that we withheld on those dividends. This information may also be made available to the tax authorities of a country in which the foreign holder resides.

  Under current U.S. Treasury Department regulations, U.S. information reporting requirements and backup withholding tax will generally not apply to dividends that we pay on our common stock to a foreign holder at an address outside the U.S. Payments of the proceeds of a sale or other taxable disposition of our common stock by a U.S. office of a broker are subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies as to its foreign

                         Alternate Unit Offering Pages

holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements, but not backup withholding tax, will also apply to payments of the proceeds of a sale or other taxable disposition of our common stock by foreign offices of U.S. brokers or foreign brokers with certain types of relationships to the U.S., unless the broker has documentary evidence in its records that the holder is a foreign holder and certain other conditions are met or the holder otherwise established an exemption.

  Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the foreign holder's U.S. federal income tax liability if certain required information is furnished to the IRS.

  The U.S. Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, those regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 2000, subject to transition rules.

                         Alternate Unit Offering Pages

                                  UNDERWRITING

  We, each of the subsidiary guarantors and the underwriters named below, have entered into an underwriting agreement covering the units to be offered in this offering. Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston Corporation are acting as underwriters. Each underwriter has agreed to purchase from us the number of units set forth opposite its name in the following table.

                                                                        Number
                                                                          of
   Underwriters                                                         Units
   Donaldson, Lufkin & Jenrette Securities Corporation...............
   Credit Suisse First Boston Corporation............................
                                                                      ----------
     Total........................................................... $
                                                                      ==========

  The underwriting agreement provides that if the underwriters take any of the units set forth in the table above, then they must take all of these units. No underwriter is obligated to take any units allocated to a defaulting underwriter except under limited circumstances.

  The underwriters initially propose to offer the units in part directly to the public at the initial public offering price set forth on the cover page of this prospectus and in part to certain dealers, including the underwriters, at such price less a concession not in excess of % of the principal amount of the senior subordinated discount notes. The underwriters may allow, and such dealers may re-allow, to certain other dealers a concession not in excess of % of the principal amount of the senior subordinated discount notes. After the initial offering of the units, the public offering price and other selling terms may be changed by the underwriters at any time without notice. The underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

  We and each of the subsidiary guarantors have jointly and severally agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect thereof.

  We and all of our current stockholders, Lucent, members of senior management and directors have agreed that, for a period of 180 days from the date of this prospectus, we will not, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, do either of the following:

  . offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  . enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common stock.

  In addition, during such period, except for the registration of shares underlying options in our stock option plan and the Shelf Registration Statement, we have also agreed not to file any registration statement with respect to, and each of our executive officers and directors our stockholders have agreed not to make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Further, the shares of common stock underlying warrants issued in the units offering will become freely tradeable no later than 180 days after the closing of the units offering.

                         Alternate Unit Offering Pages


  There is no existing market for the units. We cannot assure you as to the liquidity of any market that may develop for the units, the ability of the holders of the units to sell their units, senior subordinated discount notes or warrants or the price at which holders would be able to sell their units, senior subordinated discount notes or warrants. Future trading prices of the units, senior subordinated discount notes and warrants will depend on many factors, including, among other things, prevailing interest rates, AirGate's operating results and the market for similar securities. AirGate has been advised by the underwriters that the underwriters intend to make a market in the units, senior subordinated discount notes and warrants, subject to the limits imposed by the Securities Act and the Exchange Act, however, they are not obligated to do so, and may discontinue such market making at any time without notice.

  Other than in the United States, no action has been taken by AirGate or the underwriters that would permit a public offering of the units, senior subordinated discount notes or warrants included in this offering in any jurisdiction where action for that purpose is required. The units, senior subordinated discount notes or warrants included in this offering may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisement in connection with the offer and sale of any such units, senior subordinated discount notes or warrants be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. This prospectus is not an offer to sell or a solicitation of an offer to buy any units, senior subordinated discount notes or warrants included in this offering in any jurisdiction where that would not be permitted or legal.

  We expect that delivery of the units will be made to investors on or about
     , 1999.

  The underwriters may purchase and sell units in the open market in connection with this offering. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the units while the offering is in progress. The underwriters may also impose a penalty bid, which means that an underwriter must repay to the other underwriters a portion of the underwriting discount received by it. An underwriter may be subject to a penalty bid if the representatives of the underwriters, while engaging in stabilizing or short covering transactions, repurchase units sold by or for the account of that underwriter. These activities may stabilize, maintain or otherwise affect the market price of the units. As a result, the price of the units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions in the over-the-counter market or otherwise.

Pricing of the Common Stock Offering

  Prior to the common stock offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock was determined by negotiation among us and the representatives of the underwriters of our common stock. Among the factors considered in determining the public offering price in our common stock offering were:

  . prevailing market conditions;

  . our results of operations in recent periods;

  . the present stage of our development;

                         Alternate Unit Offering Pages


  . the market capitalization and stages of development of other companies which the representatives of the underwriters believe to be comparable to us; and

  . estimates of our business potential.

An application has been made to list the common stock on the Nasdaq National Market under the symbol "PCSA." We do not intend to list the units, senior subordinated discount notes or warrants on any exchange.

  Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston Corporation are also acting as underwriters under our concurrent offering of common stock, for which they will receive underwriting discounts and commissions customary for performing such services. In addition, Donaldson, Lufkin & Jenrette Securities Corporation served as our financial advisor in the negotiation of our financing from Lucent, for which Donaldson, Lufkin & Jenrette Securities Corporation is entitled to receive fees customary for performing such services.

                                 LEGAL MATTERS

  The validity of the units offered hereby will be passed upon for AirGate by Patton Boggs LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois.

                         Alternate Unit Offering Pages
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       , 1999

                      [Logo of AirGate PCS appears here]

                                 $
                              Units Consisting of

                % Senior Subordinated Discount Notes Due 2009 and
                 Warrants to Purchase Shares of Common Stock of
                               AirGate PCS, Inc.


                               ----------------

                                   PROSPECTUS

                               ----------------

                          Donaldson, Lufkin & Jenrette

                           Credit Suisse First Boston

--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of AirGate have not changed since the date hereof.

Until      , 1999 (90 days after the date of this prospectus), all dealers that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter in this offering or when selling previously unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                                    Part II

                   Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution

  AirGate PCS, Inc. and AGW Leasing Company, Inc. (the "Registrants") estimate that expenses (other than underwriting discounts and commissions) in connection with the offering described in this Registration Statement will be as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee................ $   75,801
National Association of Securities Dealers, Inc. filing fee........     27,767
Nasdaq National Market listing fees................................     76,625
Printing and engraving expenses....................................    350,000
Accountants' fees and expenses.....................................    250,000
Legal fees and expenses............................................    350,000
Fees and expenses for qualifications under state securities laws
 (including legal fees)............................................     10,000
Transfer agent fees................................................      5,000
Miscellaneous......................................................    854,807
                                                                    ----------
  Total............................................................ $2,000,000
                                                                    ==========

Item 14. Indemnification of Directors and Officers

  In accordance with General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), each Registrant's Certificate of Incorporation provides as follows:

  Each Registrant's Certificate of Incorporation provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted under similar standards, provided that the Registrant receives a written undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that that such person is not entitled to be indemnified by the Registrant.

  Each Registrant's Certificate of Incorporation further provides that to the extent that a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith, that indemnification provided for by the Certificate of Incorporation shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Registrant is empowered to purchase and maintain insurance on behalf of a director or officer of the Registrant against any liability asserted against him or here in any such capacity, or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify him against such liabilities under the Certificate of Incorporation.

  In addition to indemnification provided to our officers and directors in the Certificate of Incorporation and under the laws of Delaware, AirGate PCS, Inc. has entered into indemnification agreements with certain officers and directors to provide further assurances and protection from liability that they may incur in their respective positions and duties in connection with the public offering or as a fiduciary of AirGate PCS, Inc. and its shareholders. We have agreed to indemnify and hold harmless, to the extent permitted under Delaware law, each person and affiliated person (generally, any director, officer, employee, controlling person, agent, or fiduciary of the indemnified person), provided that the indemnified person was acting or serving at our request in his capacity as either an officer, director, employee, controlling person, fiduciary or other agent or affiliate of AirGate PCS, Inc. Under the indemnification agreements, each person is indemnified against any and all losses, claims, damages, expenses and liabilities, joint or several, (including attorney's fees, expenses and amount in settlement) that occur in connection with any threatened, pending or completed action, suit, proceeding, alternative dispute resolution mechanism or hearing, inquiry or investigation that such indemnified person believes in good faith may lead to the institution of such action, under the Securities Act of 1933, Securities Exchange Act of 1934 or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of AirGate PCS, Inc. or to any fiduciary obligation owed with respect to AirGate PCS, Inc. and its stockholders. As a condition to receiving indemnification, indemnified persons are required to give us notice in writing of any claim for which indemnification may be sought under this agreement.

  The agreement provides that an indemnified person may receive indemnification against (1) expenses (including attorney's fees and other costs, expenses and obligations incurred), judgments, fines and penalties; (2) amounts paid in settlement (approved by AirGate PCS, Inc.); (3) federal, state, local taxes imposed as a result of receipt of any payments under the indemnification agreement; and (4) all interest, assessments and other charges paid or payable in connection with any expenses, costs of settlement or taxes. An indemnified person will be indemnified against expenses to the extent that he is successful on the merits or otherwise, including dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation. Expenses that the indemnified person have or will incur in connection with a suit or other proceeding may be received in advance within 10 days of written demand to AirGate PCS, Inc.

  Prior to receiving indemnification or being advanced expenses, a committee, consisting of either members of the board of directors or any person appointed by the board of directors, must make a determination of whether the indemnified person is entitled to indemnification under Delaware law. If there is a change in control (as defined in the indemnification agreement) that occurs without majority approval of the board of directors, then the committee will consist of independent legal counsel selected by the indemnified person and approved by AirGate PCS, Inc. to render a written opinion as to whether and the extent of indemnification that the indemnified person is entitled, which will be binding on AirGate PCS, Inc. Under the indemnification agreement, an indemnified person may appeal a determination by the committee's determination not to grant indemnification or advance expenses by commencing a legal proceeding. Failure of the committee to make a indemnification determination or the termination of any claim by judgment, order, settlement, plea of nolo contendere, or conviction does not create a presumption that either (1) the indemnified person did not meet a particular standard of conduct or belief or (2) that the court has determined that indemnification is not available.

  Under the indemnification agreement, an indemnified person is entitled to contribution from us for losses, claims, damages, expenses or liabilities as well as other equitable considerations upon the determination of a court of competent jurisdiction that indemnification is not available. The amount contributed by AirGate PCS, Inc. will be in proportion, as appropriate, to reflect the relative benefits received by us and the indemnified person or, if such contribution is not permitted under Delaware law, then the relative benefit will be considered with the relative fault of both parties. In connection with the registration of AirGate PCS, Inc.'s securities, the relative benefits received by AirGate PCS, Inc. and indemnified person will be deemed to be in the same respective proportions of the net proceeds from the offering (less expenses) received by AirGate PCS, Inc. and the indemnified person. The relative fault of AirGate PCS, Inc. and the indemnified person is determined by reference to the whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by AirGate PCS, Inc. or the indemnified person and their relative intent, knowledge, access to information and opportunity to correct such statement or omission.

  Contribution paid takes into account the equitable considerations, if any, instead of a pro rata or per capital allocation. In connection with the offering of AirGate PCS, Inc. securities, an indemnified person will not be required to contribute any amount in excess of the lessor of (1) the proportion of the total of such losses, claims, damages, or liabilities indemnified against equal to the proportion of the total securities sold under the registration statement sold by the indemnified person or (2) the proceeds received by the indemnified person from the sale of securities under the registration statement. Contribution will not be available if such person is found guilty of fraudulent misrepresentation, as defined in the agreement.

  In the event that AirGate PCS, Inc. is also obligated under a claim and upon written notice to the indemnified person, we are entitled to assume defense of the claim and select counsel which is approved by the indemnified person. Upon receipt of the indemnified person's approval, AirGate PCS, Inc. will directly incur the legal expenses and as a result will have the right to conduct the defense as it sees fit in its sole discretion, including the right to settle any claim against any indemnified party, without consent of the indemnified person.

  The underwriting agreements to be filed as Exhibits 1.1 and 1.2 to the Registration Statement provides for indemnification by the underwriters of AirGate PCS, Inc. and its directors and certain officers, and by AirGate PCS, Inc. of the underwriters, for certain liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

  In accordance with Item 701 of Regulation S-K, the following information is presented with respect to securities sold by the Registrants within the past three years which were not registered under the Securities Act.

(i) September 1996 Note

  (a) On September 27, 1996, AirGate, L.L.C. (the "LLC") sold a $180,000 8% note, due and payable or convertible on August 8, 1998. This note was rolled into the 1998 Financing outlined below.

  (b) The note was sold to a related party who qualified as an accredited investor under Regulation D promulgated under the Securities Act.

  (c) The note was sold for $180,000.

  (d) The notes were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

  (e) Not applicable

  (f) Not applicable

(ii) The 1998 Financing

  (a) Between August and September 1998, AirGate PCS, Inc. sold $4,815,000 of 8% Convertible Promissory Notes. $3 million of the notes was due on September 18, 1999, while $1.815 million was due on August 20, 1999, unless converted. The notes are convertible into Series A preferred stock or common stock upon the satisfaction of certain conditions. AirGate PCS, Inc. also issued warrants to purchase the preferred stock to the purchasers of the notes, which warrants were to be exercised on the earlier of five years from the date of issuance or an initial public offering. These notes were rolled into the May 1999 Refinancing.

  (b) The notes and warrants were sold to two related party venture funds and their affiliates who qualified as accredited investors within the meaning of Regulation D under the Securities Act.

  (c) The notes and the warrants were sold for a total aggregate consideration of $4,815,000.

  (d) The notes were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

  (e) Not applicable

  (f) Not applicable

(iii) The 1999 Financings

  (a) In March, April and May 1999 AirGate PCS, Inc. sold an aggregate of $2.5 million of 8% subordinated notes.

  (b) The notes and warrants were sold to two related party venture funds, Weiss, Peck and Greer Venture Partners affiliated funds and JAFCO America Ventures, Inc. affiliated funds, who qualified as accredited investors within the meaning of Regulation D under the Securities Act.

  (c) The notes were sold for a total aggregate consideration of $2.5 million.

  (d) The notes were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

  (e) Not applicable

  (f) Not applicable

(iv) The May 1999 Refinancing

  (a) In May 1999, AirGate PCS, Inc. consolidated the promissory notes issued to the two related party venture funds in the 1998 financing and the March, April and May 1999 financings totaling $7.325 million into promissory notes that will be converted into shares of AirGate PCS, Inc.'s common stock concurrently with the completion of the offering contemplated hereby at a price 48% less than the price of a share of common stock sold in the offering. The warrants held by these funds were terminated. In addition, the Registrant issued warrants to Weiss, Peck and Greer Venture Partners affiliated funds to purchase shares of common stock for an aggregate price of up to $2.73 million at a price 25% less than the price of a share of common stock sold in this offering.

  (b) The promissory notes and the warrants were issued to two related party venture funds, Weiss, Peck and Greer Venture Partners affiliated funds and JAFCO America Ventures, Inc. affiliated funds, who qualified as accredited investors within the meaning of Regulation D under the Securities Act.

  (c) The aggregate consideration received in exchange for the promissory notes and the warrant was the refinancing of $7.561 million of promissory notes and the cancellation of warrants held by each venture fund.

  (d) The notes and the warrant were offered and sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act.

  (e) Not applicable

  (f) Not applicable

(v) The August 1999 Lucent Financing

  (a) In connection with the Lucent financing in August 1999, AirGate issued warrants to Lucent representing in the aggregate of 1% of the number of fully-diluted shares of common stock outstanding on the closing of our initial public offering.

  (b) The warrants were sold to Lucent Technologies Inc., which qualifies as an accredited investor for purposes of Regulation D under the Securities Act.

  (c) The warrants were issued to Lucent as inducement to Lucent to enter into a credit agreement with no additional consideration.

  (d) The warrants were offered and sold in reliance of an exemption from registration under Section 4(2) of the Securities Act.

  (e) Not applicable.

  (f) Not applicable.

Item 16. Exhibits

  The exhibits and financial statement schedules filed as a part of the Registration Statement are as follows:

(a) List of Exhibits

  1.1* Form of Equity Underwriting Agreement

  1.2* Form of Unit Underwriting Agreement

  3.1* Amended and Restated Certificate of Incorporation of AirGate PCS, Inc.

  3.2* Amended and Restated Bylaws of AirGate PCS, Inc.


 4.1*    Specimen of Common Stock Certificate of AirGate PCS, Inc.

 4.2*    Form of warrant issued in units offering (included in Exhibit 10.15)

 4.3*    Form of Weiss, Peck and Greer warrants

 4.4*    Form of Lucent warrants

 4.5*    Form of Indenture for senior subordinated discount notes (including the form of pledge agreement)

 4.6*    Form of unit (included in exhibit 10.15)

 5.1*    Opinion of Patton Boggs LLP regarding legality of the common stock being offered

 5.2     Opinion of Patton Boggs LLP regarding legality of the units being offered

10.1*+   Sprint PCS Management Agreement between SprintCom, Inc. and AirGate Wireless, L.L.C.

10.2*    Sprint PCS Services Agreement between Sprint Spectrum L.P. and AirGate Wireless, L.L.C.

10.3*    Sprint Spectrum Trademark and Service Mark License Agreement

10.4*    Sprint Trademark and Service Mark License Agreement

10.5*+   Master Site Agreement dated August 6, 1998 between AirGate and BellSouth Carolinas PCS, L.P.,
         BellSouth Personal Communications, Inc. and BellSouth Mobility PCS.

10.6*+   Compass Telecom, L.L.C. Construction Management Agreement

10.7*    Commercial Real Estate Lease dated August 7, 1998 between AirGate and Perry Company of
         Columbia, Inc. to lease a warehouse facility.

10.8*    Form of Indemnification Agreement

10.9*    Employment Agreement dated April 9, 1999 between AirGate and Mr. Thomas M. Dougherty

10.10*   Form of Executive Employment Agreement

10.11*   Form of 1999 Stock Option Plan


10.12*+  Credit Agreement with Lucent (including the form of pledge agreement and form of intercreditor agreement)

10.13*   Consent and Agreement

10.14*   Assignment of Sprint PCS Management Agreement, Sprint Spectrum Services Agreement and
         Trademark and Service Mark Agreements from AirGate Wireless, L.L.C. to AirGate Wireless, Inc.
         date November 20, 1998.

10.15*   Form of Warrant Agreement for units offering (including form of warrant in units offering and form of unit)
21.1*    Subsidiaries of AirGate PCS, Inc.


23.1*    Consent of KPMG LLP

23.2*    Consent of Patton Boggs LLP (included in Exhibits 5.1 and 5.2)

24.1*    Powers of Attorney

25.1*    Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee, on
         Form T-1, in connection with the units offering

27.1*    Financial Data Schedule

---------------------
 * Previously filed
**To be filed by amendment
 +Confidential treatment requested on portions of these documents

(b) Financial Statement Schedule

  No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17. Undertakings

  Each of the Registrants hereby undertakes:

    (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (2) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Pursuant to the requirements of the Securities Act, AirGate PCS, Inc. has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fulton, State of Georgia, on September 27, 1999.

                                          Airgate PCS, Inc.

                                                  /s/ Thomas M. Dougherty
                                          By: _________________________________
                                                 Name: Thomas M. Dougherty
                                               Title: Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                            Title                   Date
                 ----                            -----                   ----
     /s/ Thomas M. Dougherty           Chief Executive Officer    September 27, 1999
______________________________________  and Director (Principal
         Thomas M. Dougherty            Executive Officer)

      /s/ Alan B. Catherall*           Chief Financial Officer    September 27, 1999
______________________________________  (Principal Financial and
          Alan B. Catherall             Accounting Officer)

        /s/ W. Chris Blane*            Vice President and         September 27, 1999
______________________________________  Director
            W. Chris Blane

      /s/ Thomas D. Body III*          Vice President and         September 27, 1999
______________________________________  Director
          Thomas D. Body III

       /s/ Barry Schiffman*            Director                   September 27, 1999
______________________________________
           Barry Schiffman

          /s/ Gill Cogan*              Director                   September 27, 1999
______________________________________
              Gill Cogan

       /s/ Thomas M. Dougherty                                    September 27, 1999
*By: _________________________________
         Thomas M. Dougherty
           Attorney-in-Fact

  Pursuant to the requirements of the Securities Act, AGW Leasing Company, Inc. has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fulton, State of Georgia, on September 27, 1999.

                                          AGW Leasing Company, Inc.

                                                  /s/ Thomas M. Doughtery
                                          By: _________________________________
                                                Name: Thomas M. Dougherty
                                             Title: Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                            Title                   Date
                 ----                            -----                   ----
     /s/ Thomas M. Dougherty           Chief Executive Officer    September 27, 1999
______________________________________  and Director (Principal
         Thomas M. Dougherty            Executive Officer)

      /s/ Alan B. Catherall*           Chief Financial Officer    September 27, 1999
______________________________________  (Principal Financial and
          Alan B. Catherall             Accounting Officer)

       /s/ W. Chris Blane*             Vice President and         September 27, 1999
______________________________________  Director
            W. Chris Blane

     /s/ Thomas D. Body III*           Vice President and         September 27, 1999
______________________________________  Director
          Thomas D. Body III

       /s/ Barry Schiffman*            Director                   September 27, 1999
______________________________________
           Barry Schiffman

         /s/ Gill Cogan*               Director                   September 27, 1999
______________________________________
              Gill Cogan

       /s/ Thomas M. Dougherty                                    September 27, 1999
*By: _________________________________
         Thomas M. Dougherty
           Attorney-in-Fact